UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )

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DigitalBridge Group, Inc.

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DigitalBridge Group, Inc. 750 Park of Commerce Drive Suite 210 Boca Raton, Florida 33487 (561) 570-4644 MESSAGE FROM OUR CHAIRPERSON OF THE BOARD To the Stockholders of DigitalBridge Group, Inc.: It is our pleasure to invite you to the 2022 Annual Meeting of stockholders (the “2022 Annual Meeting”) of DigitalBridge Group, Inc., a Maryland corporation. The 2022 Annual Meeting will be conducted virtually, via live audio webcast, on May 4, 2022, beginning at 11:00 a.m., Eastern Time. You will be able to attend the virtual 2022 Annual Meeting, vote your shares and submit questions during the meeting via live audio webcast by visiting https://web.lumiagm.com/286413441, using the passcode and control number as discussed in the enclosed Notice of Annual Meeting of Stockholders. The enclosed materials include a notice of meeting, proxy statement, proxy card, self-addressed pre-paid envelope and Annual Report to Stockholders for the fiscal year ended December 31, 2021. I sincerely hope that you will be able to attend and participate in the virtual meeting. Whether or not you plan to attend the annual meeting via the live webcast, please authorize a proxy to vote your shares as soon as possible. You may authorize a proxy to vote your shares by mail, telephone or Internet. The proxy card materials provide you with details on how to authorize a proxy to vote by these three methods. We look forward to receiving your proxy and thank you for your continued support. Sincerely, NANCY A. CURTIN Chairperson March 30, 2022 Boca Raton, Florida

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS Virtual Meeting Date and Time via Live Audio Webcast Record Date Items of Business 2022 annual meeting of stockholders and until his or her successor is duly Executive Compensation as disclosed in the accompanying proxy statement; Independent Registered accounting firm for the fiscal year ending December 31, 2022; and Meeting or any postponement or adjournment of the 2022 Annual Meeting. Annual Report Our 2021 Annual Report to Stockholders accompanies this proxy statement. Proxy Voting Your vote is very important. Whether or not you plan to attend the virtual 2022 Annual Meeting via live webcast, you are encouraged to read the proxy statement and submit your proxy card or voting instructions form as soon as possible to ensure that your shares are represented and voted at the 2022 Annual Meeting. If you hold your shares as a record holder, you may vote your shares by proxy via the phone or the Internet by following the instructions provided on the enclosed proxy card or by completing, signing, dating and returning your proxy card in the postage-paid envelope provided. If you hold your shares through a broker or other custodian, please follow the instructions you received from the holder of record to vote your shares. By Order of the Board of Directors, RONALD M. SANDERS Executive Vice President, Chief Legal Officer and Secretary March 30, 2022 Boca Raton, Florida 1 Election of DirectorsElect 9 directors nominated by our Board of Directors, each to serve until the elected and qualified; 2 Advisory Vote onApprove, on a non-binding, advisory basis, named executive officer compensation 3 Ratification of Ratify the appointment of Ernst & Young LLP as our independent registered public Public Accounting Firm 4 Other BusinessTransact any other business that may properly come before the 2022 Annual May 4, 2022 https://web.lumiagm.com/286413441 You can vote if you are a stockholder 11:00 a.m., Eastern TimeWebcast Passcode: digitalbridge2022 of record on March 15, 2022.

TABLE OF

CONTENTS

1	PROXY SUMMARY

12	PROPOSAL NO. 1: ELECTION OF DIRECTORS
13	Board of Directors
21	Corporate Governance
26	Information about our Board of Directors and its Committees
29	Director Compensation

32	EXECUTIVE OFFICERS

34	PROPOSAL NO. 2: NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

35	COMPENSATION COMMITTEE REPORT

36	COMPENSATION DISCUSSION AND ANALYSIS
36	Executive Summary
57	Compensation Tables and Related Narrative
64	Equity Compensation Plan Information

65	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

68	PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

69	AUDIT COMMITTEE REPORT

70	INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

71	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

75	FREQUENTLY ASKED QUESTIONS AND ANSWERS

80	OTHER INFORMATION
81	Incorporation by Reference

A-1	APPENDIX A: PROXY CARD

PROXY
SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders of DigitalBridge Group, Inc., a Maryland corporation (the "Company," "DigitalBridge," "DBRG," "we," "our" or "us"), on or about April 1, 2022.

2022 Annual Meeting

Date and Time

May 4, 2022,
at 11:00 a.m., Eastern Time

Place
via Live Audio Webcast

https://web.lumiagm.com/286413441; passcode: **digitalbridge2022** (unique 11-digit control number required)

Voting

Only holders of record of the Company's Class A common stock, $0.01 par value per share ("Class A common stock") and Class B common stock, $0.01 par value per share ("Class B common stock," and together with Class A common stock, our "common stock"), as of the close of business on March 15, 2022, the record date, will be entitled to notice of the annual meeting and entitled to vote at the 2022 Annual Meeting of stockholders (the "2022 Annual Meeting"). Each share of Class A common stock entitles its holder to one vote. Each share of Class B common stock entitles its holder to 36.5 votes.

Technical Support
for the 2022 Annual Meeting

If you have difficulty accessing the virtual 2022 Annual Meeting, technicians will be available to assist you via the following toll free phone number (800) 937-5449.

Proposals and Board Recommendations

	Proposal	Board Recommendation	For More Information
1	Election of Directors	**FOR** each of the nominees listed on the enclosed proxy card	Page 12
2	To adopt a resolution approving, on a non-binding, advisory basis, named executive officer compensation	**FOR**	Page 34
3	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022	**FOR**	Page 68

DIGITALBRIDGE 2022 PROXY STATEMENT | 1

PROXY SUMMARY How to Cast Your Vote We have provided you with three different methods for you to vote your proxy. Please see the enclosed proxy card or voting instruction form for additional details regarding each voting method. 2021 Year in Review We completed our transformational ‘diversified to digital’ rotation in 2021, ahead of plan and rebranded to DigitalBridge (DBRG) to reflect our new 100% digital identity and mission. With DigitalBridge’s global scale and fast-growing platform, we believe we are well positioned to capitalize on the powerful secular tailwinds supporting the continued growth and investment in digital infrastructure. ‘Finished the Mission’ on Harvesting Legacy Assets n Completed (i) the dispositions of our Hospitality and Other Equity & Debt (“OED”) portfolios, (ii) the internalization of BrightSpire Capital, Inc. and (iii) entered into an agreement to sell the Wellness infrastructure business, which closed in February 2022, marking the completion of the rotation of over $78 billion in assets under management (“AUM”) Rapidly Grew Digital Investment Management n Closed the largest ever dedicated digital infrastructure fund, Digital Bridge Partners II, LP (“DBP II”), our second flagship fund, at $8.3 billion, exceeding the original target by over 35% and raising the hard cap to accomodate investor interest n Completed DBP II fundraising in under 18 months, bringing total Fee-Earning Equity Under Management (“FEEUM”) to $18.3 billion, up over $5.5 billion from the prior year n During 2021, DigitalBridge continued to build our team, adding 22 new digital infrastructure professionals on a global basis Invested in High Quality Digital Assets n Rapidly grew digital AUM by over 50% to $45 billion n Continued to source attractive, proprietary investments across the digital infrastructure landscape, with 8 platform investments to date in DBP II, leveraging an investor-operator model that positions DigitalBridge to quickly transform and scale our portfolio companies Built Liquidity and Strengthened Capital Structure n Replaced corporate revolver with $500 million securitized financing facility with a high-quality digital collateral base, which lowers our effective cost of capital n Finished the year with $1.1 billion of liquidity between corporate cash-on-hand and the Company’s securitized financing facility 2 | DIGITALBRIDGE 2022 PROXY STATEMENT By Internet Using a Computer By Telephone By Mail Vote 24/7 Dial toll-free to vote 24/7 Cast your ballot, sign your proxy card and send by pre-paid mail

PROXY SUMMARY

Outperformed

- Stock price increased by 73% from December 31, 2020 to December 31, 2021
- Exceeded 2021 Guidance with strong growth in revenue and earnings. In 2021, consolidated revenues increased to $965.8 million (+132% Y/Y%), DBRG OP share of revenues increased to $272.2 million (+99% Y/Y%), and our DBRG OP share of Digital IM FRE and Digital Operating Adjusted EBITDA both increased over 100% to $71.3 million and $55.6 million, respectively

Board Composition and Refreshment

Our Board recognizes the importance of having the right mix of skills, expertise and experience and is committed to continuously reviewing its capabilities and ongoing refreshment. In keeping with this commitment, our Board added three new independent directors with digital experience in 2021 and has nominated 9 highly qualified and diverse directors, five of whom have digital infrastructure and communications experience (four of such director nominees being independent) for election at the 2022 Annual Meeting.

Our Nominating and Corporate Governance Committee has prioritized diversity in its refreshment over the past several years. As a result, our 9 director nominees for the 2022 Annual Meeting include three females (one of whom is also ethnically diverse) and two African American males.

2017



1 new director joined

- **Jon A. Fosheim**, Former CEO, Oak Hill REIT Management LLC (Independent Director)

2019



1 new director joined

- **Dale Anne Reiss**, Global and Americas Director of Real Estate, Hospitality and Construction, Ernst & Young (retired) (Independent Director)

2020



2 new directors joined

- **Jeannie H. Diefenderfer**, CEO, courageNpurpose (Independent Director)
- **Marc Ganzi**, CEO, DigitalBridge Group, Inc.

2021



3 new directors joined

- **J. Braxton Carter**, CFO, T-Mobile (retired) (Independent Director)
- **Gregory J. McCray**, CEO, FDH Infrastructure Services (Independent Director)
- **Sháka Rasheed**, Managing Director, General Manager-Capital Markets, Microsoft (Independent Director)

Independent Director

DIGITALBRIDGE 2022 PROXY STATEMENT | 3

PROXY SUMMARY

DigitalBridge Board of Directors—At-A-Glance


89% Independent
Our CEO
1
89%
8
Independent
Gender: 33% Female
Female
3
33%
Male
6
33% Ethnically Diverse
2 African American,
1 Asian American
3
33%
6
56% Overall Diversity and
56% Digital Experience
56% Female/People of Color
56%
56% Digital Experience
Age
Average 63.6 Years
80s
1
50s
3
70s
2
3
60s
Tenure
Average 4.0 Years
>10 yrs.
1
6-9 yrs.
1
7
≤5 yrs.

4 | DIGITALBRIDGE 2022 PROXY STATEMENT

PROXY SUMMARY

Board Nominees

The following table provides information about the 9 candidates who have been nominated by our Board of Directors for election to our Board of Directors. For additional information about our director nominees, see page 13.

	Name and Occupation	Age	Director Since	Independence Status(1)	Standing Committee Memberships: Audit	Standing Committee Memberships: Compensation	Standing Committee Memberships: Nominating & Corporate Governance
	**Sháka Rasheed** Managing Director, General Manager—Capital Markets at Microsoft	50	2021	✓	Member	—	Member
	**J. Braxton Carter** Former Chief Financial Officer of T-Mobile US, Inc.	63	2021	✓	C FE	Member	—
	**Gregory J. McCray** CEO of FDH Infrastructure Services	59	2021	✓	—	Member	Member
	**Jeannie H. Diefenderfer** Founder/CEO of courageNpurpose, LLC	61	2020	✓	Member	—	Member
	**Marc C. Ganzi** CEO of DigitalBridge Group, Inc.	50	2020		—	—	—
	**Dale Anne Reiss** Global and Americas Director of Real Estate, Hospitality and Construction, Ernst & Young LLP (retired)	74	2019	✓	Member FE	—	C
	**Jon A. Fosheim** Former CEO of Oak Hill REIT Management	71	2017	✓	Member FE	C	—
	**Nancy A. Curtin**(2) CIO and Head of Investment Advisory of Alvarium Investments	64	2014	✓	—	—	—
	**John L. Steffens** Founder and Senior Managing Director of Spring Mountain Capital, LP	80	2009	✓	—	Member	Member

(1) Independence is determined by the Board of Directors in accordance with the applicable New York Stock Exchange listing standards.

(2) Ms. Curtin serves as our non-executive Chairperson of the Board of Directors.

C Committee Chair — Member: Committee Member — FE Audit Committee Financial Expert

DIGITALBRIDGE 2022 PROXY STATEMENT | 5

PROXY SUMMARY Corporate Governance Highlights (1)Stockholder approval required for DBRG board to adopt a classified board structure and other anti-takeover provisions. (2)DBRG stockholders have the ability to call special stockholders meetings, remove and replace directors, amend bylaws and approve increases in the number of shares authorized for issuance. Stockholder Engagement Our Board believes in listening to and communicating with stockholders. We believe stockholder insight and recommendations should be an integral part of Board discussions on many matters. The input we receive from stockholders as part of our regular engagement efforts impacts our compensation and corporate governance policies in a meaningful way. The Board, senior management and our investor relations team maintain a robust dialogue with investors to gain their perspectives on current issues and address any questions or concerns. Following outreach with stockholders representing more than 50% of our outstanding shares, during February 2021, the former Chair of our Compensation Committee met with nine of our top 15 stockholders, representing approximately 35% of our outstanding shares. Neither our Chief Executive Officer, nor any other named executive officer, participated in any of these meetings with stockholders, and all of the feedback received was shared with the full Board of Directors. The feedback we received from our stockholder outreach campaign was overwhelmingly positive regarding the recent meaningful changes implemented in the Company’s executive compensation program and the enhanced transparency around certain compensation matters in the Company’s proxy statement. In addition, some stockholders praised our dedication to ESG initiatives, including our Board’s recent prioritization of diversity in its refreshment. We strongly considered the responses we received from stockholders in 2020 and 2021 in implementing our executive compensation program for 2022 and have maintained the improvements we previously adopted. We look forward to continuing the dialogue with another stockholder outreach campaign led by Jon Fosheim, the current Chairman of our Compensation Committee, in 2022. 6 | DIGITALBRIDGE 2022 PROXY STATEMENT No classified board Opted out of MUTA(1) Majority voting standard for election of directors Favorable stockholder rights(2) Anti-hedging/pledging policy Stock ownership guidelines for directors and officers

PROXY SUMMARY What We Heard from Stockholders How Our Compensation Committee Responded For further information, see “Executive Compensation Highlights” below. Commitment to Environmental, Social & Governmental (ESG) Initiatives Overview—ESG at DigitalBridge Our Board provides ultimate oversight of our sustainability program and performance as well as our overall environmental, social and governance (“ESG”) performance, including actions to address climate risk. As we expand our business, this oversight is critical to ensuring that our implementation of ESG goals and policies progresses as planned and our strategy evolves appropriately. During 2021, we made significant progress in articulating our ESG strategy, setting related goals and building organizational capacity to effect change. The core components of our program include: ESG Governance: Implementation of our ESG strategy and initiatives is led by our ESG Committee. The DigitalBridge ESG Committee is comprised of 10 diverse professionals that work across the Company’s activities. The ESG Committee is responsible for setting the strategic plan for ESG initiatives across the Company and our work with portfolio companies and reports to the Board on a quarterly basis. DIGITALBRIDGE 2022 PROXY STATEMENT | 7 n Peer group used for compensation benchmarking should be updated to better reflect the Company’s digital transformation Re-balanced 2022 peer group to add digital-focused companies and eliminate peers in legacy businesses that the Company no longer engages in For 2022 performance, 60% of the CEO’s bonus opportunity is in the form of long-term incentive equity, with 50% of such equity tied to performance-based vesting conditions related to relative TSR. In considering long-term incentive equity awards for 2022, the Compensation Committee reviewed and considered the Company’s historical and anticipated burn-rate and that its burn-rate is below ISS burn rate benchmarks for both Real Estate and Diversified Financial companies n Compensation should be more heavily weighted towards long-term equity in order to align executive compensation with stockholder interests; however, equity compensation should be used efficiently, with consideration given to dilution n Enhance disclosure of incentive fee allocations Presented enhanced disclosure in this Proxy Statement regarding incentive fee allocations n The 2020 meaningful changes made to the structure of the Annual Incentive Plan should be maintained Implemented the 2022 Annual Incentive Plan with 75% (up from 60% prior to 2020) of payout tied to corporate financial metrics and 25% (down from 40% prior to 2020) of payout tied to individual goals & objectives n The 2020 meaningful changes made to increase the rigor of relative TSR goals should all be maintained Maintained for 2022 performance-based LTIP awards that: (1) increased threshold for minimum payout from 10th percentile to 25th percentile; (2) increased target payout from 50th percentile to 55th percentile performance ranking; and (3) cap payouts at 100% of target when absolute TSR is negative

PROXY SUMMARY Responsible Investment Policy: ESG Integration, including management of climate-related risks and opportunities, is guided by our Responsible Investment Policy. DigitalBridge is a proud signatory of the Principles for Responsible Investment (“PRI”) because we recognize the value of supporting a nonprofit organization that advances responsible investment globally, shares best practices across the industry, and evaluates our performance each year. ESG Due Diligence: We have fully integrated ESG analyses into the due diligence of potential fund investments and our ESG analysis is presented to the investment committee for each investment. Asset Management: We have developed an ESG reporting framework for all DigitalBridge portfolio companies, identifying nine ESG related expectations as well as eight core ESG key performance indicators (KPIs) that we expect to be measured and reported quarterly to the Board. Each portfolio company supplements these core KPIs with other metrics specific to their business, as informed by our ESG diligence findings. We typically hold calls with portfolio company ESG leadership every six weeks and have built a central repository of key documents and tools that all of our portfolio companies can access and leverage to further develop their ESG programs. Transparency: DigitalBridge published its 2020 annual ESG report in June 2021 detailing measurable progress at both the Company and our portfolio companies. Our 2021 annual report will be released this spring and made available on our website. DEI: Under our four-pillar Diversity, Equity and Inclusion (“DEI”) initiative, we will continue to ensure we have a workplace where people from all backgrounds can thrive. To accomplish the company’s DEI goals, the DigitalBridge ESG Committee collaborates with the DigitalBridge DEI Committee, investment professionals, functional senior leaders and portfolio company management. Our Approach to ESG Integration ESG PRIORITIES We have developed a thorough approach to addressing ESG matters across the entire investment life cycle and have identified the following as the most material items that we consider during due diligence and actively monitor and direct during asset management. 1. 2. 3. 4. 5. Climate Change: Energy Efficiency, Greenhouse Gas (“GHG”) Emissions, and Physical Climate Risks Data Privacy, Data Security, and Associated Human Rights Diversity, Equity, and Inclusion Ethics: Foreign Corrupt Practices Act, Anti-Bribery, and Anti-Corruption Employee Wellbeing: Workplace Health and Safety These matters were selected according to two criteria: those that have the greatest impact on our business and those that are the most important to our stakeholders. Our materiality assessment was informed by relevant leading global reporting frameworks including the Sustainability Accounting Standards Board, Principles for Responsible Investment and the Task Force on Climate-Related Financial Disclosures. ESG EXPECTATIONS FOR PORTFOLIO COMPANIES DigitalBridge sets high ESG expectations, shares best practices and equips each portfolio company with tools and resources to help them accelerate their ESG initiatives. We have identified the following 8 | DIGITALBRIDGE 2022 PROXY STATEMENT

PROXY SUMMARY foundational practices, which we believe provide the groundwork for a portfolio company to improve and report on its ESG performance over time: ESG Policy and Responsibility: Each company should develop an ESG policy tailored to its business. ESG management should be assigned to someone at the company. Larger companies should have an ESG Committee or working group. Net Zero 2030: Each company is expected to complete its GHG footprint by the end of 2022 and have a Net Zero 2030 strategy roadmap approved by its board of directors by 2023. ESG Board Reporting: Each company’s quarterly board report should include an ESG section. ESG Responsibility (Whistleblower Hotline): Each company should have a hotline for all stakeholders to report concerns and call logs should be made available to their board. Training: Each company should have regular trainings that reach all employees on topics including employee safety, diversity and inclusion, unconscious bias, climate change, discrimination, harassment and anti-bribery/Foreign Corrupt Practices Act (FCPA). Human Resources Audit: Each company should conduct human resources compliance reviews and/or audits with outside resources to ensure compliance with all relevant regulations. Diversity and Inclusion: Each company should have a diversity and inclusion program with policies and procedures to ensure a diverse and inclusive work environment. ESG Event Reporting: Each company should have a process in place to ensure that material ESG events (such as sexual harassment, serious workplace accidents, FCPA violations, cyberattacks or network outages, employment violations, product recalls, furloughs, regulatory investigations, or lawsuits) are reported at the board level within 48 hours. Corporate Citizenship: Each company should have a formal corporate citizenship/philanthropic program that has executive-level sponsorship and oversight. n n n n n n n n n NET ZERO 2030 One of our highest priorities is to achieve net zero greenhouse gas emissions (GHG) at DigitalBridge and all our portfolio companies by 2030. In light of our global strategic relationships with hyperscalers, large mobile network operators and other customers with aggressive decarbonization commitments, we seek to remain a leading investor tackling this issue. Thus, we have set an aggressive goal to reach net zero emissions on an accelerated time frame and by adhering to the Science Based Targets Initiative (SBTi), which defines and promotes emissions reductions in line with climate science. By following best practices and consulting with industry experts, we have developed a goal that we believe is: 1. Comprehensive: Includes Scope 1, 2 and all significant Scope 3 GHG emissions from our own operations and those of our portfolio companies* Credible: Aligns with the SBTi definition of net zero Clear: Utilizes the Task Force on Climate-related Financial Disclosures (TCFD) framework to measure and report on progress 2. 3. DIGITALBRIDGE 2022 PROXY STATEMENT | 9

PROXY SUMMARY

Below is a timeline of the steps we plan to take to achieve Net Zero 2030:

Four Steps to Net Zero Emissions

Determined to go beyond carbon neutrality, DigitalBridge and our portfolio companies seek to take substantial actions to reduce emissions on our collective journey to net zero, as detailed below. Many of our portfolio companies have already made ambitious climate commitments and significant progress in reducing their carbon emissions.


Energy Reductions
REDUCE energy consumption through better energy management and efficiency initiatives
Renewable Energy
SOURCE 100% renewable energy through onsite generation and power purchase agreements
Supply Chain
DECARBONIZE supply chain through supplier collaboration
Carbon Offsets
COMPENSATE for unavoidable emissions
Net Zero Emissions
Reduce all possible actual emissions
Purchase verified, permanent carbon removals

2021 ESG Progress	
Governance	■ Established and delivered training on nine foundational ESG practices for each portfolio company* ■ Introduced comprehensive portfolio company ESG reporting at the board level ■ 100% of portfolio companies have a professional dedicated to ESG management and reporting ■ Delivered annual training on ESG issues for all DigitalBridge professionals
Climate Change	■ Pledged to achieve net zero greenhouse gas emissions by 2030 and formalized our plan for DigitalBridge and our portfolio companies ■ 3 portfolio companies on track to achieve carbon neutrality for their 2021 emissions
Data Protection	■ Undertook a series of actions to meet the requirements of European Union (EU) General Data Protection Regulation
Diversity, Equity and Inclusion	■ Continued implementation of our four-pillar DEI Initiative to attract, retain and reward talented people from all backgrounds ■ Provided training for DigitalBridge employees on unconscious bias and anti-oppressive communication ■ Mentored 20+ KIPP Students through the college application process ■ Increased our support of Sponsors for Educational Opportunity (SEO), which provides select educational and internship opportunities in the financial sector to college students from underrepresented backgrounds. This partnership helped increase the diversity of the first summer analyst program at DigitalBridge in 2021, with 80% of professionals belonging to groups traditionally underrepresented in finance
Transparency	■ Issued an ESG report containing disclosures based on the Sustainability Accounting Standards Board (SASB) Standards for Real Estate and Telecommunication Services

10 | DIGITALBRIDGE 2022 PROXY STATEMENT

PROXY SUMMARY 2021 ESG Progress * References to portfolio companies herein excludes recently acquired companies and companies that we do not control. Learn more and access our ESG report at: https://www.digitalbridge.com/responsibility. The information that is found on or accessible through our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document that we file with or furnish to the Securities and Exchange Commission (“SEC”). DIGITALBRIDGE 2022 PROXY STATEMENT | 11 Human Capital n Expanded the performance appraisal process to include peer feedback and reviews from other departments n Conducted interactive monthly wellness seminars on staying physically and mentally healthy while working remotely n Hosted virtual conversations regarding social justice and racial inequity, one of which was a roundtable discussion with Marc Ganzi, our CEO, and Nancy Curtin, Chairperson of the Board

PROPOSAL NO. 1: ELECTION OF DIRECTORS Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has unanimously recommended that the following 9 persons be elected to serve on our Board, each until the 2023 annual meeting of stockholders and until his or her successor is duly elected and qualified: As discussed in “Board of Directors” below, in 2020, we engaged Spencer Stuart, a third party executive search firm and consultant, to assist us in evaluating Board composition, governance and refreshment matters, with a focus on identifying potential director candidates with appropriate digital experience to join our Board as we continue to execute on our digital evolution. As a result of this evaluation, our Board reduced its size to 9 members (from 12 members) and added four independent directors with substantial experience in the digital, telecommunications and technology industries to the Board. All of the nominees are current directors and were elected by the stockholders at the 2021 annual meeting of stockholders. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If, prior to the 2022 Annual Meeting, a nominee is not able to serve for any reason or for good cause will not serve, proxies will be voted for an additional person designated by our Board, unless our Board determines to reduce the number of directors or to leave a vacant seat on our Board in accordance with the Company’s charter and bylaws. 12 | DIGITALBRIDGE 2022 PROXY STATEMENT Our Board of Directors Unanimously Recommends a Vote “FOR” the Election of Each of the Nominees Identified Above and Nominated by our Board of Directors on the Enclosed Proxy Card. n J. Braxton Carter n Jon A. Fosheim n Sháka Rasheed n Nancy A. Curtin n Marc C. Ganzi n Dale Anne Reiss n Jeannie H. Diefenderfer n Gregory J. McCray n John L. Steffens

PROPOSAL NO. 1: ELECTION OF DIRECTORS Board of Directors Our Board of Directors believes that having a diverse mix of directors with complementary qualifications, expertise, and attributes is essential to meeting its oversight responsibility. All of our directors except Marc C. Ganzi, our Chief Executive Officer and President, are independent. Each of our directors attended at least 75% of the aggregate number of meetings held by: (i) the Board of Directors during such director’s respective term of service in 2021; and (ii) each committee, in each case during the period in 2021 for which such director served as a member. Our Board also recognizes the importance of refreshment, particularly in light of the Company’s recently completed digital transformation. In 2020, we engaged Spencer Stuart to assist us in evaluating Board composition, governance and refreshment matters, including engaging in a robust search to identify potential Board candidates with digital experience and who will be independent to join the Board. As a result, the Board has reduced the Board size to 9 members, which includes four independent directors with digital experience (J. Braxton Carter, Jeannie Diefenderfer, Gregory J. McCray and Sháka Rasheed). Further, effective April 1, 2021, Nancy A. Curtin transitioned from Lead Independent Director of the Board of Directors to our independent, non-executive Chairperson of the Board of Directors. Board Composition and Refreshment The top skills and expertise of our Board nominees: Portfolio Management DIGITALBRIDGE 2022 PROXY STATEMENT | 13 Ganzi Rasheed Curtin Fosheim Carter McCray Reiss Diefenderfer Steffens CEO/Executive Leadershipnnnnnnn $Qualified Financial Expertnnn Digitalnnnnn REIT Industrynnnn Capital Marketsnnnnnnn $ Investment/ nnnnnn Risk Managementnnnnn Legal/Regulatorynnn Strategic Transformation nnnnnnnn Human Capitalnnnnnnn Corporate Governancennnnnnnn

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Our Director Nominees

The information below includes each director nominee's name, age, principal occupation, business history and certain other information, including the specific experience, qualifications, attributes and skills that led our Board to conclude that each such person should serve as a director of our company.

SHÁKA RASHEED

Independent Director since 2021



Managing Director, General Manager—Capital Markets, Microsoft Corporation

AGE 50

COMMITTEE MEMBERSHIPS

- Audit Committee
- Nominating & Corporate Governance Committee

EXPERIENCE

- Managing Director, General Manager—Capital Markets, Microsoft Corporation since September 2019, where he leads the US Capital Markets division
- Head of Sales & Marketing at Bridgewater Associates from December 2016 to January 2019
- Key sales leadership, business development, management and other senior client engagement roles at: Lazard Asset Management (as Managing Director & Head of Alternative Investments—Americas, from 2013 to 2016); and Citadel Asset Management (as Acting Head, and Director of Distribution—Americas from 2010 to 2013)
- Various roles over 16 years at J.P. Morgan Chase & Co., with the last four years of his tenure at J.P. Morgan Asset Management, serving as Managing Director, Senior Client Advisor, overseeing business development

QUALIFICATIONS, ATTRIBUTES AND SKILLS

- As an accomplished leader and advisor currently at the intersection of financial services and technology, Mr. Rasheed is a seasoned professional with over 25 years of business development, sales, strategy, leadership and management experience at premier financial services organizations
- Possesses fintech acumen and deep financial services industry expertise across investment banking, debt & equity capital markets, private wealth & institutional asset management across traditional assets and alternative investments (hedge funds, private equity, and real assets)

OTHER POSITIONS/RECOGNITIONS

- Expert Network Member at M12, Microsoft's venture fund (since January 2021)
- Former Board Member, Chair of Finance Committee, The Robert Toigo Foundation (2008-2012)
- Founding Board Member (Brooklyn)/Board Chair (AF Endeavor) at Achievement First (2005-2010)
- Robert Toigo Fellow recipient (Harvard Business School)
- At Morehouse College: Oprah Winfrey full-academic scholarship recipient, a Ford Foundation Doctoral Scholar and a Woodrow Wilson Foundation Public Policy & International Affairs Fellow, and as president of the student body and a representative on Morehouse's Board of Trustees

EDUCATION

- Bachelor of Arts, Morehouse College
- Master of Business Administration, Harvard Business School

14 | DIGITALBRIDGE 2022 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS

J. BRAXTON CARTER

Independent Director since 2021



Former Chief Financial Officer of T-Mobile US, Inc.

AGE 63

COMMITTEE MEMBERSHIPS

- Audit Committee *(Chairman)*
- Compensation Committee

EXPERIENCE

- Chief Financial Officer of T-Mobile US, Inc. (NASDAQ: TMUS) from 2013 to 2020
- Vice Chairman (from May 2011) and Chief Financial Officer of MetroPCS Communications, Inc. from 2005 to 2013
- Vice President, Corporate Operations of MetroPCS Communications, Inc. from 2001 to 2005

QUALIFICATIONS, ATTRIBUTES AND SKILLS

- Mr. Carter brings to our Board a deep understanding of financial and accounting matters within the wireless communications and retail industry, including having spent 10 years in public accounting
- Extensive senior management and leadership experience as a public company Chief Financial Officer
- Certified Public Accountant

OTHER PUBLIC COMPANY BOARD EXPERIENCE

- Assurant Inc. (July 2020 to present)

OTHER POSITIONS/RECOGNITIONS

- Senior Advisor to Deutsche Telecom Capital Partners
- Certified Public Accountant

EDUCATION

- Bachelor of Science, University of Colorado

GREGORY J. MCCRAY

Independent Director since 2021



Chief Executive Officer of FDH Infrastructure Services

AGE 59

COMMITTEE MEMBERSHIPS

- Nominating & Corporate Governance Committee
- Compensation Committee

EXPERIENCE

- Chief Executive Officer of FDH Infrastructure Services since June 2018
- Chief Executive Officer of Access/Google Fiber in 2017
- Chief Executive Officer of Aero Communications Inc., which provides installation, services and support to the communications industry, from 2013 to 2016
- Chief Executive Officer of Antenova, a developer of antennas and radio frequency modules for mobile devices, from 2003 to 2012
- Chairman and Chief Executive Officer of PipingHot Networks, which brought broadband fixed wireless access equipment to market, from 2001 to 2002
- Senior Vice President of customer operations at Lucent Technologies from 1996 to 2000

QUALIFICATIONS, ATTRIBUTES AND SKILLS

- Extensive executive experience with 30 years of business, marketing, sales, engineering, operations, mergers and acquisitions, management and international experience in the communications technology industry
- Experience as a current and former director at other public companies, which enables him to provide significant insight as to governance and risk-related matters

OTHER PUBLIC COMPANY BOARD EXPERIENCE

- ADTRAN Inc. (May 2017 to present; Member of the Compensation Committee and Member of the Audit Committee)
- Centurylink, Inc. (January 2005 to February 2017; Chairman of the Cyber Security & Risk Committee from 2015 to 2017)

OTHER POSITIONS/RECOGNITIONS

- Board Member of FreeWave Technologies (February 2020 to present)

EDUCATION

- Bachelor of Science, Iowa State University
- Master of Science, Industrial & Systems Engineering, Purdue University
- Executive Business Programs, University of Illinois, Harvard, and INSEAD

DIGITALBRIDGE 2022 PROXY STATEMENT | 15

PROPOSAL NO. 1: ELECTION OF DIRECTORS

JEANNIE H. DIEFENDERFER

Independent Director since 2020



Founder and Chief Executive Officer of courageNpurpose, LLC

AGE 61

COMMITTEE MEMBERSHIPS

- Audit Committee
- Nominating & Corporate Governance Committee

EXPERIENCE

- Founder and Chief Executive Officer of courageNpurpose, LLC since 2014
- Executive leadership positions at Verizon Communications, including leading Verizon's global customer care organization for its largest enterprise customers from 2010 to 2012, serving as Senior Vice President of Global Engineering & Planning from 2008 to 2010, and as Chief Procurement Officer from 2005 to 2008

QUALIFICATIONS, ATTRIBUTES AND SKILLS

- Ms. Diefenderfer's substantial technical and operational experience in the telecommunications industry, as well as her senior executive positions and service on public and advisory boards, will provide the Board with valuable insight as the Company continues to implement its strategic transition, as well as guidance on corporate governance matters and complex business issues

OTHER PUBLIC COMPANY BOARD EXPERIENCE

- Windstream Holdings, Inc. (February 2016 to September 2020)
- MRV Communications, Inc. (July 2014 to August 2017)
- Westell Technologies, Inc. (September 2015 to September 2017)

OTHER POSITIONS/RECOGNITIONS

- CEO of Center for Higher Ambition Leadership since June 2021
- 2020 National Association of Corporate Directors (NACD) Directorship 100 list honoree
- Trustee of Olin College of Engineering
- Board Member of NACD NJ Chapter
- Vice Chair of the Board, Women in America

EDUCATION

- Bachelor of Science, Tufts University
- Master of Business Administration, Babson College

16 | DIGITALBRIDGE 2022 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS

MARC C. GANZI

Director since 2020



Chief Executive Officer of DigitalBridge

AGE 50

EXPERIENCE

- Founded and served as Chief Executive Officer of Digital Bridge Holdings ("DBH"), from 2013 until its acquisition by DigitalBridge in July 2019
- Founded Global Tower Partners ("GTP"), which grew to become one of the largest privately-owned tower companies in the U.S. under his leadership before being acquired by American Tower Corporation in 2013
- Consulting partner for DB Capital Partners from 2000 to 2002 where he oversaw the institution's investments in the Latin American tower sector
- Co-founded and served as President of Apex Site Management, one of the largest third-party managers of wireless and wireline communication sites in the United States. In 2000, Apex merged with SpectraSite Communications to create one of the largest telecommunications site portfolios in the United States at the time

QUALIFICATIONS, ATTRIBUTES AND SKILLS

- Leading visionary and entrepreneur, with decades of investment experience in the digital infrastructure and telecommunications market, has led and overseen the Company's digital transformation as Chief Executive Officer
- Extensive experience as a founder and Chief Executive Officer of several digital companies, including DBH

OTHER POSITIONS/RECOGNITIONS

- Member of boards of corporations, including: Andean Telecom Partners, ExteNet Systems Vantage Data Centers, Vertical Bridge, and Zayo Group
- Assistant Commercial Attaché in Madrid for the U.S. Department of Commerce's Foreign Commercial Service Department in 1990
- Presidential Intern in the White House for the George H.W. Bush administration with the Office of Special Activities and Initiatives for the Honorable Stephen M. Studdert in 1989
- Board Member of the Wireless Infrastructure Association from 2008 to 2017 and served as Chairman from 2009 to 2011
- Member of Nareit 2022 Advisory Board of Governors, Member of the Young Presidents' Organization, the Broadband Deployment Advisory Committee of the Federal Communications Commission, and currently serves on the board of the Aspen Valley Ski Club

EDUCATION

- Bachelor of Science, Wharton School of Business

DIGITALBRIDGE 2022 PROXY STATEMENT | 17

PROPOSAL NO. 1: ELECTION OF DIRECTORS

DALE ANNE REISS

Independent Director since 2019



Global and Americas Director of Real Estate, Hospitality and Construction, Ernst & Young LLP (Retired)

AGE 74

COMMITTEE MEMBERSHIPS

- Audit Committee
- Nominating & Corporate Governance Committee *(Chairperson)*

EXPERIENCE

- Senior Managing Director of Brock Capital Group LLC since December 2009 and Chairman of Brock Real Estate LLC since 2009
- Senior Partner at Ernst & Young LLP and predecessor firm from 1985 until her retirement in 2008; Global and Americas Director of Real Estate, Hospitality and Construction from 1999 to 2008. Senior consultant to their Global Real Estate Center from 2008 to 2011
- Senior Vice President and Controller at Urban Investment & Development Company from 1980 to 1985

QUALIFICATIONS, ATTRIBUTES AND SKILLS

- Ms. Reiss brings to the Board extensive expertise in financial and accounting matters from her experience over an extended period at several major public accounting firms, her leadership experience in management and operations at those firms, and her experience as a director of other public and private companies

OTHER PUBLIC COMPANY BOARD EXPERIENCE

- Tutor Perini Corporation (May 2014 to present; Chair of Audit Committee)
- Starwood Real Estate Income Trust, Inc. (November 2017 to present; Chair of Audit Committee)
- iStar Inc. (July 2008 to May 2019; Chair of Audit Committee, Member of Nominating and Governance Committee)
- Post Properties, Inc. (October 2008 to May 2013; Audit Committee, Nominating and Governance Committee)
- Care Capital Properties Inc. (August 2015 to August 2017; Chair of Compensation Committee, Nominating and Governance Committee)
- CYS Investments, Inc. (January 2015 to July 2018; Audit Committee; Nominating and Governance Committee)

OTHER POSITIONS/RECOGNITIONS

- Certified Public Accountant
- Governor and Former Trustee of Urban Land Institute (1998 to present)
- Trustee of Southwest Florida Community Foundation
- Trustee of Sanibel Police Pension Board
- Board member of Educational Housing Services

EDUCATION

- Bachelor of Science, Illinois Institute of Technology
- Master of Business Administration, University of Chicago

JON A. FOSHEIM

Independent Director since 2017



Former Chief Executive Officer of Oak Hill REIT Management, LLC

AGE 71

COMMITTEE MEMBERSHIPS

- Audit Committee
- Compensation Committee *(Chairman)*

EXPERIENCE

- Former Chief Executive Officer of Oak Hill REIT Management, LLC from 2005 until his retirement in 2011
- Principal and Co-founder of Green Street Advisors, a REIT advisory and consulting firm, from 1985 to 2005

QUALIFICATIONS, ATTRIBUTES AND SKILLS

- Extensive investment management experience and his leadership and management background provides him with the skills and qualifications to serve as a director

OTHER PUBLIC COMPANY BOARD EXPERIENCE

- Apple Hospitality REIT, Inc. (January 2015 to present; Member of Audit Committee and Corporate Governance Committee)
- Associated Estates Realty Corporation (February 2015 to August 2015)

OTHER POSITIONS/RECOGNITIONS

- Director and Chairman of the Audit Committee of the Arnold and Mabel Beckman Foundation
- 2003 Recipient of the National Association of Real Estate Investment Trusts (NAREIT) Industry Achievement Award
- Previously worked in institutional sales at Bear Stearns & Co. and the tax department at Touche Ross and Co. (now Deloitte LLP)

EDUCATION

- Bachelor of Arts, University of South Dakota
- Master of Business Administration and Juris Doctor, University of South Dakota

18 | DIGITALBRIDGE 2022 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS

NANCY A. CURTIN

Independent Director since 2014



Partner, Group Chief Investment Officer and Head of Investment Advisory of Alvarium Investments

AGE 64

- Chairperson of the Board

EXPERIENCE

- Partner, Group Chief Investment Officer, Head of Investment Advisory and participant member of the Supervisory Board of Alvarium Investments since May 2020 (Alvarium has announced a combination with the Tiedemann Group of Companies and the combined company is expected to go public in the second quarter of 2022, with Ms. Curtin assuming the position of Partner, Co-Head of Global Wealth Management, Co-CIO and Board Director)
- Chief Investment Officer and Head of Investments of Close Brothers Asset Management (CBAM), a UK investment and financial advice firm focused on private clients, high-net-worth, charities, and family office, from 2010 to 2019
- Chief Investment Officer and Managing Partner of Fortune Asset Management Limited, a hedge fund and long-only institutional advisory business, from 2002 until its full acquisition by CBAM in 2010
- Managing Director of Schroders Plc and Head of Global Investments for the Mutual Funds business & founded Internet Finance Partners, a venture arm of Schroders.
- Head of Emerging Markets at Baring Asset Management; Board member for Baring Venture Partners, Member of Global Senior Council and Senior Leadership Team
- Co-Head of German Real Estate arm of Rho Asset Management, focused on private equity and real estate investments
- Early career, M&A and Corporate Finance at Morgan Stanley and Credit Suisse First Boston

QUALIFICATIONS, ATTRIBUTES AND SKILLS

- Over 25 years of investment management experience and senior leadership roles in global asset management, private equity, real estate, and alternative asset investing that are key to the Board's oversight of the Company's investment strategy and management of its investment portfolio
- Proven business builder of global investment and wealth management businesses with C-suite and board responsibility driving significant AUM growth at attractive operating margins.
- Successful track record of CIO execution; leading large investment teams in pursuit of institutional quality investment disciplines to deliver superior investment performance.
- Deep understanding of regulatory environment for investment management, with proven ability to institute best practice front line controls, oversight, and governance.

OTHER BOARDS

- Right to Play, global education charity helping over 2.3 million children each year in war torn countries and areas of significant dislocation

EDUCATION

- Bachelor of Arts, Summa Cum Laude, Princeton University
- Master of Business Administration, Harvard Business School

DIGITALBRIDGE 2022 PROXY STATEMENT | 19

PROPOSAL NO. 1: ELECTION OF DIRECTORS

JOHN L. STEFFENS

Independent Director since 2009



Founder of Spring Mountain Capital, LP

AGE 80

COMMITTEE MEMBERSHIPS

- Compensation Committee
- Nominating & Corporate Governance Committee

EXPERIENCE

- Founder of Spring Mountain Capital, LP, which specializes in providing advisory services and alternative investments for institutional and private investors (since 2001)
- Previously spent 38 years with Merrill Lynch, where he held a number of senior management positions, including President of Merrill Lynch Consumer Markets (renamed the Private Client Group) from 1985 to 1997, and Vice Chairman of Merrill Lynch & Co. and Chairman of its U.S. Private Client Group from April 1997 to July 2001

QUALIFICATIONS, ATTRIBUTES AND SKILLS

- Mr. Steffens' years of investment experience, advisory work and senior leadership positions at Merrill Lynch provides the Board with a valuable investor perspective
- Expansive network he developed throughout his career provides the Board with invaluable market insights
- Service as a director of other public companies brings invaluable expertise on Board practices and corporate governance matters to DigitalBridge

OTHER PUBLIC COMPANY BOARD EXPERIENCE

- Cicero, Inc. (Chairman, since May 2007)
- DigitalBridge Starwood Homes (January 2016 to June 2017)
- Aozora Bank, Ltd. (June 2004 to February 2009)
- Merrill Lynch & Co., Inc. (April 1986 to July 2001)

OTHER POSITIONS/RECOGNITIONS

- National Chairman Emeritus of the Alliance for Aging Research
- Advisory Board of StarVest Partners and Wicks Communication & Media Partners, L.P.
- Board of Directors of Merrill Lynch Ventures, LLC
- Chairman of the Securities Industry Association
- Trustee of the Committee for Economic Development
- Board of Overseers of the Geisel School of Medicine at Dartmouth

EDUCATION

- Bachelor of Arts in Economics, Dartmouth College
- Advanced Management Program, Harvard Business School

20 | DIGITALBRIDGE 2022 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS Corporate Governance Corporate Governance Guidelines and Codes of Ethics We are committed to good corporate governance practices and, as such, we have adopted our Corporate Governance Guidelines and Codes of Ethics discussed below to enhance our effectiveness. These guidelines and codes are available on our website at www.digitalbridge.com under the heading “Shareholders—Corporate Governance.” You can also receive a copy of our Corporate Governance Guidelines and Code of Business Conduct and Ethics, without charge, by writing to: Investor Relations DigitalBridge Group, Inc. 750 Park of Commerce Drive Suite 210 Boca Raton, FL 33487. Our Corporate Governance Guidelines are designed to assist our Board in monitoring the effectiveness of decision-making at the Board and management level and ensuring adherence to good corporate governance principles, all with a goal of enhancing stockholder value over the long term. Our Corporate Governance Guidelines govern, among other things, Board member qualifications, responsibilities, restrictions and education, Board and committee function, management succession and self-evaluation. Our Code of Business Conduct and Ethics relates to the conduct of our business by our employees, officers and directors. We intend to maintain high standards of ethical business practices and compliance with all laws and regulations applicable to our business, including those relating to doing business outside the United States. Specifically, among other things, our Code of Business Conduct and Ethics prohibits employees from providing gifts, favors or anything of value to government officials or employees or members of their families without prior written approval from the Company’s Deputy General Counsel—Corporate. We have also adopted a Code of Ethics for Principal Executive Officer and Senior Financial Officers, which applies to our Chief Executive Officer, Chief Financial Officer and all other senior financial officers of our company. We will disclose any amendments or waivers from the Code of Ethics for Senior Financial Officers on our website. Director Independence Of our 9 directors being nominated for election by our Board, our Board affirmatively determined that each of the following eight director nominees is independent under the NYSE listing standards: In determining director independence, our Board considered whether or not each non-employee director or nominee has a direct or indirect material relationship with the Company and has otherwise complied with the requirements for independence under the applicable NYSE rules. Marc C. Ganzi is not independent, as Mr. Ganzi is our Chief Executive Officer. DIGITALBRIDGE 2022 PROXY STATEMENT | 21 n J. Braxton Carter n Gregory J. McCray n Nancy A. Curtin n Sháka Rasheed n Jeannie H. Diefenderfer n Dale Anne Reiss n Jon A. Fosheim n John L. Steffens

PROPOSAL NO. 1: ELECTION OF DIRECTORS Board Leadership Structure Our Board has appointed Ms. Curtin as our independent, non-executive Chairperson of the Board. As Chairperson of the Board, Ms. Curtin: presides over all meetings of the Board (including executive sessions of the independent directors) and stockholders, reviews and approves meeting agendas, meeting schedules and other information, acts as a liaison between n n n (1) (2) (3) the outside directors and management, including the Chief Executive Officer, among independent directors and between interested third parties and the Board, serves as the focal point of communication to the Board regarding management plans and initiatives, ensures that the role between Board oversight and management operations is respected, consults on stockholder engagement and governance matters and performs such other duties as the Board requires from time to time. n n n n Our Chief Executive Officer, Mr. Ganzi, is responsible for working with the Board in setting the Company’s strategic direction and day-to-day leadership and performance. Mr. Ganzi has substantial experience, knowledge and relationships in the digital industry and our Board believes that having the Chairperson role as a separate position allows Mr. Ganzi to focus on continued execution of the Company’s digital transformation, which will best serve the interests of the Company. In addition, the Board believes that having an independent Chairperson: (1) increases the independent oversight of the Company and enhances the Board’s objective evaluation of our Chief Executive Officer; provides our Chief Executive Officer with an experienced sounding board in the Chairperson; and provides an independent spokesperson for the Company. (2) (3) Our Compensation, Audit and Nominating and Corporate Governance Committees are currently comprised entirely of independent directors. The Board believes that having an independent Chairperson of the Board and independent Compensation, Audit and Governance Committees provides a structure for strong independent oversight of our management. Each committee chair presides over the chair’s committee meetings and reviews and approves meeting agendas, schedules and other information for the committee. We believe that the Board’s leadership structure, including its independent chair, majority of independent directors, and allocation of oversight responsibilities to appropriate committees, provides effective board-level risk oversight. 22 | DIGITALBRIDGE 2022 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS Board’s Role in Risk Oversight The Board believes that it is appropriate for our Board, as a whole and through its standing committees, to oversee and monitor our risk management processes. The Board has allocated risk matters to its standing committees to ensure appropriate focus and oversight, as set forth below. Our Board committees meet regularly to discuss these areas of risk and report back to the Board. Nominating and Corporate Governance Committee Audit Committee Compensation Committee n Board Refreshment In connection with its oversight of risk to our business, our Board and its committees consider feedback from our Internal Auditor and other members of management concerning the Company’s operations and strategies and consider the attendant risks to our business. The Board and its committees also engage in regular discussions regarding risk management with our independent and internal auditors. The Board routinely meets with our Chief Executive Officer and President, Chief Financial Officer, Chief Legal Officer and Chief Accounting Officer, and other members of management as appropriate in the Board’s consideration of matters submitted for Board approval and risks associated with such matters. The Board is assisted in its oversight responsibilities by the standing Board committees, which have assigned areas of oversight responsibility for various matters as described in the Board committee charters and as provided in NYSE rules. The Board and its committees hear reports from the members of management responsible for the matters considered to enable the Board and each committee to understand and discuss risk identification and risk management. The chair of each of the Board’s standing committees reports on the discussion to the full Board at the next Board meeting. All directors have access to members of management in the event a director wishes to follow up on items discussed during the Board meeting. For further information regarding the roles performed by each of our committees, including in connection with risk oversight, see “Proposal No. 1—Information about our Board of Directors and its Committees.” Majority Voting Standard for Election of Directors Our Bylaws provide that, in any uncontested election of directors, a director nominee will be elected by a majority of all of the votes cast for and against such nominee at a meeting of stockholders duly called and at which a quorum is present. If in any uncontested election of directors an incumbent director does not receive a majority of the votes cast by stockholders entitled to vote with respect to the election of that director, our corporate governance guidelines require such director to tender his or her resignation within three days after certification of the results. To the extent that one or more directors’ resignations are accepted by the Board, the Nominating and Corporate Governance Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board. DIGITALBRIDGE 2022 PROXY STATEMENT | 23 n Succession Planning n Onboarding n ESG Oversight n Board Education/ Regulatory Developments n Compensation Related Risks n HR Matters n Financial n Operational n Cybersecurity/ Technology n Digital Continuity Plans n Insurance n Foreign Corrupt Practices Act n FX Exposure/ Counterparty Risk AREAS OF RISK $

PROPOSAL NO. 1: ELECTION OF DIRECTORS Directors Offer of Resignation Policy Our Corporate Governance Guidelines provide that, whenever a member of our Board accepts a position with a company that is competitive to the Company’s business or violates our Code of Ethics, Corporate Governance Guidelines or any other Company policy applicable to members of our Board, such Board member must offer his or her resignation to the Nominating and Corporate Governance Committee for its consideration. Such Board member is expected to act in accordance with the Nominating and Corporate Governance Committee’s recommendation in this regard. Executive Sessions of Non-Management Directors Pursuant to our Corporate Governance Guidelines and the NYSE listing standards, in order to promote open discussion among non-management directors, our Board of Directors devotes a portion of each regularly scheduled Board and committee meeting to executive sessions without management participation. In addition, our corporate governance guidelines provide that if the group of non-management directors includes directors who are not independent, as defined in the NYSE’s listing standards, at least one such executive session convened per year shall include only independent directors. Our Chairperson of the Board, presides and will continue to preside at these sessions. Director Nomination Procedures Our goal is to ensure that our Board of Directors consists of a diversified group of qualified individuals that function effectively as a group. While it is expected that qualifications and credentials for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors, our Nominating and Corporate Governance Committee charter provides that candidates for director must have the highest personal and professional integrity, a demonstrated exceptional ability and judgment and an ability to be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the Company and its stockholders. In addition to the aforementioned qualifications, the Nominating and Corporate Governance Committee shall assess the nominee’s independence and may consider, among other things, the following, all in the context of an assessment of the perceived needs of the Board at that time: diversity, age, background, skill and experience; personal qualities, high ethical standards and characteristics, accomplishments, and reputation in the business community; knowledge and contacts in the communities in which the Company conducts business and in the Company’s industry or other industries relevant to the Company’s business; ability and willingness to devote sufficient time to serve on the Board and committees of the Board; knowledge and expertise in various areas deemed appropriate by the Board; and fit of the individual’s skills, experience, and personality with those of other directors in maintaining an effective, collegial, and responsive Board. n n n n n n The Nominating and Corporate Governance Committee will seek to identify director candidates based on input provided by a number of sources, including (a) Nominating and Corporate Governance Committee members, (b) other members of the Board of Directors and (c) stockholders of the Company. The Nominating and Corporate Governance Committee also has the sole authority to consult with or retain advisors or search firms as it deems necessary or appropriate in its sole discretion, including any search firm to assist in the identification of qualified director candidates. 24 | DIGITALBRIDGE 2022 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS In 2021, as part of our continuing Board refreshment efforts and Spencer Stuart’s analysis of our Board governance and other matters, we also engaged Spencer Stuart as a third party executive search firm to assist the Nominating and Corporate Governance Committee in identifying, screening and assessing potential director candidates with digital experience. All candidates submitted by stockholders will be evaluated in the same manner as all other director candidates, provided that the advance notice and other requirements set forth in our bylaws have been followed. Pursuant to our Bylaws, written notice by stockholders of qualifying nominations for election to our Board at the 2022 Annual Meeting must have been received by December 2, 2021. We did not receive any such nominations and no other nominations for election to our Board may be made by stockholders at the 2022 Annual Meeting. Communications with the Board Our Board has established a process to receive communications from interested parties, including stockholders. Interested parties may contact the Chairperson of the Board, at the following address: “Chairperson” c/o Secretary DigitalBridge Group, Inc. 750 Park of Commerce Drive Suite 210 Boca Raton, FL 33487 or by email at chairperson@digitalbridge.com. The Chairperson of the Board will decide what action should be taken with respect to the communication, including whether such communication should be reported to the Board of Directors. Policy for Review of Related Person Transactions Our Board of Directors has adopted a written Related Party Transaction Policy in order to ensure that related party transactions are properly reviewed and fully disclosed in accordance with the rules and regulations of the SEC and NYSE. All related party transactions, including transactions between us and any executive officer, director, director nominee or more than 5% stockholder of the Company, or any of their immediate family members, where the amount involved exceeds $120,000 and in which such related person has a direct or indirect material interest, must be approved or ratified by either our Audit Committee or a majority of the disinterested members of our Board of Directors. As a general rule, any director who has a direct or indirect material interest in the related party transaction does not participate in the Audit Committee or Board action regarding whether to approve or ratify the transaction. For purposes of the policy, a related party transaction does not include any co-investments made by and between the Company (or its subsidiaries) and one or more investment vehicles formed, sponsored and managed by the Company or its subsidiaries, regardless of when such co-investment is made, or any transactions related to any such co-investment. As a general rule, all related party transactions should be on terms reasonably comparable to those that could be obtained by the Company in arm’s length dealings with an unrelated third party; however, in such cases where it may be impractical or unnecessary to make such a comparison, the Audit Committee or a majority of the disinterested members of the Board may approve any such transaction at their discretion in accordance with the Related Party Transaction Policy. In preparation of the Company’s proxy statement, each director and executive officer completes a director and officer questionnaire, which requires disclosure of any transactions with us in which the director or executive officer or any member of his or her immediate family, has an interest. DIGITALBRIDGE 2022 PROXY STATEMENT | 25

PROPOSAL NO. 1: ELECTION OF DIRECTORS Pursuant to our Audit Committee’s charter, in addition to conducting a review of all related party transactions in accordance with the Related Party Transaction Policy, the Audit Committee must review the Related Party Transaction Policy periodically and reports the results of such reviews to Board. See “Certain Relationships and Related Transactions” on page 71 for a description of our related party and certain other transactions. Anti-Hedging/Pledging Policy Our insider trading policy applicable to all employees of the Company, including all of our officers and members of our Board, among others, strictly prohibits at all times: (1) (2) (3) (4) trading in call or put options involving the Company’s securities and other derivative securities, engagement in short sales of the Company’s securities, holding the Company’s securities in a margin account, and pledging the Company’s stock to secure margin or other loans, except as otherwise approved by our Board. Information about Our Board of Directors and Its Committees During the year ended December 31, 2021, our Board met on 15 occasions. Each director then serving attended at least 75% of the aggregate number of meetings of our Board and of all committees on which he or she served during his or her period of service. All directors are expected to attend the annual meeting of stockholders as provided in our corporate governance guidelines. All of the directors on our Board in May 2021 attended the 2021 annual meeting of stockholders. Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these standing committees has adopted a committee charter, which is available on our website at www.digitalbridge.com under the heading “Shareholders—Corporate Governance” or by writing to: Investor Relations DigitalBridge Group, Inc. 750 Park of Commerce Drive Suite 210 Boca Raton, FL 33487 to request a copy, without charge. In addition, in 2021, the Board formed two additional committees. First, in connection with a proposed equity commitment related to the acquisition of a portfolio company by Digital Bridge Partners II, LP (“DBP II”), the Board formed a transaction committee (the “Trident Transaction Committee”) comprised solely of independent directors to negotiate the terms of the Company’s potential investment. The Board dissolved the transaction committee following a decision by DBP II not to draw on the equity commitment. The members of the transaction committee were Messrs. Carter (Chairperson), Fosheim and Rasheed and Mses. Curtin, Diefenderfer and Reiss. 26 | DIGITALBRIDGE 2022 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS Second, the Board formed a special committee to oversee special counsel in its engagement relating to the allegations against Thomas J. Barrack, Jr. (the “Special Investigation Committee”). The current members of the special committee are Ms. Diefenderfer (Chairperson) and Messrs. McCray and Rasheed. Each committee of our Board is composed exclusively of independent directors, as defined by the listing standards of the NYSE. Moreover, the Compensation Committee is composed exclusively of individuals referred to as “non-employee directors” in Rule 16b-3 of the Exchange Act, and “outside directors” in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). 2021 Board Committee Rotation In connection with our Board’s dedication to Board refreshment and our company’s digital transformation, the Nominating and Corporate Governance Committee conducted an extensive evaluation of the skills, qualifications and diversity of our director nominees for the 2022 Annual Meeting. Following this evaluation, upon the Nominating and Corporate Governance Committee’s recommendation, the Board approved the continuation of the current committee composition and chairpersons. The below chart summarizes our current Board committee memberships. Dbrg Committee Memberships Compensation Committee Nominating and Corporate Governance Committee Independent Director Audit Committee Committee Chair Committee Member Audit Committee Financial Expert (1) Ms. Curtin serves as our independent, non-executive Chairperson of our Board. Audit Committee Our Board has determined that all five members of the Audit Committee are independent and financially literate under the rules of the NYSE. In addition, our Board has determined that current Audit Committee members, J. Braxton Carter, Jon A. Fosheim and Dale Anne Reiss are “audit committee financial experts,” as that term is defined by the SEC. The Audit Committee is responsible for the oversight of, among other things, our accounting and financial reporting processes, the integrity of our consolidated financial statements and financial reporting process, our systems of disclosure controls and procedures and internal control over financial reporting, the enterprise-wide risk management policies of our operations, our compliance with financial, legal and regulatory requirements and our ethics program, the evaluation of the DIGITALBRIDGE 2022 PROXY STATEMENT | 27 FE J. Braxton Carter— Nancy A. Curtin(1)——— Jeannie H. Diefenderfer— Jon A. Fosheim— Gregory J. McCray— Sháka Rasheed— Dale Anne Reiss— John L. Steffens— FE FE FE

PROPOSAL NO. 1: ELECTION OF DIRECTORS qualifications, independence and performance of our independent registered public accounting firm, and the performance of our internal audit function. In addition, the Audit Committee has established and maintains procedures for the receipt of complaints and submissions of concerns regarding accounting and auditing matters. The Audit Committee met 5 times in 2021. The Audit Committee Report is included later within this Proxy Statement. Nominating and Corporate Governance Committee Our Board has determined that all members of the Nominating and Corporate Governance Committee are independent under the rules of the NYSE. The Nominating and Corporate Governance Committee is responsible for, among other things, identifying and recommending to our Board qualified candidates for election as directors and recommend nominees for election as directors at the annual meeting of stockholders. It also implements and monitors our ESG program, our board education program and our Corporate Governance Guidelines. It reviews and makes recommendations on matters involving the general operation of our Board and our corporate governance and annually recommends to our Board nominees for each committee of our Board. In addition, the Nominating and Corporate Governance Committee annually facilitates the assessment of our Board’s performance as a whole and of the individual directors and reports thereon to our Board. The Nominating and Corporate Governance Committee met 6 times in 2021. Compensation Committee Our Board has determined that all members of the Compensation Committee are independent under the rules of the NYSE. The Compensation Committee is responsible for, among other things, reviewing and approving on an annual basis corporate goals and objectives relevant to our Chief Executive Officer’s compensation and evaluating our Chief Executive Officer’s performance in light of such goals and objectives, determining compensation for our executive officers, implementing and administering our equity compensation plans, preparing and submitting a report on executive compensation for inclusion in our proxy statement and/or annual report and reviewing, evaluating and recommending to the Board, if appropriate, changes to the compensation for directors. In addition, the Compensation Committee also ensures that compensation plans are designed with an appropriate balance of risk and reward in relation to the Company’s overall business strategy and do not encourage excessive or unnecessary risk-taking behavior. The Compensation Committee may delegate its authority to members as it deems appropriate, and any actions taken by such members must be reported to the full Compensation Committee at its next regularly scheduled meeting. The Compensation Committee has the sole authority to retain and terminate such outside legal, accounting or other advisors to the Compensation Committee as it deems necessary and advisable in its sole discretion, including compensation consultants. In selecting such advisors or consultants, the Compensation Committee considers the independence of such advisor or consultant, as determined by it in its business judgment, in accordance with the standards of the NYSE, any applicable rules and regulations of the SEC and other applicable laws relating to independence of advisors and consultants. The Compensation Committee will be directly responsible for the appointment, compensation, and oversight of the work of any compensation consultant or other advisor retained by the Compensation Committee. The Compensation Committee met 11 times in 2021. The Compensation Committee Report is included later within this Proxy Statement. Compensation Committee Interlocks and Insider Participation There are no Compensation Committee interlocks or employee participation on the Compensation Committee. 28 | DIGITALBRIDGE 2022 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Director Compensation

Determination of Compensation Awards

The Compensation Committee has responsibility for making recommendations to our Board regarding non-employee director compensation. Our goal is the creation of a reasonable and balanced Board compensation program that aligns the interests of our Board with those of our stockholders. We use a combination of cash and stock-based compensation to attract and retain highly-qualified candidates to serve on our Board. In setting director compensation, we consider:

- the significant amount of time that directors expend in fulfilling their duties to us,
- participation on Board committees,
- the skill-level required by us of members of our Board and
- competitive pay practice data.

In 2021, the Compensation Committee engaged an independent compensation consultant, Semler Brossy Consulting Group. ("Semler Brossy"), to assist in its review of competitive practice data regarding non-employee director compensation and to advise the Compensation Committee in connection with making recommendations to our Board with respect to the amount and form of such compensation. In addition, Semler Brossy provided services in 2021 relating to executive compensation matters for the Company's executive officers as discussed in "Compensation Discussion and Analysis" in this Proxy Statement. Following the Compensation Committee's comprehensive review of competitive practice data and in consideration of advice provided by Semler Brossy and the Company's recently completed transition to a digital-focused strategy, the Compensation Committee recommended to our Board, and our Board approved, the non-employee director compensation program described below for 2021.

Non-Employee Directors

During 2021, our non-employee directors' fees were as follows:

Non-Employee Directors' Fees	Annual Cash Retainers ($)	Annual Stock Award ($)
Cash Retainer	100,000	
Additional cash retainer for Chairperson[1]	125,000	
Additional cash retainer for Committee Chairpersons:		
▪ Audit Committee	25,000	
▪ Compensation Committee	20,000	
▪ Nominating & Corporate Governance Committee	20,000	
Additional cash retainer for Committee Members (other than Chairperson):		
▪ Audit Committee	15,000	
▪ Compensation Committee	10,000	
▪ Nominating & Corporate Governance Committee	10,000	
Granted promptly following annual re-election, subject to one-year vesting condition[2]		175,000

(1) The Chairperson attends regularly scheduled committee meetings without any additional compensation for such participation at the committee meetings for which he or she is not a member.

(2) To be granted two business days following such director's re-election to the Board in the form of restricted shares of Class A common stock, which will vest in full on the one-year anniversary of the date of grant, subject to the director's continued service on the Board. In addition, promptly following initial appointment or election to our Board, a pro rata portion (based on the period from such director's initial appointment to the first anniversary of the Company's most

DIGITALBRIDGE 2022 PROXY STATEMENT | 29

PROPOSAL NO. 1: ELECTION OF DIRECTORS

recent annual stockholder meeting) of the Annual Stock Award is granted, subject to vesting on the first anniversary of the Company's most recent annual stockholder meeting.

The annual retainers are paid quarterly in arrears in cash. The Company also reimburses each of the directors for their travel expenses incurred in connection with their attendance at Board and committee meetings.

In addition, in 2021, members of the Trident Transaction Committee and Special Investigation Committee received six-month retainers of $50,000 ($75,000 for the chairperson) and $2,000 per meeting attended in person and $1,000 per meeting attended virtually. The compensation for these special committees of the Board was determined based on a number of factors, including the anticipated amount of time expected to be devoted to the committee matters and additional work such committee members, including the Chairperson of each committee, would be taking on in connection with such director's participation on such committees.

Non-Executive Director Deferred Compensation Program

The non-executive directors have the right to elect to receive all or a portion of their annual retainers and any additional annual retainers in the form of deferred stock units in lieu of cash or restricted stock, which units would be issued as of the applicable payment date and valued based on the closing price of the Company's shares of Class A common stock on the business day prior to such applicable payment date. Deferred stock units are payable in shares of the Company's Class A common stock either upon the director's departure from the Board or in annual installments over three years following departure. All deferred stock units are entitled to receive dividend equivalent payments, which are reinvested into additional deferred stock units. Any such additional deferred stock units will be subject to the same restrictions and conditions, including any vesting conditions, as the deferred stock units with respect to which they were credited.

Director Compensation for 2021

The following table provides information concerning the compensation of our non-employee directors for 2021:

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	All Other Compensation[3] ($)	Total ($)
Thomas J. Barrack, Jr.	25,000	—	—	25,000
J. Braxton Carter[4]	190,410	204,185	—	394,595
Nancy A. Curtin	271,500	175,007	—	446,507
Jeannie Diefenderfer	295,296	175,007	—	470,303
Jon A. Fosheim	191,445	175,007	76,006	442,458
Craig M. Hatkoff	39,176	170,448	65,934	275,558
Gregory J. McCray	201,186	230,839	—	432,025
Raymond C. Mikulich	40,879	170,448	65,934	277,261
George G. C. Parker	45,137	—	—	45,137
Sháka Rasheed[5]	229,417	175,007	—	404,424
Dale Anne Reiss	188,890	175,007	—	363,897
John L. Steffens	120,851	175,007	137,532	433,390

(1) For Mr. Barrack, amounts include the value of 2,265 deferred stock units received in lieu of directors' cash compensation for service in 2021. Also Includes the following amounts paid in connection with service on the Trident Transaction Committee and Special Investigation Committee, as applicable: $84,000 to Mr. Carter, $59,000 to Ms. Curtin, $172,000 to Ms. Diefenderfer, $59,000 to Mr. Fosheim, $88,000 to Mr. McCray, $147,000 to Mr. Rasheed and $59,000 to Ms. Reiss.

30 | DIGITALBRIDGE 2022 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS (2) Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of the shares of common stock and/or deferred stock units granted to each of our non-employee directors (except for Messrs. Hatkoff, Mikulich and Parker, who did not stand for re-election in 2021) on May 7, 2021, which was for the annual grant in connection with each director’s re-election (or in the case of Messrs. Carter, McCray and Rasheed, election) to the Board on May 4, 2021. As of December 31, 2021, except for (i) 25,437 unvested shares held by each of Mses. Diefenderfer and Reiss and Messrs. Carter and McCray and (iii) 25,437 unvested deferred stock units held by each of Ms. Curtin and Messrs. Fosheim, Rasheed and Steffens, none of our directors held any unexercised option awards or unvested stock awards that had been granted as director compensation. Following each of Messrs. Hatkoff’s, Mikulich’s and Parker’s respective resignations from our Board, all unvested stock awards held by them were accelerated. Each of the stock awards in 2021 was issued in the form of deferred stock units, except that 100% of the stock awards granted to each of Mses. Diefenderfer and Reiss and Messrs. Carter and McCray were in restricted shares of the Company’s Class A common stock. Reflects (i) $76,006 and $137,532 paid to Mr. Fosheim and Mr. Steffens, respectively, to compensate them for taxes and related accounting fees in connection with corrections related to the invalid issuance of certain deferred stock units, and (ii) cash amounts to Messrs. Hatkoff and Mikulich pursuant to the consulting agreements, effective as of May 4, 2021, between the Company and Messrs. Hatkoff and Mikulich. Mr. Carter was appointed to our Board on March 2, 2021 and therefore, the compensation earned in 2021 includes Mr. Carter’s pro rata portion of the annual cash retainers. Mr. Rasheed was elected to our Board on May 4, 2021 and therefore, the compensation earned in 2021 includes Mr. Rasheed’s pro rata portion of the annual cash retainers. (3) (4) (5) Director Stock Ownership Guidelines Our Board adopted the following minimum stock ownership guidelines for non-executive members of our Board: Title Guideline Pursuant to the Non-Executive Independent Director Compensation Policy, each non-executive director is required to maintain ownership of shares of Class A common stock of the Company (which may include deferred stock units) with a value no less than four-times (4x) the annual cash base fee for his or her services. In connection with the foregoing share ownership requirement, each non-executive director shall have until the end of the five-year period commencing on the later of January 11, 2017 or upon such director’s initial election to the Board to comply with the minimum share ownership requirement in order to stand for re-election. Each director is currently in compliance with these ownership requirements or is within the five-year transition period. DIGITALBRIDGE 2022 PROXY STATEMENT | 31 Non-Executive DirectorsA multiple of 4x annual director cash base retainer

EXECUTIVE
OFFICERS

The following sets forth certain information concerning our executive officers. Our executive officers, who are appointed annually by our Board of Directors, are critical to creating and executing on the Company's strategy.

Name	Age	Position
Marc C. Ganzi	50	Chief Executive Officer
Benjamin J. Jenkins	51	President and Chief Investment Officer
Jacky Wu	39	Executive Vice President, Chief Financial Officer and Treasurer
Ronald M. Sanders	58	Executive Vice President, Chief Legal Officer and Secretary
Liam Stewart	44	Chief Operating Officer
Sonia Kim	48	Managing Director and Chief Accounting Officer

See "Proposal No. 1: Election of Directors—Board of Directors" above for Mr. Ganzi's biographical information.

BEN JENKINS



President and Chief Investment Officer

Benjamin J. Jenkins is President and Chief Investment Officer of DigitalBridge, a position he has held since March 2022. Mr. Jenkins previously served as Chief Investment Officer of the Company's Digital IM segment and as Chairman of Digital Bridge Holdings prior to its acquisition by DigitalBridge in July 2019. Mr. Jenkins is also the Co-Founder of Digital Bridge Holdings and the former Chairman of Global Tower Partners. Prior to forming Digital Bridge Holdings in 2013, Mr. Jenkins was a Senior Managing Director and head of the Hong Kong office for The Blackstone Group. During his 12 years at Blackstone, Mr. Jenkins led over a dozen private equity investments (including Global Tower Partners) across a range of industries and geographies, including telecommunications deals in developed and emerging markets. Prior to joining Blackstone, Mr. Jenkins was an associate at Saunders, Karp and Megrue (now Apax Partners) and a financial analyst at Morgan Stanley. Mr. Jenkins received a Bachelor of Arts with honors from Stanford University and an MBA with distinction from Harvard Business School.

JACKY WU



Executive Vice President, Chief Financial Officer and Treasurer

Jacky Wu is an Executive Vice President, Chief Financial Officer and Treasurer of DigitalBridge. Prior to joining DigitalBridge in March 2020, Mr. Wu served as Executive Vice President and Chief Financial Officer of Driven Brands, Inc. (NASDAQ: DRVN), America's largest automotive aftermarket platform from September 2016 to March 2020, during which time he oversaw the filing of Driven Brands' registration statement in connection with its initial public offering in March 2020. Prior to that, Mr. Wu served as Executive Vice President and Chief Financial Officer of Xura, Inc. (formerly Comverse, Inc. (NASDAQ: MESG)) from April 2015 to September 2016, when the company was taken private. From May 2010 to March 2015, Mr. Wu was Vice President at American Tower Corporation (NYSE: AMT), where he was Vice President of Finance and Mergers & Acquisitions from January 2014 to March 2015 and Vice President of Financial Planning and Analysis, US Tower from May 2010 to December 2013. Prior to that, Mr. Wu spent eight years at Verizon Communications (NYSE: VZ), from 2002 to 2010, where he served in numerous accounting, finance and business development roles, including as the Director and Chief Financial Officer of Verizon's Digital Services Inc. from 2009 to 2010. He graduated summa cum laude, Phi Beta Kappa and with Departmental Honors with a Master of Business Administration and a Bachelor of Science in Economics from Tulane University.

32 | DIGITALBRIDGE 2022 PROXY STATEMENT

EXECUTIVE OFFICERS at GTP. Prior to joining GTP in 2009, Mr. Stewart was employed by the Macquarie Group where he DIGITALBRIDGE 2022 PROXY STATEMENT | 33 SONIA KIM Managing Director and the Chief Accounting Officer Sonia Kim is a Managing Director and the Chief Accounting Officer of DigitalBridge. Ms. Kim is responsible for financial reporting and accounting policy matters for DigitalBridge and its managed vehicles. Prior to joining DigitalBridge in 2008, Ms. Kim was an auditor with Deloitte & Touche LLP and PricewaterhouseCoopers LLP, serving clients primarily in real estate and financial services industries. Ms. Kim received a Bachelor of Arts in Business Economics from the University of California, Los Angeles, and is a Certified Public Accountant in the State of California. LIAM STEWART Chief Operating Officer Liam Stewart is Chief Operating Officer of DigitalBridge, a position he has held since March 2022. Prior to joining DigitalBridge in September 2020 as the Chief Operating Officer of the Company’s Digital IM segment, Mr. Stewart was the Chief Financial Officer of Macquarie Infrastructure Corporation from June 2015 until September 2020. Mr. Stewart has approximately 15 years of experience in acquiring, operating and financing infrastructure assets in the U.S., Australia, and Asia. Prior to joining Macquarie Infrastructure and Real Assets in 2014, Mr. Stewart was a Senior Vice President and Management Partner at Global Tower Partners (GTP), where he had responsibility for all capital markets initiatives and led over a dozen domestic and international financings for GTP. He was also responsible for all treasury, capital markets and strategic planning, budgeting, forecasting, investor relations and reporting initiatives had day to day responsibility for a listed Macquarie affiliate’s North American media and telecommunications investments. Mr. Stewart has an MBA from the Kellogg School of Management at Northwestern University and a Bachelor of Arts and Bachelor of Laws from the University of New South Wales. He is also admitted to practice as a solicitor in the state of New South Wales. RONALD M. SANDERS Executive Vice President and the Chief Legal Officer and Secretary Ronald M. Sanders is an Executive Vice President and the Chief Legal Officer and Secretary of DigitalBridge. Mr. Sanders is responsible for the management of global legal affairs and generally provides legal and other support to the operations of DigitalBridge. Prior to joining the DigitalBridge business in 2004, Mr. Sanders was a Partner with the law firm of Clifford Chance US LLP. Mr. Sanders received his Bachelor of Science from the State University of New York at Albany in 1985, and his Juris Doctor from the New York University School of Law in 1988.

PROPOSAL NO. 2: NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION Pursuant to Section 14A(a)(1) of the Exchange Act, we are providing stockholders with the opportunity to approve the following non-binding, advisory resolution: “RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.” We are asking our stockholders to indicate their support for the resolution approving our named executive officers’ compensation as described in this Proxy Statement. This vote is not limited to any specific item of compensation but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as described in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. Please see “Compensation Discussion and Analysis” in this Proxy Statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers for 2021. The resolution approving the compensation of our named executive officers is advisory and, therefore, will not have any binding legal effect on the Company, our Board or the Compensation Committee. Our Board and the Compensation Committee value the opinions of our stockholders and intend to take the results of the vote on this proposal into account in future decisions regarding the compensation of our named executive officers. 34 | DIGITALBRIDGE 2022 PROXY STATEMENT Our Board of Directors Recommends a Vote “FOR” Adoption of This Resolution, Approval of Named Executive Officer Compensation.

COMPENSATION COMMITTEE REPORT The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement. Respectfully submitted by the Compensation Committee: DIGITALBRIDGE 2022 PROXY STATEMENT | 35 Jon A. Fosheim, Chairperson J. Braxton Carter Gregory J. McCray John L. Steffens

COMPENSATION
DISCUSSION AND ANALYSIS

This Compensation Discussion & Analysis section discusses the compensation of our named executive officers as follows:

Name	Position
Marc C. Ganzi	Chief Executive Officer
Jacky Wu	Executive Vice President, Chief Financial Officer and Treasurer
Ronald M. Sanders	Executive Vice President, Chief Legal Officer and Secretary
Sonia Kim	Managing Director, Chief Accounting Officer

Our named executive officers for 2021 also include one former executive who was no longer employed as of December 31, 2021.

Name	Position
Thomas J. Barrack, Jr.	Former Executive Chairman

Executive Summary

Leadership Transition and Digital Transformation

In early 2019, our Board of Directors determined to transform the Company from a strategy focused on multiple real estate asset classes generating yield to a strategy focused on high growth digital communications and technology infrastructure. To execute on this transformative strategic shift, in July 2019, the Company acquired Digital Bridge Holdings, a leading investor in digital infrastructure, with the agreement that Digital Bridge's CEO, Mr. Ganzi, would within a two-year period become CEO of the Company. The business plan envisioned that the Company would rotate its assets under management to become a pure play digital infrastructure company and commence an orderly disposition of its legacy assets and liabilities.

Mr. Ganzi was appointed as CEO in July 2020 and has devoted his full attention toward effecting the Company's digital transformation. Mr. Ganzi has led the Company through the pivot and correspondingly ignited the upward trajectory of the return of shareholder value envisioned in July 2019. Highlights from Mr. Ganzi's tenure include the completion of the Company's rotation to 100% digital profile; appointment of Mr. Wu as CFO in July 2020; increasing third party FEEUM to over $18.3 billion and total digital AUM to over $45 billion; generating net proceeds of over $1.2 billion in the disposition of the Company's legacy assets; adding high quality digital infrastructure investments to the Company's balance sheet; and addressing balance sheet liabilities to provide over $1.1 billion of liquidity as of December 31, 2021.

2021 Business Highlights

- Completed (i) the dispositions of our Hospitality and Other Equity & Debt ("OED") portfolios, (ii) the internalization of BrightSpire Capital, Inc. and (iii) entered into an agreement to sell the Wellness infrastructure business, which closed in February 2022, marking the completion of the rotation of over $78 billion in assets under management ("AUM")

36 | DIGITALBRIDGE 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS n Closed the largest ever dedicated digital infrastructure fund, Digital Bridge Partners II, LP (“DBP II”), our second flagship fund, at $8.3 billion, exceeding the original target by over 35% and raising the hard cap to accomodate investor interest n Completed DBP II fundraising in under 18 months, bringing total FEEUM to $18.3 billion, up over $5.5 billion from the prior year n Rapidly grew digital AUM by over 50% to $45 billion n Finished the year with $1.1 billion of liquidity between corporate cash-on-hand and the Company’s securitized financing facility n Stock price increased by 73% from December 31, 2020 to December 31, 2021 n Exceeded 2021 Guidance with strong growth in revenue and earnings. In 2021, consolidated revenues increased to $965.8 million (+132% Y/Y%), DBRG OP share of revenues increased to $272.2 million (+99% Y/Y%), and our DBRG OP share of Digital IM FRE and Digital Operating Adjusted EBITDA both increased over 100% to $71.3 million and $55.6 million, respectively 2021 Compensation Program Continued Evolution of CEO and NEO Pay Model With Marc C. Ganzi’s appointment as our company’s CEO in July 2020, our Compensation Committee engaged in a robust assessment of CEO pay models used among peers across the alternative asset management and REIT industries, which included consideration of feedback from stockholder engagement and recommendations from Semler Brossy, our independent compensation consultant. Following its assessment, our Compensation Committee adopted a structured CEO pay model for 2021, which was primarily driven by formulaic-based determinations of rigorous financial and non-financial goals. This model was subsequently adopted for all named executive officers and was used to determine compensation for 2021 performance. The features of the 2021 program noted above also will be continued in the 2022 program. Our Compensation Committee believes that the structured pay model will best align incentives of our named executive officers with the interests of our stockholders. Maintained Previous Compensation Program Improvements We undertook a shareholder engagement process after our 2020 annual meeting in response to our say-on-pay vote. Based in part on the feedback from these one-on-one conversations, the Compensation Committee approved meaningful changes to our compensation program, which we maintained for the 2021 compensation program, to focus our executives on long-term value creation as we pursue our digital evolution and further strengthen alignment with our stockholders, as follows: (1) increased the weighting of corporate financial metrics in the Company’s annual incentive plan from 60% to 75%, and decreased the weighting attributable to pre-established individual goals, objectives and performance targets from 40% to 25% established that 50% of all long-term incentive equity compensation, regardless of whether paid by the Company or Company-managed vehicles, will be performance-based increased the rigor of the performance hurdles in our total stockholder return (TSR) performance-based equity awards by increasing the minimum payout threshold from the 10th percentile to the 25th percentile, increasing the threshold for target payout from the 50th percentile to the 55th percentile, and capping payouts at target when absolute TSR is negative (2) (3) DIGITALBRIDGE 2022 PROXY STATEMENT | 37

COMPENSATION DISCUSSION AND ANALYSIS

Continued Focus on ESG

Key 2021 ESG Accomplishments:

Governance	■ Established and delivered training on nine foundational ESG practices for each portfolio company* ■ Introduced comprehensive portfolio company ESG reporting at the board level ■ 100% of portfolio companies have a professional dedicated to ESG management and reporting ■ Delivered annual training on ESG issues for all DigitalBridge professionals
Climate Change	■ Pledged to achieve net zero greenhouse gas emissions by 2030 and formalized our plan for DigitalBridge and our portfolio companies ■ 3 portfolio companies on track to achieve carbon neutrality for their 2021 emissions
Data Protection	■ Undertook a series of actions to meet the requirements of European Union (EU) General Data Protection Regulation
Diversity, Equity and Inclusion	■ Continued implementation of our four-pillar DEI Initiative to attract, retain and reward talented people from all backgrounds ■ Provided training for DigitalBridge employees on unconscious bias and anti-oppressive communication ■ Mentored 20+ KIPP Students through the college application process ■ Increased our support of Sponsors for Educational Opportunity (SEO), which provides select educational and internship opportunities in the financial sector to college students from underrepresented backgrounds. This partnership helped increase the diversity of the first summer analyst program at DigitalBridge in 2021, with 80% of professionals belonging to groups traditionally underrepresented in finance
Transparency	■ Issued an ESG report containing disclosures based on the Sustainability Accounting Standards Board (SASB) Standards for Real Estate and Telecommunication Services
Human Capital	■ Expanded the performance appraisal process to include peer feedback and reviews from other departments ■ Conducted interactive monthly wellness seminars on staying physically and mentally healthy while working remotely ■ Hosted virtual conversations regarding social justice and racial inequity, one of which was a roundtable discussion with Marc Ganzi, our CEO, and Nancy Curtin, Chairperson of the Board

* References to portfolio companies herein excludes recently acquired companies and companies that we do not control.

Stockholder Engagement Commitment

Our Board believes in listening to and communicating with stockholders. We believe stockholder insight and recommendations should be an integral part of Board discussions on many matters, including executive compensation. During 2021, in a stockholder outreach campaign led by John L. Steffens, the former Chairman of our Compensation Committee, we met virtually with nine of our 15 largest institutional investors (representing nearly 35% of our outstanding stock) to solicit feedback and better understand their individual concerns on our overall executive compensation program. Neither our CEO nor any other NEO participated in any of these meetings with investors.

38 | DIGITALBRIDGE 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS Our Compensation Committee deeply values the continued interest of and feedback from our shareholders on our executive compensation program and is committed to maintaining an active dialogue with them to ensure their perspectives are thoughtfully taken into account. For a discussion of the feedback received and the actions we took in response, see “Stockholder Engagement & 2021 Say-on-Pay Vote” below. We anticipate another stockholder outreach campaign, led by Jon Fosheim, the current Chairman of our Compensation Committee, in 2022 to continue this dialogue. Pay for Performance Philosophy and Program Objectives OUR PHILOSOPHY The primary goal of our executive compensation program is to align the interests of our executive officers with those of our stockholders in a way that allows us to attract and retain the best executive talent. Variable Pay Structure Linked to Financial Objectives Performance and Compensation Benchmarking Attract and Retain Industry Talent Our Executive Compensation Program Our executive compensation program is designed to strengthen the link between pay and performance. Annual Cash Bonus Approach Equity and Cash Weighting Long-Term Incentive DIGITALBRIDGE 2022 PROXY STATEMENT | 39 • Grants at least 50% of long-term incentive equity compensation in the form of performance-based awards based on relative total shareholder return • Sets incentive targets more heavily weighted towards equity over cash compensation • Utilizes a formulaic approach to determining annual cash bonus awards to executive officers involving objective corporate financial metrics (75%) and subjective elements (25%) relating to personal performance targets, as opposed to a fully discretionary approach 3 $ 2 1 • Benchmarks our performance and compensation against both REIT peers and alternative asset manager peers with consideration of company market capitalization and complexity as indicated by revenues, range of businesses and other factors to set target levels of compensation and determine the value and level of award opportunities • Focuses on creating variable pay structures, emphasizing long-term compensation directly related to our stock price, relative TSR and other strategic and financial objectives • Implements elements of compensation programs from both REITs and alternative asset managers, including base salaries, cash bonuses, equity awards and incentive fee allocations, in order for us to remain competitive in the market for attracting and retaining executive talent 3 2 $ 1

COMPENSATION DISCUSSION AND ANALYSIS Our executive compensation program consists of salary and certain variable pay components, including annual cash bonus, long-term incentive equity awards, and incentive fee allocations. COMPENSATION PRACTICES We believe that our executive compensation programs provide appropriate performance-based incentives to attract and retain leadership talent in the highly competitive market in which we operate, to align management and stockholder interests and to continue to drive our long-term track record of superior returns to stockholders. The following are key features of our executive compensation programs: compensation opportunity. incentive awards are subject to time-based, multi-year interest of our executive officers with our long-term 55th percentile. capped at target when absolute TSR is negative. (1) Pursuant to Mr. Ganzi’s employment agreement, for the 2021 performance year only, Mr. Ganzi was entitled to receive a minimum of $2,500,000 in total direct compensation (i.e., salary, cash bonus and long-term equity incentives). 40 | DIGITALBRIDGE 2022 PROXY STATEMENT What We Do Pay for performance. The vast majority of total compensation is tied to performance (i.e., there are minimum incentive targets, but not guaranteed minimum payments(1) and salaries comprise a relatively small portion of each executive’s overall Long-term alignment with stockholders. Our equity vesting schedules to enhance executive officer retention. Relative TSR Performance Alignment. We align the investors by designing our equity compensation program to provide for future multi-year, performance-based equity awards based on relative total stockholder return performance with target set at Absolute TSR Performance Cap. Beginning in 2020, payouts of performance-based equity awards are Emphasis on Performance-Based Awards. 50% of all long-term incentive awards granted to executive officers are performance-based (regardless of the source of such award). Clawback Policy. We impose a clawback policy with respect to incentive payments. Stock Ownership Guidelines. We follow robust stock ownership guidelines for our executives and directors. Peer Benchmarking. We consider and benchmark peer companies in establishing executive compensation. Independent Compensation Consultant. An independent compensation consultant is retained by the Compensation Committee. What We Don’t Do No Tax Gross Ups. We do not provide tax gross-ups on compensation payments made in connection with a change of control. No Guaranteed Bonuses. We do not provide guaranteed bonuses. No Single Trigger Cash Severance. We do not provide for single trigger cash severance in connection with a change of control. No Dividends on Unearned Performance-Based Awards. We will not pay dividends or distributions on unearned equity awards subject to performance-based vesting. No Hedging or Pledging. We do not allow hedging or pledging of Company securities. No Executive Retirement Benefits. We do not provide executive officers with additional qualified or nonqualified retirement benefits.

COMPENSATION DISCUSSION AND ANALYSIS WE PAY FOR PERFORMANCE Variable pay, consisting of long-term incentive equity awards, annual cash bonus and, if any, incentive fee allocations, constitutes the vast majority of our executive compensation. This weighting towards variable pay allows the Compensation Committee to reward strong performance and penalize poor performance in both our business operations and our stock price. Our variable pay components contain structural elements from both REITs and alternative asset managers in recognition that the incentives of our executives need to be aligned with stockholders as well as our private fund investors. In light of the growth in our digital investment management business and the balance sheet investments that we have in our sponsored private funds, we believe creating strong alignment between our executives and our private fund investors through incentive fee allocations also serves to benefit our stockholders. While incentive fee allocations have historically not been a material component of our executive compensation program, we anticipate that such allocations may become a more significant element of executive compensation over the long term. For 2021, out of our current NEOs, only our Chief Executive Officer received incentive fee allocations, representing approximately 8% of his total direct compensation. To build even stronger pay for-performance alignment with our stockholders, 50% of long-term incentive equity awards granted by the Company are “at-risk” performance-based stock awards, the ultimate value of which depends on the Company’s total stockholder return relative to peer companies based on future performance. The following charts present the allocation of 2021 total direct compensation paid among the different components for our Chief Executive Officer individually, and the weighted average of each component for our other current named executive officers as a group: CEO Other Current NEOs incentive salary salary 15% fee 8% 8% cash bonus 34% 92% at Risk stock awards 43% 85% at Risk cash bonus 42% stock awards 50% Incentive Fee: 0% Process for Determining Compensation Awards During the first quarter of each fiscal year, the Compensation Committee determines base salaries, target annual cash bonuses and long-term incentive equity awards and adopts an annual incentive plan, which establishes a formulaic approach to determining the amount of target cash bonuses to be paid, for executive officers. During the fourth quarter of 2020, the Compensation Committee engaged Semler Brossy, a nationally recognized independent consulting firm, to undertake a comprehensive review of executive compensation, our peer group, and relevant market data and to provide the Compensation Committee with an independent analysis and recommendations concerning executive compensation matters. Semler Brossy met with members of the Compensation Committee and management in separate meetings and calls regarding these matters. DIGITALBRIDGE 2022 PROXY STATEMENT | 41

COMPENSATION DISCUSSION AND ANALYSIS During this evaluation period, to establish a framework for executive compensation for 2021, the Compensation Committee and Semler Brossy discussed cash bonus and long-term incentive equity award plans, including carefully evaluating details of equity compensation plans within the Company’s peer group and other relevant company published survey data. With respect to long-term incentive equity award plans, the Compensation Committee incorporated performance-based vesting to improve and further enhance the Company’s compensation plans. In addition, the Compensation Committee considered the Company’s performance and relative stockholder return, the amount of compensation payable, including annual incentive awards, to similarly situated officers within our peer group, any stockholder vote on compensation and any other factors the Compensation Committee deems necessary or advisable in its discretion. With respect to our named executive officers the Compensation Committee determined 2021 base salaries, considered target annual cash bonuses and long-term incentive equity awards and adopted a 2021 Annual Incentive Plan. The 2021 Annual Incentive Plan combines both objective and subjective measures for evaluating cash bonus compensation of executive officers. In early 2022, the Compensation Committee made annual cash bonus determinations for our named executive officers under the 2021 Annual Incentive Plan and approved the 2022 executive compensation program, which maintained the meaningful changes implemented with the 2020 and 2021 executive compensation programs based on feedback from the Company’s stockholder outreach campaign. 2021/2022 EXECUTIVE COMPENSATION In connection with our digital transformation and in response to feedback from our stockholders, we implemented meaningful changes to our executive compensation program in order to emphasize long-term alignment of interests of our management with our stockholders, including the following: Corporate financial metrics focused on digital performance. The 2022 Annual Incentive Plan provides a 75% weighting across five corporate financial metrics: n Digital FEEUM Capital Raise (25%) n Digital IM Revenues (15%) n Digital Operating Revenues (10%) n Digital IM FRE (15%) n Digital Operating adjusted EBITDA (10%) For definitions of these corporate financial metrics, see “Other Information—Non-GAAP Financial Measures.” Unlike prior years’ programs, the 2022 Annual Incentive Plan will not involve legacy asset monetizations now that our digital transformation is complete. By prioritizing these metrics in the 2022 Annual Incentive Plan, our management team will continue to be compensated for strong performance in the Company’s two operating segments. Higher performance thresholds for payout in relative TSR performance-based equity awards and increased portion of all equity awards granted to executives tied to performance-based vesting. Beginning in 2020, the Compensation Committee increased the rigor of the performance payout thresholds of relative TSR performance-based awards by raising the bar for minimum and target payouts to the 25th percentile and 55th percentile, respectively. Additionally, the Compensation Committee adopted a policy that caps payouts of performance-based equity awards at target when absolute TSR is negative. Further, beginning in 2020, the Compensation Committee determined that 50% of all equity awards, whether issued by the Company or a managed investment vehicle, would be subject to performance-based vesting criteria. 42 | DIGITALBRIDGE 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

PEER BENCHMARKING

Based on recommendations from Semler Brossy, we effectuated a re-balance of our peer group in 2021 to reflect our strategic focus on digital infrastructure and real estate as well as our company's size in terms of revenue, assets, market capitalization and enterprise value.

Our peer group for 2021 consisted of the following companies:

Apollo Global Management	*Equinix*	*SBA Communications*
Ares Management	*Healthpeak Properties, Inc.*	*Switch*
Blackstone Group	*Kennedy-Wilson*	*Ventas*
Carlyle Group	*KKR & Co*	*W. P. Carey*
CyrusOne	*QTS Realty Trust (prior to its acquisition)*	
Digital Realty Trust		

Based on recommendations from Semler Brossy, we added American Tower, Crown Castle International, Iron Mountain, and Uniti Group and removed Healthpeak Properties, Inc., Kennedy-Wilson, QTS Realty Trust, Ventas and W.P. Carey for 2022. These changes effectuate a re-balance of our peer group to reflect the completion of our digital transformation as well as our company's size in terms of revenue, assets, market capitalization and enterprise value.

Our peer group for 2022 consists of the following companies:

American Tower	*Crown Castle International*	*KKR & Co*
Apollo Global Management	*CyrusOne*	*SBA Communications*
Ares Management	*Digital Realty Trust*	*Switch*
Blackstone Group	*Equinix*	*Uniti Group*
Carlyle Group	*Iron Mountain*	

2021 Compensation Decisions

Based upon its review of our corporate performance, as described above, and the individual performance of each named executive officer as discussed in this Compensation Discussion and Analysis, the Compensation Committee approved the compensation amounts outlined in the table below. This table provides a comprehensive summary of each named executive officer's total recurring direct compensation for the 2021 performance year. This perspective may be useful in reviewing key incentive compensation decisions, as this is how the Compensation Committee considers performance and pay, with incentive compensation generally reflective of prior year's performance. It should be noted that the table below is not intended to be a substitute for the Summary Compensation Table presented in "Compensation Tables and Related Narrative," as certain amounts in the table below are different than the amounts in the Summary Compensation Table. The most significant differences are that this table (i) reflects long-term incentive equity awards granted in March 2022 for the 2021 performance year, while the Summary Compensation Table provides the value of the equity awards for the year in which they were granted and (ii) excludes non-recurring compensation items included in the All Other Compensation column of the Summary Compensation Table.

DIGITALBRIDGE 2022 PROXY STATEMENT | 43

COMPENSATION DISCUSSION AND ANALYSIS

2021 TOTAL RECURRING DIRECT COMPENSATION (NEOs)

Executive	Salary ($)	Annual Cash Bonus ($)	Long-Term Incentive Equity Awards[(1)] ($)	Incentive Fee Allocations[(2)] ($)	Total Direct Compensation ($)	% Change from 2020 to 2021
Marc C. Ganzi	1,200,000	4,844,052	7,266,096	1,114,839	14,424,987	6.4%
Jacky Wu	600,000	1,206,889	1,500,000[(3)]	—	3,306,889	139.4%
Ronald M. Sanders	475,000	1,910,908	1,688,000	—	4,073,908	-6.8%
Sonia Kim	350,000	281,607	315,000	—	946,607	-6.4%
Total	**2,878,846**	**8,243,456**	**10,769,096**	**1,114,839**	**23,006,237[(4)]**	**-24.2%**

(1) Represents the dollar amount of 2021 grants approved by the Compensation Committee in 2022, of which 50% were subject to performance-based vesting conditions and 50% were subject to time-based vesting conditions.

(2) Reflects incentive fee allocation payments that accrued in prior periods but were vested and paid in 2021.

(3) Excludes the CFO True-Up Award, which was granted in March 2021 in order to correct an administrative error in the issuance of the CFO Sign-On Award, which was granted concurrently with the commencement of Mr. Wu's employment in March 2020. See "Elements of Compensation—Long-Term Equity Incentive Awards—CFO Sign-On Award/CFO True-Up Award."

(4) Total includes total direct compensation paid to Mr. Barrack in 2021 consisting of $253,846 in salary, a reduction of 97.5% from Mr. Barrack's 2020 total direct compensation. Effective April 1, 2021, Mr. Barrack ceased to serve as an officer of the Company and became a non-executive member of the Board. Mr. Barrack voluntarily resigned from the Board in July 2021.

Stockholder Engagement & 2021 Say-on-Pay Vote

Our Board believes in listening to and communicating with stockholders. We believe stockholder insight and recommendations should be an integral part of Board discussions on many matters. The input we receive from stockholders as part of our regular engagement efforts impacts our compensation and corporate governance policies in a meaningful way. The Board, senior management and our investor relations team maintain a robust dialogue with investors to gain their perspectives on current issues and address any questions or concerns.

At our 2021 annual meeting of stockholders, our stockholders voted on the say-on-pay advisory proposal to approve the compensation paid to our named executive officers. Of the votes cast, 96% were in favor of the say-on-pay proposal at our 2021 annual meeting, a substantial increase from our 2020 annual meeting. We believe this improvement is due in large part to the meaningful changes implemented in the Company's executive compensation program beginning in 2020 and the enhanced transparency around certain compensation matters in the Company's proxy statement following the feedback we received from our stockholder outreach campaigns in 2020 and 2021.

We strongly considered the responses we received from stockholders in 2020 and 2021 in implementing our executive compensation program for 2022 and maintained the improvements we previously adopted.

44 | DIGITALBRIDGE 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS What We Heard from Stockholders How Our Compensation Committee Responded Elements of Compensation The key elements of our executive compensation program are as follows: ANNUAL BASE SALARY Base salaries are designed to compensate our executive officers at a fixed level of compensation that is market competitive and commensurate with each executive’s skills, experience and contributions. In determining base salaries, our Compensation Committee considers a number of factors, including, among other factors, each executive officer’s role and responsibilities, qualifications and experience, past performance, unique skills, future potential with our Company, compensation paid for similar positions within our peer group (including other comparable companies, as applicable) and internal pay equity. DIGITALBRIDGE 2022 PROXY STATEMENT | 45 ANNUAL BASE SALARY; ANNUAL CASH BONUS; LONG-TERM INCENTIVE EQUITY AWARDS; INCENTIVE FEE ALLOCATIONS; AND OTHER BENEFITS. n Peer group used for compensation benchmarking should be updated to better reflect the Company’s digital transformation Re-balanced 2022 peer group to add digital-focused companies and eliminate peers in legacy businesses that the Company will no longer engage in For 2022 performance, 60% of the CEO’s bonus opportunity is in the form of long-term incentive equity, with 50% of such equity tied to performance-based vesting conditions related to relative TSR. In considering long-term incentive equity awards for 2022, the Compensation Committee reviewed and considered the Company’s historical and anticipated burn-rate and that its burn-rate is below ISS burn rate benchmarks for both Real Estate and Diversified Financial companies n Compensation should be more heavily weighted towards long-term equity in order to align compensation with stockholder interests; however, equity compensation should be used efficiently, with consideration given to dilution Presented enhanced disclosure in this Proxy Statement regarding incentive fee allocations n Enhance disclosure of incentive fee allocations Implemented the 2022 Annual Incentive Plan with 75% (up from 60% prior to 2020) of payout tied to corporate financial metrics and 25% (down from 40% prior to 2020) of payout tied to individual goals & objectives n The 2020 meaningful changes made to the structure of the Annual Incentive Plan should be maintained Maintained for 2022 performance-based LTIP awards that (1) increased threshold for minimum payout from 10th percentile to 25th percentile; (2) increased target payout from 50th percentile to 55th percentile performance ranking; and (3) cap payouts at 100% of target when absolute TSR is negative n The 2020 meaningful changes made to increase the rigor of relative TSR goals should all be maintained

COMPENSATION DISCUSSION AND ANALYSIS

The table below sets forth the base salaries of our named executive officers for the 2020 and 2021 years:

	Base Salary		
Named Executive Officer	**2020 ($)**	**2021 ($)**	**Percentage Change (from 2020 to 2021)**
Marc C. Ganzi	1,060,000	1,200,000	13.2%
Jacky Wu	475,000	600,000	26.3%
Ronald M. Sanders	450,000	475,000	5.6%
Sonia Kim	315,000	350,000	11.1%

ANNUAL CASH BONUS

The annual bonus payment is designed to incentivize our executive officers at a variable level of compensation based on performance of both our Company and each individual. The Compensation Committee considers corporate goals, objectives and performance in determining the annual bonus payment.

2021 ANNUAL INCENTIVE PLAN OVERVIEW

In March 2021, the Compensation Committee established the 2021 Annual Incentive Plan and approved 2021 target cash bonuses for our then-current named executive officers. The 2021 Annual Incentive Plan provided a 75% weighting across four corporate financial metrics:

- Digital Capital Raise (25%)
- Core Digital Revenues (12.5%)
- Core Digital EBITDA/FRE (12.5%)
- Legacy Asset Monetizations (25%)

In addition, the 2021 Annual Incentive Plan provided a 25% weighting to individual goals and objectives (based on pre-established individual performance targets applicable to the responsibilities of the relevant executive officer). For 2021, the objective financial metric performance hurdles that our named executive officers were required to achieve were established in connection with the Company's budgeted operations for 2021. The Compensation Committee believes that the corporate financial metric targets established in the 2021 Annual Incentive Plan were robust and rigorous targets at the time they were established.

46 | DIGITALBRIDGE 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

For 2021, the individual goals component of the 2021 Annual Incentive Plan was based on specific, measurable goals and objectives, which varied by individual. These individual goals and objectives related to the following five areas of business focus for the Company during 2021: (1) rotating AUM, (2) growing the investment management business, (3) developing our ESG program, (4) increasing net asset value and stock price and (5) establishing our new digital identity. For each of these areas of focus, the Compensation Committee considered the specific achievements of the targets and goals that were established, as set forth in the following table:

	2021 Management Priorities	Targets and Goals Achieved for 2021
1 ROTATING AUM	■ Close Lodging Portfolio Sale to Highgate by April 15, 2021	✓ Closed in March for gross proceeds of $67.5M with significant reduction of debt
	■ Finalize divestment of Wellness Infrastructure through outright sale or a spin into a new public vehicle	✓ Sale closed to Highgate/Aurora in February 2022 for $3.2B (net equity value of $316M)
	■ Finalize divestment of BRSP management contract, wind down of position in BRSP shares	✓ Generated $184M from management internalization and share sales; continue to own ~35 M shares (~$ 315 M at current ~$9/share)
	■ Sell the OE&D Portfolio to Fortress (or another party) in a block trade	✓ Closed sale of OE&D Portfolio to Fortress for net proceeds of $443M
2 GROWING INVESTMENT MANAGEMENT	■ Outperform targeted $6B for DBP II, aiming at $7.8 billion	✓ Closed at $8.3B, outperforming $6B target and fund's original hard cap of $7.8B
	■ Execute on robust pipeline for DBP II; close three new digital deals in Q1 2021	✓ Vantage Towers, Centratama, Asia Space, Landmark Dividend, Boingo Wireless and Vertical Bridge closed; Atlas Edge, PCCW and Superloop signed
	■ Develop and launch new digital IM products	✓ Closed ~$100M of credit deals and first Digital Venture deal that can be utilized to seed new products
3 DEVELOPING OUR ESG PROGRAM	■ Continue to lead on ESG and DEI: formally launch DigitalBridge Net Zero 2030 initiative	✓ Net Zero 2030 initiative publicly launched during Q4 2020 earnings call in February; Published 2020 ESG Report in June 2021
4 INCREASING NET ASSET VALUE AND STOCK PRICE	■ Exceed 2021 Guidance in Revenue, EBITDA and Core FFO	✓ Exceeded Digital IM and achieved Digital Operating 2021 guidance
	■ Add at least one more digital operating company or asset to DBRG's balance sheet	✓ Evaluated numerous new balance sheet investment opportunities during the year, but did not close on any

DIGITALBRIDGE 2022 PROXY STATEMENT | 47

COMPENSATION DISCUSSION AND ANALYSIS

	2021 Management Priorities	Targets and Goals Achieved for 2021
5 ESTABLISHING NEW DIGITAL IDENTITY	▪ Re-Brand CLNY into a forward-facing identity that ties to our digital future	✔ Successfully rebranded to DigitalBridge (NYSE: DBRG), effective June 22, 2021
	▪ Hold inaugural Investor Day and add 2 research analysts	✔ Held successful inaugural Investor Day on June 22nd; 3 research analysts initiated

In February 2022, the Compensation Committee determined the performance and payout levels that were achieved for our annual cash bonuses for 2021 based on available financial results for the corporate financial metrics component and based on the individual goals and objectives component described below. The following summarizes the performance and payout decisions made by the Compensation Committee for each of the performance goals established in the 2021 Annual Incentive Plan:

Performance Goal	Minimum ($)	Target ($)	Maximum ($)	Actual ($)	Other NEO Payout Percentage of Target(1)	CEO Payout Percentage of Target(1)
Digital Capital Raise	3.7 billion	4.7 billion	5.7 billion	6.8 billion	150%	350%
Core Digital Revenues	257 million	286 million	314 million	316 million	150%	350%
Core Digital EBITDA/FRE	109 million	121 million	133 million	127 million	122.8%	241%
Legacy Asset Monetizations	450 million	500 million	550 million	910 million	150%	350%
Individual Goals & Objectives	Varies by individual (0-150%)(2)				100%	350%

(1) Payout range under the 2021 Annual Incentive Plan was established at 0-350% for our Chief Executive Officer and 0-150% for each of our other named executive officers, with linear interpolation for performance between the minimum and maximum ranges set forth above.

(2) The Compensation Committee determined that the payout percentage for the individual goals & objectives component was 100% for each of our named executive officers other than our Chief Executive Officer.

Based on these determinations, we paid the following amounts to our named executive officers as annual cash bonuses for 2021 based on the following overall payout percentage of the target opportunity for each of our named executive officers:

Name	Payout Percentage of Target	2021 Annual Cash Bonus ($)
Marc C. Ganzi	336.4%	4,844,052
Jacky Wu	134.1%	1,206,889
Ronald M. Sanders	134.1%	1,910,908
Sonia Kim	134.1%	281,607

LONG-TERM INCENTIVE EQUITY AWARDS

The Compensation Committee approved the following long-term incentive equity award grants to our named executive officers for 2021. The actual number of shares or restricted stock units, as applicable, granted pursuant to each type of award was based on the dollar amount of the award divided by the closing price of our Class A common stock on the third trading day following the release of the Company's earnings for the year ended December 31, 2020.

48 | DIGITALBRIDGE 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Name	DBRG Time-Based Award ($)	DBRG Performance-Based Award ($)	DBRG Total Long-Term Incentive Equity Award ($)	% of DBRG Total Long-Term Incentive Equity Award	
				Time-Based	Performance-Based
Marc C. Ganzi	4,687,500	4,687,500	9,375,000	50%	50%
Jacky Wu[1]	213,750	2,713,750	2,927,500	7%	93%
Ronald M. Sanders	844,000	844,000	1,688,000	50%	50%
Sonia Kim	211,764	111,764	323,529	65%	35%

(1) Amount includes a $2.5 million equity incentive award granted to Mr. Wu on August 9, 2021 in the form of 354,108 restricted shares of the Company's class A Common stock, which vest in three equal annual installments following the date of grant, subject to satisfaction of certain conditions related to the disposition of the Company's Wellness Infrastructure segment and OED investments which were deemed satisfied in March 2022. Excludes the CFO True-Up Award described below.

The DBRG time-based award for 2021 performance was issued in shares of our restricted Class A common stock and vests annually over a three-year period, subject to continued employment. The DBRG performance-based award for 2021 performance was issued in restricted stock units and has a three-year performance period (March 15, 2021 to March 14, 2024) with payout opportunity ranging from zero to 200% of the target value, depending on the relative total stockholder return performance of our company as compared to our peer group for 2021.

Recipients of the 2021 DBRG performance-based award will not be entitled to receive dividends or dividend equivalents before performance-based vesting has occurred.

As part of the meaningful changes to our 2020 executive compensation program, the Compensation Committee increased the rigor of the performance payout thresholds of relative TSR performance-based awards by raising the bar for minimum and target payouts to the 25th percentile and 55th percentile, respectively. For the 2021 DBRG performance-based award, these increased bars were continued, and the following table provides the scale which will be used to determine the payout percentage (if any) upon completion of the three-year performance cycle for such awards:

Relative TSR Percentile for the Performance Cycle	% of Target Restricted Stock Units Vested
Less than 25th percentile	0%
At or greater than 25th percentile, but less than 30th percentile	50%
At or greater than 30th percentile, but less than 40th percentile	60%
At or greater than 40th percentile, but less than 50th percentile	80%
At or greater than 50th percentile, but less than 55th percentile	90%
At or greater than 55th percentile, but less than 60th percentile	100%
At or greater than 60th percentile, but less than 70th percentile	120%
At or greater than 70th percentile, but less than 80th percentile	140%
At or greater than 80th percentile, but less than 90th percentile	160%
At or greater than 90th percentile, but less than 100th percentile	180%
At 100th percentile	200%

Further, the Compensation Committee determined that for performance-based awards beginning in 2020, payouts will be capped at 100% of target when absolute TSR is negative.

2019 PSU awards

The performance-based award for 2019 was issued in restricted stock units and had a three-year performance period (March 15, 2019 to March 14, 2022) with payout opportunity ranging from zero to

DIGITALBRIDGE 2022 PROXY STATEMENT | 49

COMPENSATION DISCUSSION AND ANALYSIS 200% of the target value, depending on the relative TSR of the Company as compared to the Company’s peer group for 2019. Based on our TSR during the performance period relative to the peer group, our percentile rank was 38th and, as a result, our named executive officers for 2019 earned 60% of the 2019 performance-based award, which amount was settled in shares of our Class A common stock on March 18, 2022 as follows: Mr. Sanders—60,660; Ms. Kim—7,203; and Mr. Barrack—329,671. CFO sign-on award/CFO true-up award In connection with the commencement of Mr. Wu’s employment with the Company in March 2020, the Company entered into an employment agreement with Mr. Wu effective as of March 23, 2020, regarding his role and responsibilities, including his anticipated future appointment as our Chief Financial Officer. See “Employment Agreements—Employment Agreement with Other Named Executive Officers” below. Pursuant to the employment agreement, and to align incentives with stockholders, Mr. Wu was granted the CFO Sign-On Award concurrently with the commencement of his employment, which had a dollar value of $1,200,000 and was subject to three-year cliff vesting conditions. In accordance with the Company’s general practices regarding sign-on award issuances, the actual number of shares issued pursuant to the CFO Sign-On Award should have been based on the Company’s closing price on March 20, 2020 (the last business day prior to the grant date); however, due to administrative error, the number of shares issued pursuant to the CFO Sign-On Award was based on the Company’s closing price on March 16, 2020. As a result, the CFO Sign-On Award had a grant date fair value of $858,883, which was nearly 30% lower than the value the Compensation Committee had intended to grant to Mr. Wu. In order to correct this administrative error and effectuate the Compensation Committee’s original intent for the CFO Sign-On Award, the Compensation Committee approved the issuance to Mr. Wu of 180,337 shares of Class A common stock (the “CFO True-Up Award”), which was granted on March 15, 2021, subject to the same cliff-based vesting conditions as the CFO Sign-On Award. The number of shares granted in the CFO True-Up Award was determined based on the number of shares Mr. Wu would have received if the CFO Sign-On Award had been properly issued in accordance with the Company’s general practices based on the Company’s closing price on March 20, 2020. On August 9, 2021, the Company amended the terms of the CFO Sign-On Award and the CFO True-Up Award to modify the three-year cliff vesting condition and provide that the shares will instead vest in three equal installments on August 15, 2021, March 23, 2022 and March 23, 2023. INCENTIVE FEE ALLOCATIONS The Company may earn incentive fees from its managed private funds, traded and non-traded REITs and investment companies. Incentive fees are determined based on the performance of the investment vehicles subject to the achievement of minimum return hurdles in accordance with the terms set out in the respective governing agreements. As these hurdles are negotiated with third-party investors who have an interest to set hurdles as high as possible, we believe the hurdles established are rigorous. In general, hurdle rates for incentive fee allocations are met when our third-party investors receive 7-9% annualized returns, after which we are entitled to receive 10-20% of profits. A portion of the incentive fees earned by the Company (generally 60-65%) is allocated to senior management, investment professionals and certain other employees of the Company. The incentive fee allocations awarded to our employees, including our executive officers, are generally subject to vesting over a three to four year period. Because the amount payable pursuant to the incentive fees is directly tied to the applicable vehicle’s performance, we believe that incentive fee allocations promote a strong alignment of interests between the investors in those funds and our named executive officers, and in turn, benefits our stockholders. In addition, most alternative asset managers, including several of our peers, use incentive fee allocations as a significant means of compensating and motivating their executives and investment professionals, and we believe that we must do the same in order to attract and retain the top talent. Further, incentive fee allocations are paid by our third-party investors and, as a result, such incentive fee allocations paid to our management team do not impact our general and administrative expense on a net basis. As we do not expect payments in respect of incentive fee allocations to be material in the near term, we do not solely use incentive fee allocations to compensate our executives and instead have focused on more 50 | DIGITALBRIDGE 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS traditional REIT-based compensation structures (i.e., base salary, annual cash bonus and long-term incentives). However, as the Company’s digital investment management business continues to grow, it is expected that incentive fee allocations from the digital investment management business may become a more significant portion of executive compensation in the future. Our Compensation Committee will continue to evaluate the structure and elements of our executive compensation program, including but not limited to the potential increase in incentive fee allocation payments over time. Individual incentive fee allocations to our executive officers are approved by the Compensation Committee and based on recommendations made by management. The investment fee allocation is subject to certain time-based vesting conditions, which we believe fosters employment retention. Other than our Chief Executive Officer, our current NEOs did not receive any incentive fee allocation payments in 2021. Amounts paid to our named executive officers in respect of incentive fee allocations are disclosed in the “All Other Compensation” column in the Summary Compensation Table. We exclude accrued but unvested incentive allocation payments from the periods disclosed in the Summary Compensation Table in recognition that such amounts remain subject to forfeiture and are therefore not reflective of compensation paid or earned by the named executive officers during such periods. OTHER BENEFITS The Company provides a comprehensive benefits program to executives, including our named executive officers, which mirrors the program offered to our other employees. These benefits include, among other things, a 401(k) plan with matching contributions from the Company equal to 100% of the first 2% of employee contributions plus 50% of the next 3% of employee contributions and health and welfare benefits. Our named executive officers participate on the same terms as other employees under these plans. The Company may also provide, from time to time, certain perquisites to our named executive officers, including pursuant to the terms of their employment agreements (see “—Employment Agreements” below). Refer to “Compensation Tables and Related Narrative—Summary Compensation Table” below for additional information. Compensation Risk Management The Compensation Committee oversees all of our executive compensation policies and practices. In structuring our executive compensation program, the Compensation Committee is focused on enhancing the alignment of interest between our executive management and our stockholders. We believe that any risks arising from our policies and practices are not reasonably likely to have a material adverse effect on us, including as a result of our clawback policy and stock ownership guidelines discussed below. CLAWBACK POLICY In August 2021, our Compensation Committee amended our clawback policy by expanding the scope of conduct by our employees which may result in clawbacks by the Company. With respect to compensation for our executive officers on or after January 10, 2017, the Compensation Committee may require the repayment or forfeiture of incentive payments to an executive officer on the basis of our performance in the event that (i) there may be a restatement of our financial statements filed with the SEC and a lower payment would have been made to the executive officer based upon the restated financial results, or (ii) it may be subsequently determined that the achievement of a performance goal (other than financial results covered in (i)) was not met or was only met at a level that would have resulted in a lower payment to the executive officer and such executive officer knowingly provided inaccurate information that caused the incorrect determination and was terminated for cause. Pursuant to this clawback policy, our Board may require the repayment or forfeiture of the amount by which any of the individual executive officer’s incentive payments received during the three-year period preceding either the publication of the restated financial statements or the determination that achievement was not met (or only met at a lower level), respectively, exceeded the DIGITALBRIDGE 2022 PROXY STATEMENT | 51

COMPENSATION DISCUSSION AND ANALYSIS lower payment that would have been made based on the restated financial statements or such determination. In addition, the clawback policy provides that if the Board determines that an employee of the Company has engaged in conduct detrimental to the Company on or after August 4, 2021, whether or not in the scope of his or her employment with the Company, that does cause, or is reasonably likely to cause, significant reputational harm to the Company, the Compensation Committee may, in its discretion, (i) recover all or part of any equity-based incentive compensation made to such employee during the three year period prior to such determination, (ii) recover all or part of any distributions made to such employee during the three year period prior to such determination in respect of carried interest allocations, or (iii) revoke any carried interest allocations made to such employee during the three year period prior to such determination. STOCK OWNERSHIP GUIDELINES Our Compensation Committee adopted minimum equity ownership guidelines for our executive officers. Pursuant to these guidelines, such executive officers are expected to own an aggregate number of shares of common stock, restricted stock units of DigitalBridge or common membership units in our Operating Company (“OP Units”) or LTIP units, whether vested or not, with an aggregate market value as follows: Title Guideline For purposes of determining compliance with these guidelines, equity that remains subject to performance-based vesting conditions (i.e., vesting based on the satisfaction of criteria other than, or in addition to, continued employment) is not counted. Ownership includes shares or units owned: (a) by such person directly or indirectly through a broker or other nominee holder; (b) by such person’s immediate family members sharing such person’s household; (c) by trusts for the benefit of such person or such person’s immediate family members; (d) by entities controlled by such person and/or such person’s spouse and of which a majority of the equity interests are owned by such person or such person’s immediate family members; or (e) in such person’s 401(k) plan, individual retirement account or employee stock purchase or deferred compensation plan. Compliance with these guidelines is measured as of the end of each fiscal year and, for any executive officer who did not hold such position as of the date these guidelines were adopted, compliance will first be measured as of the end of the fifth full fiscal year following the year in which such officer was initially appointed to such position. All of our named executive officers were in compliance with the policy as of the December 31, 2021, or are on track to be by the first applicable measurement date. Employment Agreements The Company has employment agreements with Messrs. Ganzi, Jenkins, Wu, Sanders and Stewart and Ms. Kim, which set forth the terms and conditions of their roles with, and their oversight and management of the day-to-day business operations, of the Company. The employment agreements of Messrs. Jenkins and Stewart were amended and restated on March 28, 2022, in connection with their appointments as President and Chief Investment Officer and Chief Operating Officer, respectively. In addition, the Company amended and restated the employment agreement of Mr. Wu on March 28, 2022. Below is a summary of the terms of these employment agreements. In addition, on March 30, 2021, we entered into a separation and release agreement with Thomas J. Barrack, Jr. in connection with Mr. Barrack’s separation from the Company effective April 1, 2021. See “—Separation Agreement with Thomas J. Barrack, Jr.” below. Mr. Barrack resigned from the Board on July 22, 2021. 52 | DIGITALBRIDGE 2022 PROXY STATEMENT Chief Executive Officer and PresidentA multiple of 6X base salary in effect from time-to-time Chief Financial OfficerA multiple of 4X base salary in effect from time-to-time Other Executive OfficersA multiple of 3X base salary in effect from time-to-time

COMPENSATION DISCUSSION AND ANALYSIS EMPLOYMENT AGREEMENT WITH MARC C. GANZI Mr. Ganzi’s employment agreement sets forth the terms and conditions of Mr. Ganzi’s service as our Chief Executive Officer. The agreement became effective on July 25, 2019 and has an initial term of five years following such date, subject to automatic renewals of additional successive one-year periods unless either party provides at least 180 days’ advance notice of non-renewal. The agreement provides that Mr. Ganzi will devote his full business time (other than vacation time, holidays, sick days and periods of disability) and attention to the performance of his duties to the Company, but will be permitted to engage in certain other outside activities, so long as those duties and activities do not unreasonably interfere with the performance of his duties to the Company under the agreement. In addition, the agreement provides that Mr. Ganzi’s principal place of business during the term of the agreement will be in Boca Raton, Florida; however, if Mr. Ganzi is required to engage in travel during the term of the agreement that results in him having to perform a significant portion of his duties at a location other than Boca Raton, Florida, and Mr. Ganzi determines to relocate his principal place of residence to a city in proximity to that other location, then the Company will pay for all reasonable relocation and return expenses that he incurs on a basis which is grossed up for taxes, with such payments subject to the approval of the Board, not to be unreasonably withheld. The agreement further provides that Mr. Ganzi will receive an annual base salary of not less than $1,060,000 and will be eligible to receive an annual cash bonus with a target amount of no less than $1,200,000, which will be based on achievement of specified performance measures as set forth in the agreement or as otherwise mutually agreed by Mr. Ganzi and the Board. In addition, Mr. Ganzi will also be eligible to receive annual grants of equity and equity-based awards with a target value initially set at $1,800,000, subject to annual review by the Board (or a committee thereof). In addition, at least 50% of such grants made by the Company will vest based on time-based vesting conditions in no more than three equal annual installments and up to 50% will vest subject to both time-based and performance-based vesting conditions over a vesting period no longer than three years. The portion of any such annual grant subject, in part, to performance-based vesting conditions will be structured to provide an additional opportunity to earn up to 200% of the target amount of such award in the event the performance thresholds established by the Board (or committee thereof) are met. The employment agreement also provides that, for the 2021 performance year, Mr. Ganzi’s annual gross compensation (i.e., base salary, cash bonus and equity and equity-based awards) shall be no less than $2,500,000. In addition, Mr. Ganzi will receive allocations in respect of carried interests in respect of funds managed by the Company as follows: (1) for any carried interest allocated during the term of Mr. Ganzi’s employment with respect to a successor fund to Digital Colony Partners or other fund related to digital infrastructure (the “DBP Funds”), Mr. Ganzi will be allocated 15% of the carried interest earned from such funds, and (2) for any carried interest allocated during the term of Mr. Ganzi’s employment as the Company’s Chief Executive Officer with respect to any fund or similar vehicle managed by the Company (other than the DBP Funds, the Company’s fifth distressed credit fund and any product that has completed raising capital prior to July 1, 2020), Mr. Ganzi will be allocated 10% of the carried interest earned from such funds. A product will be considered to have completed raising capital even if, after July 1, 2020, such product raises capital for follow-on investments. Mr. Ganzi will also be eligible to participate in our benefit plans made available to our senior executive officers from time to time and to receive reimbursement for certain dues and other business expenses, each as described in the employment agreement. The employment agreement provides that, if Mr. Ganzi’s employment is terminated by the Company without “cause” (as defined in the employment agreement and including non-renewal of the agreement by the Company) or by Mr. Ganzi for “good reason” (as defined in the employment agreement and described below), and Mr. Ganzi executes, and does not revoke, a general release of claims, he will be eligible to receive (i) a lump sum cash payment equal to three times the sum of his base salary and average annual bonus with respect to the three prior calendar years (or, if any such termination of employment occurs prior to Mr. Ganzi receiving his annual bonus in respect of calendar year 2022, then his target annual bonus that DIGITALBRIDGE 2022 PROXY STATEMENT | 53

COMPENSATION DISCUSSION AND ANALYSIS is then in effect), (ii) a lump sum cash payment equal to the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination, (iii) a pro-rated target bonus for the year of termination, (iv) continued medical, dental and vision benefits at active employee rates for 24 months following termination, (v) the continuation of certain benefits for 24 months following termination, and (vi) full vesting of all equity and equity-based awards of the Company, carried interests and other like compensation that he holds, to the extent unvested immediately prior to the date of termination. In addition, for 18 months following the date of such termination, Mr. Ganzi will receive continued use of his office and the services of a personal assistant, in each case, commensurate with those provided prior to the date of termination. The employment agreement also provides that if Mr. Ganzi provides notice to the Company of his intention not to renew the agreement upon the scheduled expiration of the initial term or any renewal term, then he will receive (i) a lump sum cash payment equal to the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination and (ii) a pro-rated target bonus for the year of termination. In addition, the employment agreement provides for full vesting of all of Mr. Ganzi’s equity and equity-based awards of the Company (other than as specified in the terms of the Sign-On Award (as defined below)), carried interests and other like compensation that he holds, to the extent unvested upon a change in control (as such term is defined in the Company’s 2014 Omnibus Stock Incentive Plan). For purposes of the employment agreement, “good reason” means, in summary, (i) a material diminution in Mr. Ganzi’s duties, authority or responsibilities or a diminution in his title (including (A) modifying Mr. Ganzi’s title and (B) after July 1, 2020, failing to nominate or maintain Mr. Ganzi as a member of the Board) or causing Mr. Ganzi to no longer report to the Board, (ii) a reduction in Mr. Ganzi’s base salary, target annual cash bonus or target annual equity incentive grant as set forth in the employment agreement, (iii) a 25-mile relocation of Mr. Ganzi’s principal place of business from Boca Raton, Florida or, if Mr. Ganzi agrees in writing to establish another location as his principal place of business, such other location, or (iv) a material breach of the agreement by the Company (including, without limitation, failure to timely pay or award Mr. Ganzi’s base salary, target annual cash bonus or target annual equity incentive grant) or any other material agreement between Mr. Ganzi and the Company. In the event of termination due to death or disability, Mr. Ganzi will receive (i) a lump sum cash payment equal to the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination, (ii) a pro-rated target bonus for the year of termination, (iii) full vesting of all equity-based awards of the company (other than as specified in the terms of the Sign-On Award), carried interests and other like compensation that such executive holds, to the extent unvested upon such termination. If any payments to be made to Mr. Ganzi, whether under the employment agreement or otherwise, would subject Mr. Ganzi to the excise tax on so-called “golden parachute payments” in accordance with Sections 280G or 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), then the payments will be reduced to the extent necessary to avoid the excise tax, but only if the amount of the payments after such reduction would result in Mr. Ganzi receiving a greater net after-tax benefit than if all of the payments were provided and the excise tax were imposed. The employment agreement, through a restrictive covenant agreement which was amended and restated on July 17, 2020, also provides that Mr. Ganzi will not, subject to certain listed exceptions for permitted and personal activities, compete with the Company, or solicit the Company’s investors or customers or employees or those of the Company’s subsidiaries during his employment with the Company and, unless his employment is terminated by the Company without cause (as defined in the agreement), by Mr. Ganzi for “good reason” (as defined in the agreement and described above), or by the Company or Mr. Ganzi following a change in control (as such term is defined in the Company’s equity incentive plan), for the two-year period following the termination of his employment with the Company. The restrictive covenant agreement also 54 | DIGITALBRIDGE 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS contains covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of Mr. Ganzi and the Company to disparage the other. In addition, in connection with entering into the employment agreement, the Company granted Mr. Ganzi a sign-on performance-based equity grant (the “Sign-On Award”) in the amount of 10,000,000 long-term incentive units in DigitalBridge Operating Company, LLC (“LTIP Units”). The LTIP Units will vest if the closing price of shares of the Company’s Class A common stock, par value $0.01 (the “Class A common stock”) is at or above $10.00 during regular trading on the New York Stock Exchange over any 90 consecutive trading days during the five-year period beginning on July 25, 2019. The Sign-On Award is generally conditioned on Mr. Ganzi’s continued employment until the performance-based condition is satisfied. EMPLOYMENT AGREEMENTS WITH OTHER NAMED EXECUTIVE OFFICERS These employment agreements provided for an initial term of three years for Mr. Jenkins and Mr. Sanders, which began on March 28, 2022 and April 2, 2015, respectively, two years for Mr. Stewart, which began on March 28, 2022, and one year for Mr. Wu and Ms. Kim, which began on March 28, 2022 and January 1, 2021, respectively, with each initial term subject to automatic renewals of additional successive one-year periods unless either party provides at least 180 days’ advance notice of non-renewal. Each agreement requires that the executive will devote his or her full business time and attention to the performance of his or her duties to us, but will be permitted to engage in certain other outside activities so long as such activities do not unreasonably interfere with the performance of the executive’s duties to us. The agreements provide for the payment of a specified base salary to each executive, which is equal to no less than $700,000 for Mr. Jenkins, $650,000 for Mr. Wu, $432,000 for Mr. Sanders, $600,000 for Mr. Stewart and $350,000 for Ms. Kim. In March 2021, the Compensation Committee approved an increase in the base salary for Mr. Sanders from the amounts stated in his employment agreement to $475,000 for Mr. Sanders to align his salary with the then-current peer group market median. The agreements also provide that each executive will be eligible to receive an annual cash bonus with a target amount initially set at $700,000 for Mr. Jenkins, $900,000 for Mr. Wu, $1,062,500 for Mr. Sanders, $700,000 for Mr. Stewart and $210,000 for Ms. Kim and annual grants of equity-based awards with a target value initially set at $1,600,000 for Mr. Jenkins, $2,000,000 for Mr. Wu, $680,000 for Mr. Sanders, $1,600,000 for Mr. Stewart and $315,000 for Ms. Kim with such amounts subject to annual review by the Board (or a committee thereof). Each executive will be eligible to be granted new allocations in respect of carried interests in respect of funds managed by us as is determined by the Board (or a committee thereof) from time to time in consultation with the applicable executive. In addition, Mr. Jenkins will be allocated a 27.5% interest in the management incentive equity plan (the “MIP”) for the joint venture between the Company and Wafra during his employment term and will be allocated specified carried interest allocations ranging from 3.5% to 9% for DBP II and certain other funds, and Mr. Sanders will continue to receive allocations in respect of carried interests in respect of funds managed by us that were granted to him prior to the effective date of his employment agreement. The executives will be eligible to participate in certain of our benefit plans made available to our senior executive officers from time to time. The agreements provide that if the executive’s employment is terminated by us without “cause” (as defined in the agreements and including non-renewal of the employment agreements by us) or by the executive for “good reason” (as defined in the agreement and described below), and the executive executes a release of claims, such executive will be eligible to receive (i) a lump sum cash payment equal to two times (or, in the case of Mr. Wu prior to the amendment to his agreement and Ms. Kim, one times) the sum of base salary and average annual bonus with respect to the three prior calendar years (or target bonus then in effect for such executive in the case of a termination of employment of Mr. Jenkins that occurs prior to payment of his DIGITALBRIDGE 2022 PROXY STATEMENT | 55

COMPENSATION DISCUSSION AND ANALYSIS annual bonus in respect of calendar year 2022 or a termination of employment of Mr. Wu or Mr. Stewart that occurs prior to payment of his respective annual bonus in calendar year 2023), (ii) a lump sum cash payment equal to the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination, (iii) a pro-rated target bonus for the year of termination, (iv) full vesting of all equity-based awards of the company, carried interests and other like compensation that such executive holds, to the extent unvested upon such termination, and (v) for Messrs. Jenkins and Sanders and Ms. Kim, continued medical, dental and vision benefits at active employee rates for 24 months following termination. The agreements provide that if an executive provides notice to us of his or her intention not to renew the agreement upon the scheduled expiration of the initial term or any renewal term, then such executive will receive (i) a lump sum cash payment in respect of the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination, and (ii) a pro-rated target bonus for the year of termination. Upon a change in control (as such term is defined in the Company’s 2014 Omnibus Stock Incentive Plan), Mr. Jenkins’ employment agreement provides for full vesting of all of Mr. Jenkins’ equity and equity-based awards of the Company, carried interests and other like compensation that he holds, to the extent unvested. For purposes of the agreements, “good reason” includes, in summary, (i) a material diminution in the executive’s duties, authority or responsibilities or a diminution in the executive’s title or position, (ii) a requirement that the executive report to any person other than the Company’s Chief Executive Officer, for Messrs. Jenkins, Wu and Stewart, the Company’s Chief Executive Officer or Executive Chairman (which position was eliminated in April 2021), for Mr. Sanders, and the Company’s Chief Executive Officer or Chief Financial Officer for Ms. Kim, (iii) a reduction in the executive’s base salary, target annual cash bonus or target annual equity incentive grant then in effect, (iv) a 25-mile relocation of the executive’s principal place of business, or (v) a material breach of the agreement by us or a material breach of any other material agreement with the executive by us. In the event of termination due to death or disability, the executive will receive (i) a lump sum cash payment equal to the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination, (ii) a pro-rated target bonus for the year of termination, (iii) full vesting of all equity-based awards of the company, carried interests and other like compensation that such executive holds, to the extent unvested upon such termination. The agreements include a provision providing that if any payments to be made to the executive, whether under the agreement or otherwise, would subject the executive to the excise tax on so-called “golden parachute payments” in accordance with Sections 280G or 4999 of the Code, then the payments will be reduced to the extent necessary to avoid the excise tax, but only if the amount of the payments after such reduction would result in the executive receiving a greater net after-tax benefit than if all of the payments were provided and the excise tax were imposed. In addition, the agreements, through a restrictive covenant agreement that is included as an exhibit to the agreements, provide that the executives will not, subject to certain exceptions, compete with us, or solicit our investors or customers or employees or those of our subsidiaries during their employment with us and for the one-year period following the termination of their employment with us unless their employment is terminated by us without cause (as defined in the agreement and including non-renewal of the employment agreement by us) or by the executive for “good reason” (as defined in the agreement and described above). The agreements contain covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of the executives and us to disparage the other. SEPARATION AGREEMENT WITH THOMAS J. BARRACK, JR. Mr. Barrack’s employment agreement set forth the terms and conditions of Mr. Barrack’s service as our Executive Chairman. On March 30, 2021, the Company entered into a Separation and Release Agreement with Mr. Barrack, pursuant to which effective as of April 1, 2021 (the “Separation Date”), the position of 56 | DIGITALBRIDGE 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Executive Chairman was eliminated, and Mr. Barrack ceased to serve as an officer of the Company and became a non-executive member of the Board. Concurrently, on March 30, 2021, an affiliate of the Company, entered into certain other agreements with Mr. Barrack. See "Certain Relationships and Related Transactions-Employment Agreements and Separation Agreements" for additional information.

The Separation Agreement, provides for the following benefits and payments to Mr. Barrack: (i) a lump sum cash payment equal to $21,411,978, (ii) a pro-rated target bonus for the year of termination, (iii) continued medical, dental and vision benefits at active employee rates for Mr. Barrack and his eligible dependents for the remainder of Mr. Barrack's life, and (iv) full vesting of all equity-based awards of the Company, carried interests and other like compensation that he held to the extent unvested on the Separation Date. The separation agreement also provides that, at such time as Mr. Barrack is no longer a member of the Board, Mr. Barrack shall be the Chairman Emeritus of the Company, with compensation for such position to be consistent with the compensation of the Company's independent directors.

Pursuant to the separation agreement, Mr. Barrack received certain payments as described under "Compensation Discussion and Analysis—Potential Payments on Termination or Change of Control," and the shares of the Company's Class A common stock issued in lieu of Mr. Barrack's 2019 cash bonus were released from any remaining lock-up restrictions. On July 22, 2021, Mr. Barrack voluntarily resigned from the Board.

Compensation Tables and Related Narrative

Summary Compensation Table

The following table shows the compensation for each of our named executive officers in accordance with Item 402(c) of Regulation S-K.

Name	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total Compensation ($)
Marc C. Ganzi *Chief Executive Officer and President*	2021	1,200,000	—	10,922,100	4,844,052	5,492,882[2]	22,459,034
	2020	1,060,000	3,125,000	176,489	—	454,290[3]	4,815,779
	2019	—	—	—	—	—	—
Jacky Wu *Executive Vice President, Financial Officer and Treasurer*	2021	600,000	—	4,190,479	1,206,889	254,095[2]	6,251,463
	2020	369,039[4]	585,000	858,883	—	12,641[3]	1,825,563
	2019	—	—	—	—	—	—
Ronald M. Sanders *Executive Vice President, General Counsel and Secretary*	2021	475,000	—	1,966,564	1,910,908	26,677[2]	4,379,149
	2020	450,000	1,350,000	802,221	—	917,649[3]	3,519,870
	2019	450,000	—	966,516	1,459,364	1,716,035[5]	4,591,915
Sonia Kim *Chief Accounting Officer*	2021	350,000	111,000[6]	260,415	281,607	19,733[2]	1,022,755
Thomas J. Barrack, Jr. *Former Executive Chairman*	2021	253,846	—	4,077,582	—	22,493,831[2]	26,825,259
	2020	1,000,000	4,250,000	3,565,431	—	1,384,832[3]	10,200,263
	2019	1,000,000	—	4,641,107[7]	5,448,925[8]	4,866,923[5]	15,956,955

(1) Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of awards that were granted to our named executive officers. The awards in this column include grants of (i) restricted shares of Class A common stock, which vest in three annual installments following the date of grant, subject generally to the executive's (other than Mr. Barrack as a result of his separation agreement with the Company) continued employment with us or any of our subsidiaries through the applicable vesting dates; and (ii) restricted stock units which remain subject to the

DIGITALBRIDGE 2022 PROXY STATEMENT | 57

COMPENSATION DISCUSSION AND ANALYSIS achievement of cumulative performance goals for a three-year period following the grant date (see “Compensation Discussion and Analysis-Elements of Compensation—Long-Term Incentive Equity Awards” for a discussion regarding the performance goals for these awards) and, except for Mr. Barrack, as a result of his separation agreement with the Company, are generally subject to time-based conditions that vest ratably over the three-year period. The fair value of the restricted shares of our Class A common stock was determined based on our stock price on the grant date. A discussion of the assumptions used in calculating the grant date fair value of the restricted stock units is set forth in Note 2 and Note 17 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. As required by SEC rules, the amounts shown in the Summary Compensation Table for the restricted stock units that are subject to performance conditions are based upon the probable outcome on the grant date, which is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. If we assumed achievement of the highest level of the performance goals and time vesting for the restricted stock units would be achieved at the grant date, the value of the awards at the grant date would have been as follows: (A) For 2019: Ronald M. Sanders—$885,636; and Thomas J. Barrack, Jr.—$4,276,733. For Mr. Barrack, $286,842 of the 2019 stock awards represents a one-time performance-based equity grant in connection with his appointment as our CEO in November 2018. For 2020: Marc C. Ganzi—$160,356; Ronald M. Sanders—$728,888; and Thomas J. Barrack, Jr.—$3,239,505. For 2021: Marc C. Ganzi—$11,483,984; Jacky Wu—$523,677; Ronald M. Sanders—$2,067,733; Sonia Kim—$273,812; and Thomas J. Barrack, Jr.—$4,287,352. (B) (C) See “Compensation Discussion and Analysis-Elements of Compensation—Long-Term Incentive Awards.” Represents (i) for Mr. Ganzi, $1,114,839 in respect of incentive fee allocations, $937,992 in connection with services provided to a DBH portfolio company during 2020, $1,532,933 received pursuant to the allocation of 50% of the contingent consideration received from Wafra as additional bonus compensation to management to be paid on behalf of certain employees to fund a portion of their share of capital contributions to the DigitalBridge funds, as approved by the Compensation Committee, and $491,379 in reimbursements for private air travel, (ii) $1,390,000 and $173,750 paid to Messrs. Ganzi and Wu, respectively, in respect of the MIP (see “Certain Relationships and Related Transactions—MIP” for a discussion of the MIP), (iii) $68,353 in relocation expenses paid to Mr. Wu, (iv) $22,474,478 in severance paid to Mr. Barrack and (v) matching contributions in connection with the Company’s 401(k) plan, the standard Company-paid portion of premiums toward the cost of health coverage under our group health insurance plan, premiums toward the cost of our standard life insurance coverage. Represents (i) $885,009 and $1,287,135 paid to Messrs. Sanders and Barrack, respectively, in respect of incentive fee allocations, (ii) for Mr. Ganzi, $430,448 in connection with services provided to a DBH portfolio company during 2019, and (iii) matching contributions in connection with the Company’s 401(k) plan, the standard Company-paid portion of premiums toward the cost of health coverage under our group health insurance plan, premiums toward the cost of our standard life insurance coverage. Represents the pro rata portion of Mr. Wu’s annual base salary based on the commencement of his employment with the Company on March 23, 2020. Represents (i) $1,686,073 and $4,818,520 paid to Messrs. Sanders and Barrack, respectively, in respect of incentive fee allocations, and (ii) matching contributions in connection with the Company’s 401(k) plan, the standard Company-paid portion of premiums toward the cost of health coverage under our group health insurance plan, premiums toward the cost of our standard life insurance coverage. Represents a retention bonus paid to Ms. Kim in 2021. The “Non-Equity Incentive Plan Compensation” column, includes $1 million earned from the individual goals & objectives component of the 2018 Annual Incentive Plan, which the Compensation Committee and Mr. Barrack’s agreed to pay in the form of long-term incentive equity awards granted for 2019. In the “Stock Awards” column for 2019, such $1 million amount is excluded. Reflects the Compensation Committee and Mr. Barrack’s agreement to pay 115% of his cash bonus that was earned and payable in cash pursuant to the 2019 Annual Incentive Plan in the form of shares of the Company’s Class A common stock, subject generally to a three-year lock-up. Pursuant to the separation agreement entered into with Mr. Barrack on March 30, 2021, such shares issued in lieu of Mr. Barrack’s 2019 cash bonus were released from the remaining lock-up restrictions. (2) (3) (4) (5) (6) (7) (8) 58 | DIGITALBRIDGE 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

2021 Grants of Plan-Based Awards Table

The following table provides information about awards granted in 2021 to each of our named executive officers. There were no option awards in 2021.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards				
Name	**Grant Date**	**Threshold ($)**	**Target[(1)] ($)**	**Maximum ($)**	**Threshold (#)**	**Target[(2)] (#)**	**Maximum[(2)] (#)**	**All Other Stock Awards: Number of Shares of Stock or Units[(3)] (#)**	**Grant Date Fair Value ($)**
Marc C. Ganzi	3/15/2021	—	—	—	—	—	—	769,704	5,180,108
	3/15/2021	—	—	—	—	769,704	5,387,928	—	5,741,992
	3/24/2021	—	1,440,000	5,040,000	—	—	—	—	—
Jacky Wu	3/15/2021	—	—	—	—	—	—	35,099	236,216
	3/15/2021	—	—	—	—	—	—	180,337[(4)]	1,213,668
	8/9/2021	—	—	—	—	—	—	354,108	2,478,756
	3/15/2021	—	—	—	—	35,099	70,198	—	261,839
	3/24/2021	—	900,000	1,350,000	—	—	—	—	—
Ronald M. Sanders	3/15/2021	—	—	—	—	—	—	138,588	932,697
	3/15/2021	—	—	—	—	138,588	277,176	—	1,033,866
	3/24/2021	—	1,425,000	2,137,500	—	—	—	—	—
Sonia Kim	3/15/2021	—	—	—	—	—	—	18,352	123,509
	3/15/2021	—	—	—	—	18,352	36,704	—	136,906
	3/24/2021	—	210,000	315,000	—	—	—	—	—
Thomas J. Barrack Jr.	3/15/2021	—	—	—	—	—	—	287,356	1,933,906
	3/15/2021	—	—	—	—	287,356	574,712	—	2,143,676
	3/24/2021	—	—	—	—	—	—	—	—

(1) Represents the target cash bonuses approved by the Compensation Committee on March 24, 2021 under the 2021 Annual Incentive Plan for our named executive officers. For information about the cash bonus amounts actually earned by each of our named executive officers, please refer to the "Bonus" column of the Summary Compensation Table above. Amounts are considered earned in fiscal year 2021, although they were not paid until 2022. For additional information about the 2021 Annual Incentive Plan, see "Compensation Discussion and Analysis-Elements of Compensation-Annual Cash Bonus."

(2) Represents awards of restricted stock units, which are subject to vesting based on the achievement of performance goals for the three-year period ending March 15, 2024 and, other than for Mr. Barrack as a result of his separation agreement with the Company, are generally subject to continued employment through such date. Dividends (if any) are accrued with respect to these equity awards, and are paid only if and when the restricted stock units are earned. For additional information about the 2021 performance-based awards, see "Compensation Discussion and Analysis-Elements of Compensation-Long-Term Incentive Equity Awards." Other than as described in Footnote (4) below, represents 50% of the long-term equity incentive award for 2021 granted by the Company to our named executive officers.

(3) Represents awards of restricted shares of our Class A common stock, which are subject to time-based vesting in three equal installments beginning on March 15, 2021 and, other than for Mr. Barrack as a result of his separation agreement with the Company, are generally subject to continued employment. Dividends (if any) are paid currently with respect to these equity awards prior to vesting, including all dividends with a record date on or after March 15, 2021. Represents 50% of the long-term equity incentive award for 2021 granted by the Company to our named executive officers.

(4) Represents the True-Up Award as described in "Compensation Discussion and Analysis-Elements of Compensation-Long-Term Incentive Equity Awards-CFO Sign-On Award/CFO True-Up Award".

DIGITALBRIDGE 2022 PROXY STATEMENT | 59

COMPENSATION DISCUSSION AND ANALYSIS

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

The terms of the awards set forth in the 2021 Grants of Plan-Based Awards Table relating to the manner in which these awards are treated in connection with a termination of employment or change of control are described below in “Compensation Tables and Related Narrative-Potential Payments on Termination or Change of Control.”

Outstanding Equity Awards at Fiscal Year End 2021

The following table sets forth certain information with respect to outstanding equity awards as of December 31, 2021 with respect to our named executive officers. No option awards were outstanding as of December 31, 2021.

	Stock Awards			
Name	**Number of Shares or Units of Stock that Have Not Vested[(1)] (#)**	**Market Value of Shares or Units of Stock that Have Not Vested[(2)] ($)**	**Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested[(3)] (#)**	**Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested[(2)] ($)**
Marc C. Ganzi	802,297	6,683,134	10,818,593	90,118,880
Jacky Wu	915,524	7,626,315	35,099	292,375
Ronald M. Sanders	320,436	2,669,232	461,910	3,847,710
Sonia Kim	147,921	1,232,182	57,953	482,748
Thomas J. Barrack Jr.	—	—	3,140,251	26,158,291

(1) Includes the following restricted shares of Class A common stock with respect to such named executive officer:

	Vesting Date:									
Name	**August 9, 2024**	**March 15, 2024**	**August 9, 2023**	**March 23, 2023**	**March 15, 2023**	**August 9, 2022**	**April 30, 2022**	**March 23, 2022**	**March 15, 2022**	**Total**
Marc Ganzi	—	256,568	—	—	272,865	—	—	—	272,864	802,297
Jacky Wu	118,036	11,701	118,036	263,160	11,699	118,036	—	263,157	11,699	915,524
Ronald M. Sanders	—	46,196	—	—	120,270	—	—	—	153,970	320,436
Sonia Kim	—	6,118	—	—	15,317	—	98,958	—	27,528	147,921
Thomas J. Barrack Jr.[(A)]	—	—	—	—	—	—	—	—	—	—

(A) In connection with the Company’s separation agreement with Mr. Barrack entered into on March 30, 2021, all of Mr. Barrack’s outstanding equity awards subject to time-based vesting conditions were accelerated.

(2) The value of the awards reflected in the table is based on a price per share or unit of $8.33, which was the closing price of our common stock as of December 31, 2021.

(3) Except as described in the Footnotes to the following table, includes the following restricted stock units (representing a target amount) that are subject to vesting based on the achievement of performance goals over a three-year period and, for all named executive officers other than Mr. Barrack, generally subject to continued employment through such

60 | DIGITALBRIDGE 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

date, with respect to such named executive officer. See "Compensation Discussion and Analysis-Elements of Compensation-Long-Term Incentive Equity Awards" for a description of the performance-based awards.

	Performance Period End Date				
Name	**July 25, 2024**	**March 14, 2024**	**March 15, 2023**	**March 14, 2022**	**Total**
Marc C. Ganzi	10,000,000(A)	769,704	48,889		10,818,593
Jacky Wu		35,099			35,099
Ronald M. Sanders		138,588	222,222	101,100	461,910
Sonia Kim		18,352	27,596	12,005	57,953
Thomas J. Barrack Jr.		287,356	987,654	1,865,241(B)	3,140,251

(A) Reflects a sign-on performance-based equity award, granted to Mr. Ganzi in connection with the commencement of his employment with the Company and designation as our CEO-elect in July 2019, in the amount of 10,000,000 long-term incentive units in the Company's operating partnership ("LTIP Units"). The LTIP Units will vest if the closing price of the Company's Class A common stock is at or above $10.00 during regular trading on the New York Stock Exchange over any 90 consecutive trading days during the five-year performance period ending on July 25, 2024.

(B) Includes 1,315,789 shares of performance-based restricted stock units, with a grant date fair value of $286,842, granted to Mr. Barrack in March 2019 in connection with his then-appointment as our Chief Executive Officer. These units terminated without vesting at the end of the performance period on March 14, 2022.

Option Exercises and Stock Vested in 2021

The following table sets forth certain information with respect to stock awards vesting during the year ended December 31, 2021 with respect to our named executive officers.

	Stock Awards		PSU Awards	
Name	**Number of Shares Acquired on Vesting (#)**	**Value Realized on Vesting ($)(1)**	**Number of Shares Acquired on Vesting (#)**	**Value Realized on Vesting ($)(1)**
Marc C. Ganzi	16,296	109,672	—	—
Jacky Wu	263,157	1,847,362	—	—
Ronald M. Sanders	134,139	902,755	47,454	287,571
Sonia Kim	74,879	513,803	2,181	13,217
Thomas J. Barrack Jr.	1,746,415	11,742,084	189,183	1,146,449

(1) Based on the closing price of our Class A common stock on the NYSE on the date of vesting.

Potential Payments on Termination or Change of Control

TERMINATION/CHANGE OF CONTROL COMPENSATION TABLE

The following table shows the potential payments to our named executive officers upon a termination of employment without cause or for good reason, upon a change of control of DigitalBridge and upon the death or disability of the executive officer based on agreements and plans in effect as of December 31, 2021.

The types of events constituting cause, good reason, disability and a change of control differed in some respects among the different arrangements providing for benefits to the named executive officers; however, for consistency in presentation, our executive compensation arrangements have been grouped together based on these concepts without regard for any such differences. Our named executive officers were not entitled to any payments if they were terminated for cause or resigned without good reason or if they retired, other than in the case of Mr. Barrack, who was entitled to receive full vesting of all equity awards of the

DIGITALBRIDGE 2022 PROXY STATEMENT | 61

COMPENSATION DISCUSSION AND ANALYSIS

Company, carried interests and other like compensation if he retired on or after his attainment of age 72. In preparing the tables below, we assumed the applicable event (i.e., termination, change of control or death or disability) occurred on December 31, 2021. Market values of equity awards were determined by multiplying the applicable number of shares or units by $8.33, the per share closing price of our Class A common stock as of December 31, 2021.

Name	Payments/Benefits	Termination Without Cause or for Good Reason ($)	Change of Control Without Termination(1) ($)	Change of Control With Termination(2) ($)	Death or Disability ($)
Marc C. Ganzi	Severance Payment	9,411,478(3)		9,411,478(3)	1,440,000(4)
	Equity Award Acceleration(6)	6,683,134	6,683,134	6,683,134	6,683,134
Jacky Wu(5)	Severance Payment	2,423,985(3)		2,423,985(3)	900,000(4)
	Equity Award Acceleration(6)	7,626,315		7,626,315	7,626,315
Ronald M. Sanders	Severance Payment	5,183,351(3)		5,183,351(3)	1,425,000(4)
	Equity Award Acceleration(6)	2,669,232		2,669,232	2,669,232
Sonia Kim	Severance Payment	809,466(3)		809,466(3)	210,000(4)
	Equity Award Acceleration(6)	1,232,182		1,232,182	1,232,182

(1) Represents the value of the payments and benefits that our named executive officers would have received in the event of a change of control on December 31, 2021.

(2) Represents the value of the payments and benefits that our named executive officers would have received in the event of a termination by us without cause or by the executive for good reason on December 31, 2021 in connection with a change of control.

(3) Pursuant to the employment agreements discussed under "Compensation Discussion and Analysis-Employment Agreements," represents (i) a lump sum cash payment equal to two times (or, for Mr. Ganzi, three times and for Mr. Wu and Ms. Kim, one time) the sum of the executive's average base salary and average annual bonus with respect to the three prior calendar years (or, for Messrs. Ganzi and Wu and Ms. Kim, the target bonus in effect), (ii) lump sum payment of any unpaid bonus for 2020, if any, (iii) the lump sum pro-rata target bonus for the effective period of employment for the year ended December 31, 2021, assuming the bonus was not paid in calendar year 2021, (iv) continued medical, dental and vision benefits at active employee rates for 24 months and (v) the continuation of certain benefits for 24 months following termination, but excludes any perquisites and other personal benefits or property, if any, with an aggregate value less than $10,000. For Mr. Ganzi, also includes the continued use of his office and the services of a personal assistant, in each case, commensurate with those provided prior to the date of termination, for 18 months following termination.

(4) Pursuant to the employment agreements discussed under "Compensation Discussion and Analysis-Employment Agreements," represents (i) any unpaid bonus for 2020, if any, and (ii) the pro-rata target bonus for the effective period of employment for the year ended December 31, 2021, assuming the bonus was not paid in calendar year 2021, in either case, which is payable in lump sum by the Company upon termination of the named executive officer's employment by us due to their death or disability. For purposes of the employment agreements, "disability" is defined as physical or mental incapacity that substantially prevents the named executive officer from performing their duties and that has continued for at least 180 consecutive days.

(5) For Mr. Wu, amounts reflect the terms of his employment agreement as of December 31, 2021, which provided for a base salary of $475,000, target annual cash bonus of $285,000 and an annual grant of equity-based awards with a target initially set at $427,500. Mr. Wu's employment agreement was amended in March 2022 as described under "Compensation Discussion and Analysis-Employment Agreements."

(6) Pursuant to the employment agreements discussed under "Compensation Discussion and Analysis-Employment Agreements," represents the value of all equity awards of the Company that would fully vest upon termination of the named executive officer's employment by us without cause, by the named executive officer with good reason or upon death or disability. Amount excludes (i) the value of performance-based restricted stock units, which are subject to performance-based conditions over a three-year period ending March 14, 2022, March 15, 2023 and March 14, 2024, and (ii) for Mr. Ganzi, excludes the value of performance-based LTIP Units, subject to performance based conditions

62 | DIGITALBRIDGE 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS over a five-year period ending July 25, 2024, all as set forth in Footnote 3 to the “Outstanding Equity Awards at Fiscal Year End 2021” table above. Following the conclusion of the performance period of the performance-based restricted stock units, the named executive officer would be entitled to the number of units (with a potential payout percentage between 0 and 200% for the units subject to the performance period ending March 14, 2022, March 14, 2023 and March 14, 2024 that would have been earned had the named executive officer been an employee of the Company at such time. Following the conclusion of the performance period of the performance-based LTIP Units, Mr. Ganzi would be entitled to the number of LTIP Units (with a potential payout percentage of 0% or 100%) that would have been earned had Mr. Ganzi been an employee of the Company at such time. In addition, amounts exclude carried interests, which are subject to achievement of minimum return hurdles in accordance with the terms set out in the respective governing agreements for the Company’s managed private funds and other investment vehicles. Effective April 1, 2021, the position of Executive Chairman was eliminated and Mr. Barrack ceased to serve as an officer of the Company and became a non-executive member of the Board. Mr. Barrack received $22,773,184 and had $7,586,504 of equity awards accelerate pursuant to the Separation Agreement described herein. Mr. Barrack voluntarily resigned from the Board in July 2021. The tables above do not include payments and benefits to the extent we generally provide them on a non-discriminatory basis to salaried employees upon termination of employment, including: (i) life insurance upon death in the amount of two times the employee’s annual salary but not exceeding a total of $750,000; and (ii) disability benefits. As a result of provisions in each of our named executive officers’ employment agreements, in the event that any payment or benefit to be paid or provided to such an executive set forth above would have been subject to the excise tax under Section 4999 of the Code, the payments and benefits to such executive would have been reduced to the extent necessary to avoid the imposition of such excise tax, but only if such reduction would result in a greater after-tax benefit to the executive. The amounts set forth in the table above have not been adjusted to reflect any such reduction that might be applicable. In addition, the tables above do not give effect to changes to certain employment agreements of our named executive officers as described in “Compensation Discussion and Analysis-Employment Agreements” as those agreements were not in place as of December 31, 2021. CEO Pay Ratio The ratio of our Chief Executive Officer’s annual total compensation for 2021 to that of the median employee’s annual total compensation for 2021 is 90.5. This ratio is based on the 2021 annual total compensation of $22,459,034 for Mr. Ganzi, as our Chief Executive Officer as of December 31, 2021 (the “Measurement Date”), as reported in the Summary Compensation Table above and the 2021 annual total compensation of $248,105 for the median employee, using the same components of compensation as used in the Summary Compensation Table for the Chief Executive Officer. The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below. The median employee was determined using annual total compensation paid by our company during 2021 to our employees (other than our Chief Executive Officer) as of the Measurement Date, which was consistent with the methodology used for last year’s determination as of December 31, 2020. Any compensation paid to employees in foreign currencies was converted to U.S. dollars as of the Measurement Date. DIGITALBRIDGE 2022 PROXY STATEMENT | 63

Equity Compensation Plan Information

The following table provides summary information on the securities issuable under our equity compensation plans as of December 31, 2021.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights[(1)] (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Incentive Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders			
DBRG Equity Incentive Plan	44,779,098[(2)]	N/A	—
Pre-merger equity awards	10,907[(3)]	N/A	—
Total	**44,790,005**		—[(4)]

(1) As of December 31, 2021, represents shares of the Company's Class A common stock issuable pursuant to awards of restricted stock units, LTIP units and deferred stock units and for redemption of OP units, as noted below. Conditioned on minimum allocation to the capital accounts of the LTIP unit for federal income tax purposes, each LTIP unit could have been converted, at the election of the holder, into one OP Unit. Each of the OP Units underlying these LTIP units was redeemable at the election of the holder, at the Company's option in its capacity as general partner of our Operating Company, for: (i) cash equal to the then fair value of one share of the Company's Class A common stock; or (ii) one share of the Company's Class A common stock. Deferred stock units are held by certain of our non-executive directors and are payable in shares of the Company's Class A common stock either upon a director's departure from our board of directors or in annual installments over three years following departure. Except as set forth in footnote (4) below, does not include securities issuable pursuant to NorthStar Realty Finance Corp's Third Amended and Restated 2004 Omnibus Stock Incentive Plan, which our company assumed on January 10, 2017 in accordance with the merger agreement.

(2) Includes the maximum number of shares of our Class A common stock issuable pursuant to (i) awards of 10,905,353 restricted stock units subject to performance-based conditions at the maximum payout of 100%, (ii) awards of 9,171,607 restricted stock units subject to performance-based conditions at the maximum payout of 200%, (iii) 14,573,640 LTIP units, of which 10,461,256 LTIP units are subject to performance-based conditions, and (iv) 956,891 deferred stock units issued to our non-executive directors pursuant to the deferred compensation program, in each case, that were outstanding as of December 31, 2021.

(3) Represents shares of the Company's Class A common stock issuable pursuant to outstanding OP Units originally granted by, or issued with respect to awards that were originally granted by, NorthStar Realty Finance Corp's ("NRF") prior to the merger among the Company, NorthStar Asset Management Group Inc. and NRF on January 10, 2017 ("Merger"), which were outstanding as a result of anti-dilution adjustments made in connection with the Merger. The issuance of shares of the Company's Class A common stock pursuant to these awards was approved by NRF's stockholders prior to the Merger and, as disclosed in connection with the Merger, the shares of the Company's Class A common stock to be issued pursuant to these awards will not be issued pursuant to, and will not reduce availability under, the DBRG Equity Incentive Plan.

(4) Pursuant to the terms of the DBRG Equity Incentive Plan, the number of shares of common stock reserved for issuance thereunder automatically increases on January 1st of each year by 2% of the outstanding number of shares of our common stock on the immediately preceding December 31st. In addition, with respect to the performance-based restricted stock units, the Company is permitted to withhold shares, in its discretion, to satisfy the grantee's tax withholding obligations, and such shares are included in the common stock reserved for future issuance. Assuming the maximum payout with respect to the performance-based restricted stock units and a 35% tax rate, the Company estimates that it has approximately 9.2 million shares available for future issuance as of December 31, 2021.

64 | DIGITALBRIDGE 2022 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF **CERTAIN BENEFICIAL OWNERS AND MANAGEMENT**

Ownership of Equity Securities of the Company by Directors and Executive Officers

The following table sets forth, as of March 21, 2022, the total number and the percentage of shares of our common stock beneficially owned by:

- each of our directors and each nominee for director;
- each of our named executive officers; and
- all of our directors and named executive officers as a group.

	Common Share Equivalents[2]		Class A Common Stock[2]	Class B Common Stock[2]	
Name and Address of Beneficial Owner[1]	**Number of Shares Beneficially Owned**	**% of Common Share Equivalents**	**% of Class A Shares**	**Number of Shares Beneficially Owned[2]**	**% of Class B Shares**
Marc Ganzi[3]	10,740,325	1.65%	*	*	*
Benjamin J. Jenkins[3]	8,912,220	1.37%	*	*	*
Jacky Wu[3]	1,201,928	*	*	*	*
Ronald M. Sanders[3]	1,010,447	*	*	*	*
Liam Stewart[3]	518,615	*	*	*	*
Sonia Kim[3]	241,806	*	*	*	*
Thomas J. Barrack, Jr.[4]	28,518,370	4.39%	*	665,978	100%
J. Braxton Carter[6]	60,341	*	*	*	*
Nancy A. Curtin[5]	213,584	*	*	*	*
Jeannie H. Diefenderfer[6]	106,656	*	*	*	*
Jon A. Fosheim[5]	245,086	*	*	*	*
Gregory J. McCray[6]	37,367	*	*	*	*
Sháka Rasheed[5][6]	25,437	*	*	*	*
Dale Anne Reiss[6]	133,667	*	*	*	*
John L. Steffens[5][6]	318,288	*	*	*	*
All directors and executive officers as a group (14 persons)	23,765,767[8]	3.66%	0.81%	—	—

* Less than one percent.

(1) The address of each of beneficial owner is c/o DigitalBridge Group, Inc., 750 Park of Commerce Drive, Suite 210, Boca Raton, FL 33487.

(2) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. “Common Share Equivalents” includes (A) 597,905,884 shares of our Class A common stock and 665,978 shares of Class B common stock, in each case where (i) the investor actually owns beneficially or of record, (ii) over which the investor has or shares direct or indirect voting or dispositive control

DIGITALBRIDGE 2022 PROXY STATEMENT | 65

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(such as in the capacity as a general partner of an investment fund); and (iii) over which the investor has the right to acquire direct or indirect voting or dispositive control within 60 days, (B) 885,898 deferred stock units held by certain of our non-executive directors, which will be automatically settled in shares of our Class A common stock following each such director's departure from our Board, and (C) 50,455,100 OP units and LTIP units which may be redeemed for cash or, at our option, shares of Class A common stock, subject to certain conditions, and in accordance with the limited liability company agreement of our Operating Company, in each case, as of March 21, 2022. The percentages presented in the table are based on (i) 649,912,860 common share equivalents, (ii) 597,905,884 shares of our Class A common stock and (iii) 665,978 shares of Class B common stock, in each case, as of March 21, 2021.

(3) Includes shares of restricted Class A common stock subject to time-based vesting for Messrs. Ganzi, Jenkins, Wu, Sanders and Stewart and Ms. Kim. Excludes restricted stock units subject to performance based vesting.

(4) Includes (i) Class A common shares (subject to timing vesting) held in a family trust of which Mr. Barrack is trustee, (ii) Class B common shares held directly and (iii) 23,642,307 OP Units held by Colony Capital, LLC, a Delaware limited liability company controlled by Mr. Barrack, of which 2,403,135 OP Units have been allocated to certain current and former employees.

(5) Includes deferred stock units as follows: Ms. Curtin—191,521; Mr. Fosheim—221,660; Mr. Rasheed—25,437; and Mr. Steffens—221,660.

(6) Includes shares of restricted Class A common stock subject to time-based vesting for Messrs. Carter, McCray, Rasheed and Steffens and Mses. Diefenderfer and Reiss.

None of our named executive officers or directors owns any shares of our preferred stock, other than Mr. Barrack and Mr. Fosheim, who each beneficially own certain shares of our preferred stock as set forth in the following table, as of March 21, 2022.

Name and Address of Beneficial Owner[(1)]	Series H Preferred Stock		Series I Preferred Stock		Series J Preferred Stock	
	Number	%[(2)]	Number	%[(3)]	Number	%[(4)]
Thomas J. Barrack, Jr.[(5)]	79,988	*	79,178	*	16,024	*
Jon A. Fosheim	—	—	—	—	4,400	*

* Less than one percent.

(1) The address of each of beneficial owner is c/o DigitalBridge Group, Inc., 750 Park of Commerce Drive, Suite 210, Boca Raton, FL 33487.

(2) Based on 11,500,000 shares of our Series H preferred stock outstanding as of March 21, 2022.

(3) Based on 13,800,000 shares of our Series I preferred stock outstanding as of March 21, 2022

(4) Based on 12,600,000 shares of our Series J preferred stock outstanding as of March 21, 2022.

(5) Represents acquisitions by an investment vehicle between (i) an investment fund sponsored and managed by affiliates of the Company and beneficially controlled by the reporting person through the general partner of such investment fund and (ii) a wholly-owned subsidiary of our Operating Company. The reporting person disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

66 | DIGITALBRIDGE 2022 PROXY STATEMENT

Ownership of Equity Securities of the Company by 5% Stockholders

The following table sets forth how many shares of our Class A common stock are beneficially owned by each person known to us to be the beneficial owner of more than five percent (5%) of the outstanding shares of our Class A common stock, in each case, based solely on, and as of the date of, such person's filing of a Schedule 13D or Schedule 13G with the SEC.

	Amount and Nature of Beneficial Ownership of Class A Common Stock	
Name and Address of Beneficial Owner	**Number**	**Percentage**
The Vanguard Group(1)	71,996,444	12.0%
BlackRock, Inc.(2)	47,072,121	7.9%
The Baupost Group, L.L.C.(3)	35,787,493	6.0%

(1) Based solely on information provided in a Schedule 13G/A filed on February 9, 2022, The Vanguard Group, Inc. has sole voting power with respect to 0 shares of our Class A common stock, sole dispositive power with respect to 71,996,444 shares of our Class A common stock, shared voting power with respect to 875,594 shares of our Class A common stock, and shared dispositive power with respect to 1,319,795 shares. The address of The Vanguard Group, Inc., as reported by it in the Schedule 13G/A, is 100 Vanguard Blvd., Malvern, PA 19355.

(2) Based solely on information provided in a Schedule 13G filed on February 3, 2022, BlackRock, Inc. has sole voting power with respect to 43,163,256 shares of our Class A common stock, sole dispositive power with respect to 47,072,121 shares of our Class A common stock, shared voting power with respect to 0 shares of our Class A common stock, and shared dispositive power with respect to 0 shares. The address of BlackRock, Inc., as reported by it in the Schedule 13G/A, is 55 East 52nd Street, New York, NY 10055.

(3) Based solely on information provided in a Schedule 13G/A filed on February 11, 2022, The Baupost Group, L.L.C. has sole voting power with respect to 0 shares of our Class A common stock, sole dispositive power with respect to 0 shares of our Class A common stock, shared voting power with respect to 35,787,493 shares of our Class A common stock, and shared dispositive power with respect to 35,787,493 shares. The address of The Baupost Group, L.L.C., as reported by it in the Schedule 13G/A, is 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116.

DIGITALBRIDGE 2022 PROXY STATEMENT | 67

PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM The Audit Committee of our Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. A representative of Ernst & Young LLP is expected to be present at the annual meeting and will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so. Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our Board is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate governance. If this selection is not ratified by our stockholders, the Audit Committee may, but need not, reconsider its appointment and endorsement. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company. 68 | DIGITALBRIDGE 2022 PROXY STATEMENT Our Board of Directors Recommends a Vote “FOR” Ratification of the Selection of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2022.

AUDIT COMMITTEE REPORT The Audit Committee is currently composed of Messrs. Carter (Chairman), Fosheim and Rasheed and Mses. Diefenderfer and Reiss. The members of the Audit Committee are appointed by and serve at the discretion of the Board of Directors. The Audit Committee operates under a written charter adopted by our Board of Directors. One of the principal purposes of the Audit Committee is to assist the Board of Directors in the oversight of the integrity of the Company’s financial statements. The Company’s management team has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2021 with our management. The Audit Committee also is responsible for assisting the Board of Directors in the oversight of the qualification, independence and performance of the Company’s independent auditors. The Audit Committee reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board Auditing and the SEC. The Audit Committee has received both the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence. In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such non-audit services, by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP from management and the Company. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements for 2021 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC. Audit Committee: DIGITALBRIDGE 2022 PROXY STATEMENT | 69 J. Braxton Carter, Chairperson Jeannie H. Diefenderfer Jon A. Fosheim Sháka Rasheed Dale Anne Reiss

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES Aggregate fees billed and expected to be billed by Ernst & Young LLP for the fiscal years ended December 31, 2021 and 2020 were as follows: 2021 2020 ($) Type of Fee ($) (1) Fees for audit services for the fiscal years ended December 31, 2021 and 2020 include fees associated with the integrated audits of the Company’s consolidated financial statements and internal control over financial reporting for such years, the quarterly reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, audits of the Company’s consolidated subsidiaries, including audits required by statute or regulation, consultations with the Company’s management on technical accounting and regulatory issues and services provided for assistance with and review of other regulatory filings. Audit-related fees include fees for agreed-upon procedures related to the Company’s securitized financing facility for the year ended December 31, 2021 and fees for transaction advisory services in connection with the Company’s potential acquisitions for the year ended December 31, 2020. Tax fees represent fees and expenses related to the review and assistance with the preparation of tax returns, tax consulting and structuring, and general federal, state and foreign tax consulting. Tax compliance fees comprise $1.8 million and $1.1 million of this total for the years ended December 31, 2021 and 2020, respectively. Other fees represent the annual subscription fee for EY’s accounting research tool. (2) (3) (4) Audit Committee Pre-Approval Policy The Audit Committee’s policy is to review and pre-approve, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of the Company’s independent auditor to provide any audit or permissible non-audit service to the Company. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, which will be reviewed and reassessed annually by the Audit Committee, a list of specific services within certain categories of services, including audit, audit-related, tax and other services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by the Company for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its chairman to specifically pre-approve engagements for the performance of audit and permissible non-audit services, provided that the estimated cost for such services shall not exceed $250,000. The chairman must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement, including (1) the type of services covered by the engagement, (2) the dates the engagement is scheduled to commence and terminate, (3) the estimated fees payable by the Company pursuant to the engagement, (4) other material terms of the engagement, and (5) such other information as the Audit Committee may request. All of the audit fees shown above were pre-approved by the Audit Committee. 70 | DIGITALBRIDGE 2022 PROXY STATEMENT Audit Fees(1)5,949,345 7,361,401 Audit-Related Fees(2)100,000 769,364 Tax Fees(3)2,825,478 1,895,797 All Other Fees(4)2,000 1,420 Total 8,876,823 10,027,982

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS Policy for Review of Related Party Transactions Our Board of Directors has adopted a written Related Party Transaction Policy in order to ensure that related party transactions are properly reviewed and fully disclosed in accordance with the rules and regulations of the SEC and NYSE. All related party transactions, including transactions between us and any executive officer, director, director nominee or more than 5% stockholder of the Company, or any of their immediate family members, where the amount involved exceeds $120,000 and in which such related person has a direct or indirect material interest, must be approved or ratified by either our Audit Committee or a majority of the disinterested members of our Board of Directors. For purposes of the policy, a related party transaction does not include any co-investments made by and between the Company (or its subsidiaries) and one or more investment vehicles formed, sponsored and managed by the Company or its subsidiaries, regardless of when such co-investment is made, or any transactions related to any such co-investment. As a general rule, all related party transactions should be on terms reasonably comparable to those that could be obtained by the Company in arm’s length dealings with an unrelated third party; however, in such cases where it may be impractical or unnecessary to make such a comparison, the Audit Committee or a majority of the disinterested members of the Board may approve any such transaction at their discretion in accordance with the Related Party Transaction Policy. In preparation of the Company’s proxy statement, each director and executive officer completes a director and officer questionnaire, which requires disclosure of any transactions with us in which the director or executive officer or any member of his or her immediate family, has an interest. Pursuant to our Audit Committee’s charter, in addition to conducting a review of all related party transactions in accordance with the Related Party Transaction Policy, the Audit Committee must review the Related Party Transaction Policy periodically and reports the results of such reviews to Board. Arrangements with Company-Sponsored Private Funds The Company co-invests alongside Company sponsored private funds through joint ventures between the Company and the sponsored private fund. These co-investment joint ventures are consolidated by the Company. The Company has capital commitments, as general partner, directly into private funds and as an affiliate of the general partner, capital commitments satisfied through co-investment joint ventures. In connection with the Company’s commitments as an affiliate of the general partner, the Company is allocated a proportionate share of the costs of the private fund such as financing and administrative costs. Such costs expensed during the year ended December 31, 2021 were immaterial and they relate primarily to the Company’s share of deferred financing costs on borrowings of such funds. Investment in Managed Investment Vehicles Subject to the Company’s related party policies and procedures, senior management, investment professionals and certain other employees may invest on a discretionary basis in investment vehicles sponsored by the Company, either directly in the vehicle or indirectly through the general partner entity. These investments are generally not subject to management fees, but otherwise bear their proportionate share of other operating expenses of the investment vehicles. At December 31, 2021, such investments in consolidated investment vehicles and general partner entities totaled $19.5 million, reflected in redeemable DIGITALBRIDGE 2022 PROXY STATEMENT | 71

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS noncontrolling interests and noncontrolling interests on the balance sheet, and their share of net income was $2.1 million for the year ended December 31, 2021. Incentive Fee Allocations The Company may earn incentive fees from its managed private funds, traded and non-traded REITs and investment companies. Incentive fees are determined based on the performance of the investment vehicles subject to the achievement of minimum return hurdles in accordance with the terms set out in the respective governing agreements. A portion of the incentive fees earned by the Company is allocated to senior management, investment professionals and certain other employees of the Company, generally at 60%-65%, consistent with market terms. In 2021, our executive officers were allocated an aggregate of 18.5% of the carried interest earned or to be earned from various funds and co-investment vehicles, all managed or previously managed by affiliates of the Company. With respect to investment vehicles sponsored by the Company for which Messrs. Ganzi and Jenkins are invested in their capacity as former owners of DBH, and not in their capacity as employees of the Company, any carried interest allocation attributed to such investments by Messrs. Ganzi and Jenkins as general partner do not represent compensatory arrangements to the Company. Such carried interest allocation to Messrs. Ganzi and Jenkins that are unrealized or realized but unpaid are included in noncontrolling interests on the Company’s balance sheet of $20.8 million at December 31, 2021. Carried interest allocated during the period are recorded as net income attributable to noncontrolling interests in the Company’s income statement and totaled $17.6 million for the year ended December 31, 2021. MIP In addition, pursuant to Wafra’s strategic investment in the Company, the Company established a performance-based management incentive equity plan (the “MIP”) for the joint venture between the Company and Wafra (“DCMH”), with costs of such plan (including any dilution of equity ownership in DCMH) borne ratably by the Company and Wafra. Allocations of MIP interests in DCMH are in the form of base awards, subject to time-based vesting conditions, and performance awards, subject to performance-based vesting conditions. Vested MIP interests (representing up to 5% of DCMH for base awards and up to 5% of DCMH for performance awards) will be entitled to distributions of DCMH’s available cash and participation in capital events (if any). In February 2021, Messrs. Ganzi, Jenkins, Stewart and Wu were allocated an aggregate of 77.5% for the MIP. Messrs. Ganzi, Jenkins, Stewart and Wu received awards valued at $1,390,000, $955,625, $173,750 and $173,750, respectively, in 2021. Aircraft Reimbursement In November 2020, the Company’s board of directors approved an amendment to the employment agreement, dated as of July 25, 2019, between the Company and Marc C. Ganzi, the Company’s Chief Executive Officer, to provide for the reimbursement by the Company of certain defined fixed costs of any aircraft owned by Mr. Ganzi. The fixed cost reimbursements will be made based on an allocable portion of an aircraft’s annual budgeted cash fixed operating costs, based on the number of hours the aircraft will be used for business purposes. At least once a year, the Company will reconcile the budgeted fixed operating costs with the actual fixed operating costs of the aircraft, and the Company or Mr. Ganzi, as applicable, will make a true-up payment for any difference. The fixed cost reimbursement will be in addition to the Company’s reimbursement of certain variable operational costs of business travel on a chartered or private jet, as provided in Mr. Ganzi’s employment agreement. The Company reimbursed Mr. Ganzi $3.0 million in 2021. 72 | DIGITALBRIDGE 2022 PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS Digital Transactions In connection with the Company’s acquisition of Vantage SDC in July 2020, the Company entered into a series of agreements with Messrs. Ganzi and Jenkins and their respective affiliates, pursuant to which Messrs. Ganzi and Jenkins invested $8.7 million and $2.1 million, respectively, in Vantage SDC alongside the Company and the co-investors on the same economic terms including carried interest allocations. Such amounts invested represented 40% of carried interest payments received by each of Messrs. Ganzi and Jenkins in connection with Vantage SDC acquisition as a result of their respective personal investments in Vantage made prior to the Company’s acquisition of DBH (such carried interest was determined excluding any additional future payments that may be payable if certain leasing milestones are achieved). Additionally, the day-to-day operations of Vantage SDC continue to be managed by the existing management company of Vantage, in which Messrs. Ganzi and Jenkins own an approximate 2% interest in the aggregate. Fees paid to the Vantage management company for Vantage SDC was $18.7 million for 2021. As a result of their personal investments, Mr. Ganzi and Mr. Jenkins each received payments of $512,585 in connection with Vantage SDC’s purchase of the Santa Clara data center in September 2021. In January 2022, the Company and an existing investor acquired additional equity in DataBank resulting from a redemption of interests by a selling shareholder. The Company’s share was an additional $32.0 million investment, which increased its ownership in DataBank to 21.9%. Mr. Ganzi and Mr. Jenkins may in the future realize carried interest payments from the Company with respect to such interest upon the occurrence of certain realization events, and the amount of carried interest Mr. Ganzi and Mr. Jenkins receive from the Company may increase as the Company contributes additional capital to Vantage SDC and DataBank in connection with future expansions projects. In the aforementioned transactions, the Company took a series of steps to mitigate conflicts in the transactions, including receiving fairness opinions on the purchase price from a nationally recognized third-party valuation firm. Additionally, the transactions, specifically the related party aspects of the transactions, were approved by either the Company’s board of directors or the audit committee of the board of directors. Employees Jodi Pitts, the daughter of Mr. Barrack, our former Executive Chairman, was employed from 2000 through April 1, 2021. Ms. Pitts was responsible for managing investor conferences and other investor relations functions. Thomas J. Barrack III, the son of Mr. Barrack, our former Executive Chairman, also had various roles at the Company’s predecessors, including most recently serving as a Managing Director of the Company, and separated from the Company effective April 1, 2021. Thomas J. Barrack III had been responsible for corporate communications matters. Neither Ms. Pitts or Thomas J. Barrack III was paid more than $250,000 by the Company as compensation for 2021, including salary and bonus compensation. In connection with Ms. Pitts’ and Thomas J. Barrack III’s respective separation from the Company, Ms. Pitts and Thomas J. Barrack III received approximately $231,540 and $181,014, respectively, in severance payments. Certain of the Company’s employees (including an independent contractor) may from time to time provide services to Mr. Barrack’s family business. Mr. Barrack pays for a portion of the cash compensation paid by the Company, including a pro rata portion of overhead costs, to such employees based on an allocation of time spent on Mr. Barrack’s family business. These payments by Mr. Barrack to the Company amounted to approximately $35,370 for the year ended December 31, 2021. Employment Agreements, Separation Agreements and Consulting Agreements We have entered into employment agreements with each of our named executive officers. In addition, in March 2021, the Company entered into an agreement with Thomas J. Barrack, Jr., pursuant to which, effective as of April 1, 2021, the position of Executive Chairman was eliminated and Mr. Barrack ceased to DIGITALBRIDGE 2022 PROXY STATEMENT | 73

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS serve as an officer of the Company and became a non-executive member of the Board. On July 22, 2021, Mr. Barrack resigned from the Board. For a description of these agreements, see “Compensation Discussion and Analysis—Employment Agreements.” Concurrently with the execution of the separation agreement, Colony OED Investments, LLC, an affiliate of the Company, entered into an investment agreement with Mr. Barrack. Pursuant to the investment agreement, the Company invested $26.0 million in a newly formed investment company owned by Mr. Barrack (the “Venture”) which entitles the Company to a portion of carried interest payable to Mr. Barrack from the Venture. Following subsequent events which significantly reduced the likelihood that fundraising by the Venture will sufficiently support its value, the Company determined that its investment would likely not be recoverable and wrote off its investment as of June 30, 2021. Pursuant to the investment agreement, the Company fully released Mr. Barrack from the covenants and restrictions regarding Mr. Barrack’s personal and outside activities, non-solicit and non-competition agreements under his restrictive covenant agreement with the Company. An affiliate of the Company entered into a consulting agreement with each of Craig M. Hatkoff and Raymond C. Mikulich, effective on May 4, 2021, pursuant to which Messrs. Hatkoff and Mikulich provided certain advisory services to the Company. The consulting agreements were terminated, with such termination effective May 4, 2022. For the services provided under the consulting agreements, the Company paid each of Messrs. Hatkoff and Mikulich cash consideration of $100,000 per year and equity consideration (in the form of the Company’s Class A common stock) of $160,000. Advancement of Expenses Effective April 1, 2021, Mr. Barrack ceased to serve as an officer of the Company and became a non-executive member of the Board and in July 2021, resigned as a member of the Company’s Board of Directors. In October 2021, the Company entered into an Agreement Regarding Advancement of Certain Expenses (“Advancement Agreement”) with Mr. Barrack, which is generally consistent with the Company’s obligations and Mr. Barrack’s rights regarding advancement of expenses under the terms of a January 2017 Indemnification Agreement between the Company and Mr. Barrack, and under the Company’s Bylaws. The Advancement Agreement (a) memorializes the parties’ disagreement as to the Company’s obligations and Mr. Barrack’s rights under the earlier Indemnification Agreement and the Bylaws, and (b) obligates Mr. Barrack to reimburse the Company for such advanced expenses under certain circumstances. Through December 31, 2021, the Company has expensed $5.6 million of such advances pursuant to the Advancement Agreement. 74 | DIGITALBRIDGE 2022 PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS AND ANSWERS Questions and Answers about the 2022 Annual Meeting and Voting What is a proxy? A proxy is your legal designation of another person to vote on your behalf. By completing and returning the enclosed proxy card, you are giving each of the persons named in the proxy card, Jacky Wu and Ronald M. Sanders, the authority to vote your shares in the manner you indicate on your proxy card. If you sign and return a proxy card without indicating how you want your shares to be voted, the persons named as proxies will vote your shares in accordance with the Board’s recommendations on each proposal. Who is qualified to vote? You are qualified to vote on all matters presented to the stockholders at the meeting if you own shares of our Class A common stock, par value $0.01 per share, or our Class B common stock, par value $0.01 per share, at the close of business on March 15, 2022, the record date for the 2022 Annual Meeting. How many shares may vote at the meeting? On March 15, 2022, there were approximately 597,161,768 shares of Class A common stock outstanding and eligible to vote and 665,978 shares of Class B common stock outstanding and eligible to vote. Each Class A common share is entitled to one vote and each Class B common share is entitled to 36.5 votes. As a result, we expect that a total of 621,469,965 votes will be entitled to be cast (which we refer to in this Proxy Statement as the “voting shares”) on all matters presented to stockholders at the meeting. How many shares must be present to hold the meeting? The presence at the 2022 Annual Meeting in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes, if any, will be counted as present at the meeting for the purpose of determining a quorum. A broker non-vote occurs with respect to a proposal when a broker, trustee, or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of stockholders but is not permitted to vote on other proposals without instructions from the beneficial owner and the beneficial owner fails to provide the nominee with such instructions. If a quorum is not present, the 2022 Annual Meeting may be adjourned by the chairman of the meeting to a time and date not more than 120 days after the original record date without notice other than announcement at the meeting. What is the difference between a “stockholder of record” and a “street name” holder? These terms describe how your shares are held. If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder. DIGITALBRIDGE 2022 PROXY STATEMENT | 75

FREQUENTLY ASKED QUESTIONS AND ANSWERS How do I vote my shares? If you are a “stockholder of record,” you have several choices. You can vote your shares by proxy: n Via the Internet; n By telephone; or n By mailing your proxy card. Please refer to the specific instructions set forth on the enclosed printed proxy card or voting instruction form. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder. As such, please have readily available the control number provided to you on your proxy form when voting via the Internet or by telephone. If you hold your shares in “street name,” your broker/bank/trustee/nominee will provide you with materials and instructions for voting your shares. Can I vote my shares in person at the meeting? If you are a “stockholder of record,” you may vote your shares in person at the virtual meeting by visiting https://web.lumiagm.com/286413441; passcode: digitalbridge2022 (unique 11-digit control number required). To vote, you will need your control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. Please note that even if you plan to virtually attend the 2022 Annual Meeting, we encourage you to submit a proxy in advance to ensure your shares are represented. Your voting in person (virtually) at the 2022 Annual Meeting will automatically result in the revocation of any previously submitted proxy. If you hold your shares in “street name,” you must obtain a legal proxy from your broker, bank, trustee or nominee, giving you the right to vote the shares at the meeting, and you will be assigned a virtual control number in order to vote your shares during the 2022 Annual Meeting. What are the Board’s recommendations on how I should vote my shares? The Board recommends that you vote your shares as follows: n Proposal 1: FOR all of the nominees for election as directors named on the enclosed proxy card. n Proposal 2: FOR the advisory vote to approve executive compensation. n Proposal 3: FOR the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm (independent auditors) for the year ending December 31, 2022. What are broker non-votes and how will they affect voting? Under applicable NYSE rules, brokers holding shares of our Class A common stock for beneficial owners in nominee or “street name” must vote those shares according to the specific instructions they receive from the beneficial owners. However, brokers or nominees holding shares for a beneficial owner who do not receive voting instructions from the beneficial owner may not under the NYSE’s rules have discretionary voting power on non-routine matters. In these cases, if no specific voting instructions are provided by the beneficial owner, the broker may not vote on non-routine proposals. This results in what is known as a “broker non-vote.” Broker non-votes may arise in the context of voting for the election of directors and on the proposal to approve executive compensation as described in this proxy statement, because such proposals are considered non-routine matters. Unless specific voting instructions are provided by the beneficial owner, the broker will be unable to vote for the election of directors and on the proposal to approve executive compensation. Accordingly, we urge stockholders who hold their shares through a broker or other nominee to provide voting instructions so that your shares of common stock may be voted on these proposals. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022 is a matter considered routine under applicable 76 | DIGITALBRIDGE 2022 PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS AND ANSWERS

NYSE rules. A broker or other nominee may generally vote on routine matters and, therefore, no broker non-votes are expected to exist in connection with this proposal.

Broker non-votes will not be counted as votes cast and, as a result, will have no impact on the outcome of the election of directors or the advisory vote to approve executive compensation.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you vote by proxy card and sign the proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (FOR all of our nominees to the Board, FOR the approval on a non-binding, advisory basis, compensation of our named executive officers, and FOR ratification of the appointment of our independent registered public accounting firm).

What vote is required to approve each proposal?

To approve each of the proposals, the following votes are required from the holders of voting shares.

Proposal Number	Subject	Vote Required	Impact of Abstentions and Broker Non-Votes, if Any
1	Election of Directors	Each director nominee will be elected by a majority of the votes cast. Stockholders may not cumulate votes.	Abstentions/broker non-votes will not be counted as votes cast and will have no impact on the outcome.
2	Advisory Vote to Approve Executive Compensation	This proposal is advisory and not binding. We will consider stockholders to have approved the proposal if it is approved by a majority of the votes cast.	Abstentions/broker non-votes will not be counted as votes cast and will have no impact on the outcome.
3	Ratification of Appointment of Independent Auditors	A majority of the votes cast.	Abstentions will not be counted as votes cast and will have no impact on the outcome.

Why did I receive more than one Notice or proxy card?

You will receive multiple Notices or proxy cards if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in “street name”), you will receive your proxy card or other voting information from your broker, and you will return your proxy card(s) to your broker. You should vote on and sign each proxy card you receive.

Can I change my vote after I have mailed in my proxy card?

If you are a “stockholder of record,” you may revoke your proxy by doing one of the following:

- By authorizing a new proxy via telephone or Internet and submitting it so that it is received by 11:59 p.m. (Eastern Time) on May 3, 2022;
- By sending written notice of revocation to our Chief Legal Officer and Secretary at 750 Park of Commerce Drive, Suite 210, Boca Raton, FL 33487, which notice must be received by 5:00 p.m. (Eastern Time) on May 3, 2022;
- By signing a later-dated proxy card and submitting it to our Chief Legal Officer and Secretary at 750 Park of Commerce Drive, Suite 210, Boca Raton, FL 33487, so that it is received by 5:00 p.m. (Eastern Time) on May 3, 2022; or
- By attending the meeting and voting your shares in person.

DIGITALBRIDGE 2022 PROXY STATEMENT | **77**

FREQUENTLY ASKED QUESTIONS AND ANSWERS If you require assistance in changing or revoking your proxy, please contact the Company’s proxy solicitor: D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, NY 10005 Banks and Brokers Call Collect: (212) 269-5550 All Others Call Toll-Free: (866) 342-4882 Email: DBRG@dfking.com What happens if additional matters are presented at the 2022 Annual Meeting? We know of no other matters other than the items of business described in this Proxy Statement that can be considered at the 2022 Annual Meeting. If other matters requiring a vote do properly come before the 2022 Annual Meeting, any proxies received by us will be voted in the discretion of the proxy holders. Who will count the votes? A representative of American Stock Transfer & Trust Company, LLC will be present at the meeting to count the votes and act as the independent inspector of election. We will publish the voting results in a filing with the SEC by the fourth business day after the 2022 Annual Meeting. Who pays the cost of this proxy solicitation? As this proxy solicitation is by and on behalf of the Board of Directors, the Company will pay the cost of preparing, assembling and mailing the proxy materials. We will also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners and will reimburse them for their reasonable expenses in doing so. The Company has retained D.F. King to provide proxy solicitation services. Under our agreement with D.F. King, D.F. King will receive a fee of up to $12,500 plus the reimbursement of reasonable expenses. D.F. King will solicit proxies by mail, telephone, facsimile or email. Is this proxy statement the only way that proxies are being solicited? Certain officers, directors, employees or other representatives of the Company may also solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so. Attend Our 2022 Annual Meeting of Stockholders Date and Time Location Record Date The 2022 Annual Meeting will be held on Tuesday, May 4, 2022 commencing at 11:00 a.m. Eastern Time. The 2022 Annual Meeting will be held in a virtual meeting format only and can be accessed online at https://web.lumiagm.com/286413441. There is no physical location for the 2022 Annual Meeting. 78 | DIGITALBRIDGE 2022 PROXY STATEMENT May 4, 2022, https://web.lumiagm.com/286413441 March 15, 2022 at 11:00 a.m., Eastern Time

FREQUENTLY ASKED QUESTIONS AND ANSWERS To attend and participate in the virtual Annual Meeting, please visit https://web.lumiagm.com/286413441. Click on “I have a control number” enter the control number found on your notice of meeting or proxy card you previously received and enter the password digitalbridge2022 (the password is case sensitive). You will be able to submit questions during the meeting via live audio webcast. During the Annual Meeting, we will attempt to answer as many questions submitted by stockholders as time permits. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business. Additionally, if we receive substantially similar questions, we may group such questions together and provide a single response for efficiency and to avoid repetition. If your shares are held in “street name” through a broker, bank or other nominee, in order to participate in the live webcast of the Annual Meeting you must first obtain a legal proxy from your bank, broker or other nominee reflecting the number of shares you held as of the record date for the 2022 Annual Meeting, your name and email address. You must then submit a request for registration to American Stock Transfer & Trust Company, LLC: (1) (2) (3) by email to proxy@astfinancial.com; by facsimile to 718-765-8730; or by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC by no later than 5:00 p.m. Eastern Standard Time on April 27, 2022. Online access to the webcast will open 30 minutes prior to the start of the 2022 Annual Meeting to allow time for you to log-in and test your device. We encourage you to access the website in advance of the designated start time. DIGITALBRIDGE 2022 PROXY STATEMENT | 79

OTHER INFORMATION Stockholder Proposals and Director Nominations for 2023 Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are eligible for consideration for inclusion in the proxy statement for the 2023 annual meeting of stockholders if they are received at our principal executive office, on or before December 2, 2022. In addition to satisfying the advance notice requirements under our bylaws, to comply with the universal proxy rules under the Securities Exchange Act of 1934, as amended, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than March 5, 2023. Proposals received from stockholders submitted outside of Rule 14a-8 under the Exchange Act or for a director nomination must comply with the advance notice and other requirements set forth in our bylaws in order to be presented at an annual meeting. These requirements currently include, in part, the requirement that any such proposal or nomination must, with certain exceptions if the date of the 2023 annual meeting of stockholders is advanced or delayed more than 30 days from the first anniversary of the date of this year’s annual meeting, be submitted to the Secretary of the Company at our principal executive office at least 120 and not more than 150 days prior to the first anniversary of the date of this year’s Proxy Statement (or between November 2, 2022 and 5:00 p.m., Eastern Time, on December 2, 2022, based on the date of this year’s Proxy Statement, as defined in our bylaws, of April 1, 2022). Annual Report A copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2021 is being mailed with these proxy materials to stockholders entitled to vote at the annual meeting. In addition, a copy of our Annual Report on Form 10-K for the year ended December 31, 2021, will be sent to any stockholder without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to: DigitalBridge Group, Inc., Attn: Chief Legal Officer and Secretary. 750 Park of Commerce Drive, Suite 210, Boca Raton, FL 33487 If you would like to receive future stockholder communications via the Internet exclusively, and no longer receive any material by mail, please visit http://www.astfinancial.com and click on “Login” to enroll. Please enter your account number and tax identification number to log in, then select “Receive Company Mailings via E-Mail” and provide your e-mail address. 80 | DIGITALBRIDGE 2022 PROXY STATEMENT

OTHER INFORMATION Where You Can Find More Information We make available free of charge through our website at www.digitalbridge.com under the heading “Shareholders—SEC Filings” the periodic reports and other information we file with the SEC, as required by the Exchange Act. Copies may also be accessed electronically by means of the SEC home page on the Internet, at www.sec.gov. Eliminating Duplicate Mailings If you share an address with one or more other stockholders, you may have received notification that you will receive only a single copy of the Annual Report for your entire household unless you or another stockholder at that address notifies our transfer agent that they wish to continue receiving individual copies. This practice, known as “householding,” is designed to reduce printing and mailing costs. If you wish to receive free of charge a separate Annual Report this year or in the future, or if you are receiving multiple copies at your address and would like to enroll in “householding,” please contact our transfer agent, American Stock Transfer & Trust Company, LLC, our transfer agent, at 1-800-937-5449. If you own your shares in “street name,” please contact your broker, bank, trustee or other intermediary to make your request. Incorporation by Reference In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on or accessible through these websites is not part of this Proxy Statement. Non-GAAP Financial Measures and Certain Other Definitions We refer to non-GAAP financial measures and certain other metrics within this Proxy Statement. The below provides definitions for these measures and metrics. Throughout this proxy statement, consolidated figures represent the interest of both the Company (and its subsidiary DigitalBridge Operating Company, LLC or the “DBRG OP”) and noncontrolling interests. Figures labeled as DBRG OP share represent the Company’s pro-rata share. DIGITALBRIDGE 2022 PROXY STATEMENT | 81

OTHER INFORMATION Fee-earning equity under management (FEEUM) Equity for which the Company and its affiliates provides investment management services and derives management fees and/or performance allocations. FEEUM generally represents the basis used to derive fees, which may be based on invested equity, stockholders’ equity, or fair value pursuant to the terms of each underlying investment management agreement. The Company's calculations of FEEUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Digital operating earnings before interest, taxes, depreciation and amortization for real estate (EBITDAre) and adjusted EBITDA The Company calculates EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts, which defines EBITDAre as net income or loss calculated in accordance with GAAP, excluding interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. The Company calculates Adjusted EBITDA by adjusting EBITDAre for the effects of straight-line rental income/expense adjustments and amortization of acquired above-and below-market lease adjustments to rental income, revenues and corresponding costs related to the delivery of installation services, equity-based compensation expense, restructuring and transaction related costs, the impact of other impairment charges, gains or losses from sales of undepreciated land, gains or losses from foreign currency remeasurements, and gains or losses on early extinguishment of debt and hedging instruments. The Company uses EBITDAre and Adjusted EBITDA as supplemental measures of our performance because they eliminate depreciation, amortization, and the impact of the capital structure from its operating results. EBITDAre represents a widely known supplemental measure of performance, EBITDA, but for real estate entities, which we believe is particularly helpful for generalist investors in REITs. EBITDAre depicts the operating performance of a real estate business independent of its capital structure, leverage and non-cash items, which allows for comparability across real estate entities with different capital structure, tax rates and depreciation or amortization policies. Additionally, exclusion of gains on disposition and impairment of depreciated real estate, similar to FFO, also provides a reflection of ongoing operating performance and allows for period-over-period comparability. However, because EBITDAre and Adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes and are not adjusted for capital expenditures or other recurring cash requirements, their utilization as a cash flow measurement is limited. Digital investment management fee related earnings (Digital IM FRE or FRE) The Company calculates FRE for its investment management business within the digital segment as base management fees, other service fee income, and other income inclusive of cost reimbursements, less compensation expense excluding equity-based compensation, carried interest and incentive compensation, administrative expenses (excluding fund raising placement agent fee expenses), and other operating expenses related to the investment management business. The Company uses FRE as a supplemental performance measure as it may provide additional insight into the profitability of the overall digital investment management business. 82 | DIGITALBRIDGE 2022 PROXY STATEMENT

OTHER INFORMATION NON-GAAP FINANCIAL MEASURES—RECONCILIATIONS FY 2021 ($ in thousands) DIGITALBRIDGE 2022 PROXY STATEMENT | 83 Digital IM net income (loss)90,915 Adjustments: Interest income4,748 Investment and servicing expense20 Depreciation and amortization29,380 Compensation expense—equity-based12,570 Compensation expense—carried interest and incentive65,890 Administrative expenses—straight-line rent197 Administrative expenses—placement agent fee10,967 Incentive/performance fee income(11,522) Equity method (earnings) losses (101,812) Other (gain) loss, net(797) Income tax (benefit) expense7,184 Digital IM FRE107,740 DBRG OP share of Digital IM FRE / Adjusted EBITDA71,322 Digital Operating net income (loss) from continuing operations(230,841) Adjustments:0 Interest expense125,388 Income tax (benefit) expense(79,075) Depreciation and amortization495,341 EBITDAre:310,813 Straight-line rent expenses and amortization of above-and below-market lease intangibles355 Compensation expense—equity-based2,842 Installation services(505) Transaction, restructuring & integration costs 14,899 Other gain/loss, net1,290 Digital Operating Adjusted EBITDA329,694 DBRG OP share of Digital Operating Adjusted EBITDA55,560

ANNUAL MEETING OF STOCKHOLDERS OF DIGITALBRIDGE GROUP, INC. May 4, 2022 THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” ALL DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 00003333333333300000 2 050422 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. 1. To elect nine directors from the nominees named in the proxy statement to serve oneyear terms expiring at the 2023 annual meeting of stockholders. Sháka Rasheed J. Braxton Carter Gregory J. McCray Jeannie H. Diefenderfer Marc C. Ganzi Dale Anne Reiss Jon A. Fosheim Nancy A. Curtin John L. Steffens 2. To approve an ad visory proposal reg ard ing t he c ompensatio n paid to Digi talBridge Group, Inc.’s named e xecutive offi cers. 3. To ratify t he appointment of Ernst & Young LLP as independent public auditor for the fiscal year endi ng December 31, 2022. 4. In their d iscretion, the proxies are au thorized to vote up on such other busin ess as m ay properly come before the meeting. FOR AGAINST ABSTAIN INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet, please visit https://web.lumiagm.com/286413441; passcode: digitalbridge2022 and be sure to have your control number available. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. 22-8229-2 C2.1 P3

APPENDIX A: PROXY CARD

ANNUAL MEETING OF STOCKHOLDERS OF

DIGITALBRIDGE GROUP, INC.

May 4, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON MAY 4, 2022.
The Notice of Meeting, Proxy Statement and Annual Report are available at http://www.astproxyportal.com/ast/21248

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

00003333333333300000 2 050422

THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" ALL DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

	FOR	AGAINST	ABSTAIN
1. To elect nine directors from the nominees named in the proxy statement to serve one-year terms expiring at the 2023 annual meeting of stockholders.			
Shaka Rasheed	☐	☐	☐
J. Braxton Carter	☐	☐	☐
Gregory J. McCray	☐	☐	☐
Jeannie H. Diefenderfer	☐	☐	☐
Marc C. Ganzi	☐	☐	☐
Dale Anne Reiss	☐	☐	☐
Jon A. Fosheim	☐	☐	☐
Nancy A. Curtin	☐	☐	☐
John L. Steffens	☐	☐	☐
2. To approve an advisory proposal regarding the compensation paid to DigitalBridge Group, Inc.'s named executive officers.	☐	☐	☐
3. To ratify the appointment of Ernst & Young LLP as independent public auditor for the fiscal year ending December 31, 2022.	☐	☐	☐

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

A-2 | **DIGITALBRIDGE** 2022 PROXY STATEMENT

• 0 DIGITALBRIDGE GROUP, INC. Proxy for Annual Meeting of Stockholders on May 4, 2022 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Jacky Wu and Ronald M. Sanders, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of common stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of DigitalBridge Group, Inc., to be held virtually at https://web.lumiagm.com/286413441; passcode: digitalbridge2022 (unique 11-digit control number required) on May 4, 2022 at 11:00 A.M. Eastern Time, and at any adjournments or postponements thereof, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting instructions are not provided and the signed card is returned, the proxies will vote in accordance with the Board of Directors recommendations listed on the reverse side. (Continued and to be signed on the reverse side.) 14475 • 1-1